UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

FTI CONSULTING, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:
SEC 1913 (04-05)
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

777 South Flagler Drive
Phillips Point
Suite 1500 West Tower
West Palm Beach, Florida 33401
(561) 515-1900

April 18, 2011
Dear Stockholder:

     I would like to extend an invitation for you to join us at our 2011 Annual Meeting of Stockholders on Wednesday, June 1, 2011, at 9:30 a.m., Eastern Daylight Time, at our executive office located at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401.

     This year, we are again furnishing the proxy materials to stockholders primarily over the Internet. Therefore, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials. This method expedites the receipt of your proxy materials, lowers the costs of our annual meeting and helps to conserve natural resources.

     At this year’s meeting, you will be asked to elect three Class III directors, approve the amendment to the Company’s Charter to declassify the Board of Directors beginning this year as contemplated by the Articles of Amendment, approve the adoption of the 2011 FTI Consulting, Inc. Incentive Compensation Plan, ratify KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011, cast advisory (non-binding) votes with respect to the compensation of our named executive officers and the frequency of the advisory vote on the compensation of our named executive officers, and act upon such other business as may properly come before the meeting or any postponement or adjournment of such meeting.

     Attached you will find a notice of meeting and proxy statement, which contains further information regarding these proposals and the meeting. If you plan to attend the meeting in person, please respond affirmatively to the request for that information on the Internet, or mark that box on the proxy card if you received paper copies of the proxy materials. You will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

     Whether or not you plan to attend the meeting in person, your vote is important to us. You can ensure that your shares are represented by promptly voting by telephone or the Internet, or by completing, signing, dating and returning your proxy card in the return envelope.

Sincerely,

JACK B. DUNN, IV
President and Chief Executive Officer

FTI CONSULTING, INC.
NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

Date: June 1, 2011
Time: 9:30 a.m., EDT
Place: FTI Consulting, Inc., Executive Office, 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401

Dear Stockholder:

     Notice is hereby given that the 2011 Annual Meeting of Stockholders of FTI Consulting, Inc., a Maryland corporation, will be held at the location, on the date and at the time specified above. At the meeting, we will ask you to:
  elect as Class III directors the three nominees named in the proxy statement;

  consider and act upon a proposal to approve the amendment to the Charter of the Company to declassify the Board of Directors as contemplated by the Articles of Amendment;

  consider and act upon a proposal to approve the 2011 FTI Consulting, Inc. Incentive Compensation Plan;

  consider and act upon a proposal to ratify the retention of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011;

  approve, in an advisory (non-binding) vote, the compensation of the named executive officers as disclosed in the proxy statement;

  cast an advisory (non-binding) vote on whether to hold future advisory (non-binding) votes on executive compensation every one, two or three years; and

  transact any other business as may properly come before the meeting or any postponement or adjournment thereof to the extent permitted by applicable law.
     The Board of Directors recommends a vote FOR the election of each of the three nominees for Class III director named in the proxy statement, FOR the approval of the amendment to the Charter of the Company to declassify the Board of Directors, FOR approval of the 2011 FTI Consulting, Inc. Incentive Compensation Plan, FOR the ratification of the retention of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011, and FOR approval of the compensation of the named executive officers as described in the proxy statement for the 2011Annual Meeting of Stockholders. The Board of Directors of the Company is recommending that the advisory vote on executive compensation be conducted every three years.

     Stockholders of record at the close of business on March 21, 2011, will be entitled to notice of and to vote at the 2011 Annual Meeting of Stockholders and any postponement or adjournment of the meeting.

By Order of the Board of Directors,

JOANNE F. CATANESE
Associate General Counsel and Secretary
April 18, 2011

Every stockholder’s vote is important. Please vote as promptly as possible by using the Internet, the telephone or by completing, signing, dating and returning a proxy card, even if you plan to attend the meeting in person. See our questions and answers about the meeting for information about voting by Internet, telephone or mail, how to revoke a proxy and how to vote shares in person.

i

777 South Flagler Drive
Phillips Point
Suite 1500 West Tower
West Palm Beach, Florida 33401
(561) 515-1900

April 18, 2011

——————————
PROXY STATEMENT FOR 2011 ANNUAL MEETING OF STOCKHOLDERS
——————————

     The 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of FTI Consulting, Inc., a Maryland corporation (the “Company” or “FTI”), will be held on June 1, 2011, at 9:30 a.m., Eastern Daylight Time, at FTI Consulting, Inc.’s executive office, located at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401.

     Our Board of Directors (“Board”) is furnishing you a proxy statement to solicit proxies on its behalf to be voted at our Annual Meeting because you were a stockholder at the close of business on March 21, 2011, the record date for the Annual Meeting, and are entitled to vote at the Annual Meeting or any postponement or adjournment of the meeting. This proxy statement provides information that you should read before you vote on the proposals that will be presented to you at the Annual Meeting and is intended to assist you in deciding how to vote your shares.

     On or about April 18, 2011, we began mailing or e-mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our 2010 Annual Report to Stockholders online and we began sending a full set of the proxy materials and 2010 Annual Report to Stockholders to stockholders who previously requested delivery in paper copy.

INFORMATION ABOUT THE 2011 ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

     As a stockholder, you are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this proxy statement. The proxy materials include the proxy statement for that meeting and our 2010 Annual Report to Stockholders. If you received a paper copy of these materials by mail or e-mail, the proxy materials also include a proxy card or voting instruction card for the Annual Meeting.

     The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the three nominees for Class III director named in this proxy statement, information about our Board and its Committees, the compensation of non-employee directors and our Chief Executive Officer, Chief Financial Officer, our former Chief Financial Officer who left the Company in March 2010, and the three other most highly paid executive officers for the year ended December 31, 2010, and certain other information we are required to provide to you.

When and where will FTI hold the 2011 Annual Meeting of Stockholders?

     FTI’s Annual Meeting will be held on Wednesday, June 1, 2011, at 9:30 a.m., Eastern Daylight Time, at FTI Consulting, Inc.’s executive office, located at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401, telephone no. (561) 515-1900.

Why did I receive a Notice of Internet Availability of Proxy Materials?

     We are pleased to continue to use the U.S. Securities and Exchange Commission (“SEC”) rule that allows companies to furnish proxy materials over the Internet. As permitted under the SEC rule, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail or e-mail to many stockholders instead of paper copies of the proxy materials. All stockholders receiving the Notice will have the ability to access this proxy statement and our 2010 Annual Report to Stockholders for the fiscal year ended December 31, 2010 on a website referred to in the Notice or to request a printed set of these materials at no charge. Instructions on how to access these materials over the Internet or to request printed copies may be found in the Notice or the e-mail accompanying the Notice. Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder’s election to receive proxy materials by e-mail will remain in effect until the stockholder terminates it.

     Your Notice will contain instructions on how to:
  view our proxy materials for the Annual Meeting on the Internet;

  view our 2010 Annual Report to Stockholders on the Internet; and

  instruct us to send future proxy materials to you electronically by e-mail.
Why did I receive a Notice by e-mail?

     We are providing the Notice by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where the proxy materials are available and a link to the proxy voting website.

Can I vote my shares by filling out and returning the Notice?

     No. The Notice identifies the items to be voted on at the Annual Meeting but you cannot vote by marking and returning the Notice. The Notice provides instructions on how to vote by Internet, by telephone, by requesting a paper proxy card, or by attending the Annual Meeting and submitting a ballot in person.

Why did I receive paper copies of the proxy materials and the 2010 Annual Report to Stockholders?

     We are providing some of our stockholders, including stockholders who have previously requested paper copies of the proxy materials, and some of our stockholders who live outside of the United States, with paper copies of this proxy statement and the 2010 Annual Report to Stockholders, instead of the Notice. In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

How can I request paper copies of the proxy materials and annual report?

     Stockholders will find instructions about how to obtain paper copies of the proxy materials and annual report on the Notice. Stockholders receiving an e-mail will find instructions about how to obtain paper copies as part of the e-mail.

Who pays the costs of the proxy solicitation?

     FTI will pay the cost of soliciting proxies. In addition to the mailing and e-mailing of the Notice and these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our officers and employees, who will not receive any additional compensation for such solicitation activities.

How many votes must be present to hold the Annual Meeting?

     As of the close of business on March 21, 2011, the record date for the Annual Meeting, 41,727,239 shares of our common stock were issued and outstanding. A quorum must be present at the Annual Meeting in order to transact business. A quorum will be present if a majority of the shares of common stock entitled to vote are represented at the Annual Meeting, either in person or by proxy. If a quorum is not present, a vote cannot occur, in which case the Annual Meeting may be adjourned until such time as a quorum is present.

     Abstentions from voting on a proposal and broker non-votes are counted for determining whether a quorum is present. If a broker does not return a properly executed proxy, then the holder is not deemed present for quorum purposes. Stockholders who return a properly executed proxy (whether or not the stockholder votes, abstains from vote or withholds voting authority with respect to the election of a director) are present for purposes of determining whether a quorum is present.

What items of business will be voted on at the Annual Meeting?

     At the Annual Meeting, we will ask you to:
  elect as Class III directors the three nominees named in the proxy statement;

  consider and act upon a proposal to approve the amendment to the Charter of the Company to declassify the Board of Directors as contemplated by the Articles of Amendment;

  consider and act upon a proposal to approve the 2011 FTI Consulting, Inc. Incentive Compensation Plan;

  consider and act upon a proposal to ratify the retention of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011;

  approve, in an advisory (non-binding) vote, the compensation of the named executive officers as disclosed in the proxy statement;

  cast an advisory (non-binding) vote on whether to hold future advisory (non-binding) votes on executive compensation every one, two or three years; and

  transact any other business as may properly come before the meeting or any postponement or adjournment thereof to the extent permitted by applicable law.
How do I vote my shares?

     You have one vote for each share of our common stock that you owned of record at the close of business on March 21, 2011. Even if you plan to attend the Annual Meeting in person, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend the meeting. By voting by proxy, you will be directing the designated person or persons as your proxies to vote your shares of common stock at the Annual Meeting in accordance with your instructions.

  How can I vote in person? Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. To vote in person, you must attend the Annual Meeting and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record may be voted in person at the Annual Meeting only if you obtain a legal proxy giving you the right to vote such shares from the broker, bank or other nominee or fiduciary that is the record holder of your shares.

  How can I vote by Internet? Stockholders who received a Notice by mail or e-mail may submit proxies over the Internet by following the instructions on the Notice or the e-mail. Stockholders who have received paper copies of the proxy materials, including a proxy card or voting instruction card, may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on May 31, 2011. You will be given the opportunity to confirm that your instructions have been properly recorded.

  How can I vote by telephone? If you are a registered “record” stockholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, American Stock Transfer & Trust Company, you may also vote by telephone by calling 1-800-690-6903, toll-free, and following the instructions. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on May 31, 2011. Stockholders who are beneficial owners and who receive paper voting instruction cards may vote by telephone by calling the number specified on the voting instruction card provided by their broker, bank or other nominee or fiduciary. Those stockholders should check the voting instruction cards for telephone voting availability.

  How can I vote by mail? Stockholders who have received a paper copy of a proxy card or voting instruction card may submit proxies by completing, signing and dating their proxy card or voting instruction card and returning it in the accompanying pre-addressed envelope. IF YOU DECIDE TO VOTE BY MAIL, YOUR PROXY CARD WILL BE VALID ONLY IF YOU COMPLETE, SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING DATE.
     If you vote via the Internet or by telephone, please do not return a paper proxy card to vote your shares.

What does it mean if I received more than one proxy card or instruction form?

     If you receive more than one proxy card or instruction form, it means that you have multiple accounts with our transfer agent and/or a broker, bank or other nominee or fiduciary or you may hold shares in different ways or in multiple names (such as through joint tenancy, trusts and custodial accounts). Please vote all of your shares.

Will my shares be voted if I do not complete, sign, date and return my proxy card or voting instruction card?

     If you are a registered “record” stockholder and do not vote your shares by Internet, by telephone or by completing, signing, dating and returning a paper proxy card, your shares will not be voted unless you attend the Annual Meeting and vote in person.

     If your shares are held in a brokerage account or by another nominee or fiduciary, you are considered the “beneficial owner” of shares held in “street name,” and must follow the voting instructions forwarded to you by or on behalf of your broker, bank or other nominee or fiduciary. Brokerage firms, banks and other fiduciaries or nominees are required to request voting instructions for shares they hold on behalf of customers and others. As the beneficial owner, you have the right to direct your broker, bank or other nominee or fiduciary how to vote and you are also invited to attend the Annual Meeting. We encourage you to provide instructions to your broker, bank or other nominee or fiduciary to vote your shares. Since a beneficial owner is not the record stockholder, you may not vote the shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or other nominee or fiduciary that holds your shares giving you the right to vote the shares at the meeting.

     Even if you do not provide voting instructions on your instruction form, if you hold shares through an account with a broker, bank or other nominee or fiduciary, your shares may be voted. Brokerage firms have the authority under New York Stock Exchange (“NYSE”) rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. Proposal 4 to ratify the retention of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011, is considered a routine matter for which brokers, banks or other nominees or fiduciaries may vote in the absence of specific instructions.

     When a proposal is not considered “routine” and the broker, bank or other nominee or fiduciary has not received voting instructions from the beneficial owner of the shares with respect to such proposal, such firm cannot vote the shares on that proposal. Proposal No. 1, to elect the three nominees as Class III directors, Proposal No. 2 to consider and vote upon a proposal to approve the amendment to the Charter of the Company to declassify the Board as contemplated by the Articles of Amendment, Proposal No. 3 to approve the 2011 FTI Consulting, Inc. Incentive Compensation Plan, and Proposals No, 5 and 6 to cast advisory (non-binding) votes on executive compensation matters, are all non-routine proposals and brokerage firms and other nominees or fiduciaries may not vote on such proposals in the absence of specific instructions. This means that brokerage firms and other nominees and fiduciaries that have not received voting instructions from their clients on these matters may not vote on these proposals. These votes which in accordance with stock exchange rules cannot be cast by a broker, nominee or other fiduciary on non-routine matters are known as “broker non-votes.”

How will my shares of FTI common stock be voted if I do not specify my voting instructions on the proxy card?

     If you sign, date and return a proxy card but do not complete voting instructions for a proposal, then your shares will be voted with respect to such proposal by the named proxies as follows:
  FOR the election of the three nominees for Class III directors named in the proxy statement;

  FOR approval of the amendment to the Charter of the Company to declassify the Board as contemplated by the Articles of Amendment;

  FOR approval of the 2011 FTI Consulting, Inc. Incentive Compensation Plan;

  FOR the ratification of the retention of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2011;

  FOR the approval, in an advisory (non-binding) vote, of the compensation of the named executive officers as disclosed in the proxy statement;

  FOR approval to submit the advisory (non-binding) resolution to approve named executive officer compensation to an advisory (non-binding) vote of stockholders every three years; and

  in accordance with the discretion of the named proxies on any other business that may properly come before the Annual Meeting or any postponement or adjournment of the meeting to the extent permitted by applicable law.
How can I revoke my proxy and change my vote prior to the meeting?

     You may change your vote at any time prior to the vote taken at the Annual Meeting. You may revoke or change your vote in any one of four ways:
  You may notify our Corporate Secretary, at FTI Consulting, Inc. 500 East Pratt Street, Suite 1400, Baltimore, MD 21202, in writing that you wish to revoke your proxy.

  You may submit a proxy dated later than your original proxy.

  You may attend the Annual Meeting and vote by ballot if you are a stockholder of record. Merely attending the Annual Meeting will not by itself revoke a proxy. You must submit a ballot and vote your shares of common stock at the Annual Meeting.

  For shares you hold beneficially or in street name, you may change your vote by submitting a later dated voting instruction form to your broker, bank or other nominee or fiduciary, or if you obtained a legal proxy from your broker, bank nominee or fiduciary giving you the right to vote your shares, by attending the meeting and voting in person.

How many votes will be needed to approve each of this year’s proposals?

Proposal No. 1: Elect as Class III directors the three nominees named in the proxy statement	The three nominees for election as Class III directors will be elected by a “plurality” of the votes cast at the meeting. This means that the three nominees who receive the highest number of “FOR” votes will be elected as the Class III directors. Withhold votes and broker non-votes will have no effect on the results of the vote on Proposal 1.

Proposal No. 2: Approve the Amendment to the Charter to the Company to Declassify the Board of Directors pursuant to the Articles of Amendment
The approval of the amendment to the Charter of the Company to declassify the Board as contemplated by the Articles of Amendment, requires the affirmative vote of a majority of votes entitled to be cast on this proposal. Shares which are represented by broker non-votes and shares which are cast as abstentions will have the effect of a vote against Proposal No. 2.

Proposal No 3: Approve the 2011 FTI Consulting, Inc. Incentive Compensation Plan
Approval of the 2011 FTI Consulting, Inc. Incentive Compensation Plan requires a majority of the votes cast at the Annual Meeting to be voted “FOR” this proposal. Abstentions and broker non-votes will not be counted as votes cast either for or against Proposal 3 and will have no effect on the results of the vote on this proposal.

Proposal No. 4: Ratify the retention of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011
Ratification of the retention of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011 requires a majority of the votes cast at the Annual Meeting to be voted “FOR” this proposal. Abstentions and broker non-votes will not be counted as votes cast either for or against Proposal 4 and will have no effect on the results of the vote on this proposal.

Proposal No. 5: Approve, in an advisory (non-binding) vote, the compensation of the named executive officers as disclosed in the proxy statement
The approval of a resolution approving the compensation of our named executive officers as disclosed in this proxy statement is an advisory (non-binding) vote, however, the Board and the Compensation Committee will consider the affirmative vote of a majority of the votes cast “FOR” the proposal as approval of the compensation paid to the Company’s named executive officers as disclosed in this proxy statement. Abstentions and broker non-votes will not be counted as votes cast either for or against Proposal 5 and will have no effect on the results of the vote on this proposal.

Proposal No. 6: Conduct an advisory (non-binding) vote on whether to hold future advisory (non-binding) votes on executive compensation every one, two or three years
The determination of how often a resolution to approve named executive officer compensation will be submitted to an advisory (non-binding) vote of stockholders will be determined by a majority of the votes cast at the meeting, except that if no option receives a majority of the votes cast at the meeting, we will consider the option that receives the most votes as the option selected by stockholders. Abstentions and broker non-votes will not be counted as votes cast either for or against Proposal 6 and will have no effect on the results of the vote on this proposal.

How does the Board recommend that I vote and how will the proxies vote my shares if I return a properly executed proxy but do not vote on a proposal?

     If you return a properly executed proxy without voting, the shares will be voted as recommended by our Board, as follows:
  FOR the election of the three nominees for Class III directors named in the proxy statement;

  FOR the approval of the amendment to the Charter of the Company to declassify the Board as contemplated by the Articles of Amendment;

  FOR the approval of the 2011 FTI Consulting, Inc. Incentive Compensation Plan;

  FOR the ratification of the retention of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2011;

  FOR the approval, in an advisory (non-binding) vote, of the compensation of the named executive officers as disclosed in the proxy statement; and

  FOR holding an advisory (non-binding) vote of stockholders to approve named executive officer compensation once every three years.
ADDITIONAL INFORMATION

     On or about April 18, 2011, we began sending a Notice of Internet Availability of Proxy Materials, including Internet availability of the 2010 Annual Report to Stockholders, or proxy statement and the 2010 Annual Report to Stockholders in paper copy, to the Company’s stockholders of record as of the close of business on March 21, 2011. The 2010 Annual Report to Stockholders does not constitute a part of the proxy solicitation material. The 2010 Annual Report to Stockholders provides you with additional information about the Company. Copies of our Notice of Annual Meeting, proxy statement, and 2010 Annual Report to Stockholders are available on the Company’s website at http://www.fticonsulting.com, under About FTI – Governance – Corporate Literature and under Investor Relations – Frequently Requested Information. The Company’s 2010 Annual Report on Form 10-K for the year ended December 31, 2010, as well as other information, is also available on our website at: http://www.fticonsulting.com, under Investor Relations – SEC Filings.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

PROPOSAL NO. 1 — ELECT AS CLASS III DIRECTORS THE THREE NOMINEES NAMED IN THE PROXY STATEMENT

     Current Classified Board Structure and Proposed Declassification of the Board. Currently, our Board is divided into three classes of nine directors, with Class I having two directors, Class II having four directors and Class III having three directors. The members of each class are elected for three-year terms and until their successor are elected and qualify. The term of each class expires at successive meetings so that stockholders elect one class of directors at each annual meeting. Class III directors will stand for election by stockholders at this Annual Meeting.

     If stockholders do not approve Proposal No. 2 to approve the amendment to the Charter of the Company as contemplated by the Articles of Amendment (the “FTI Charter Amendment”) to declassify the Board, the terms of the Class I directors and Class II directors will expire at the annual meetings of stockholders to be held in 2012 and 2013, respectively, and when their successors are duly elected and qualify. If stockholders do not approve the FTI Charter Amendment, the director nominees for Class III directors will stand for re-election to three years terms expiring at the 2014 annual meeting of stockholders and when their successors are duly elected and qualify. See “Information About the Board of Directors and Committees – Nominating and Corporate Governance Committee – Director Nomination Process – Identification and Nomination of Candidates as Class III Directors for Election at 2011 Annual Meeting of Stockholders” for a discussion of the director qualification, identification, nomination and appointment process.

     If the FTI Charter Amendment is approved by stockholders at the Annual Meeting, the declassification of the Board will occur as follows:
  The terms of office of those directors elected at this Annual Meeting will expire at the 2012 annual meeting of stockholders and when their successors are elected and qualify.

  The continuing directors whose current terms will expire at the 2012 and 2013 annual meetings of stockholders (the Class I directors and the Class II directors, respectively) will serve the remainder of their terms.

  At the 2012 annual meeting of stockholders, the directors elected at this Annual Meeting and the directors elected at the 2009 annual meeting of stockholders (the Class I directors) will be up for election and the nominees for director at that meeting will stand for election for a one-year term expiring at the 2013 annual meeting of stockholders and when their successors are duly elected and qualify.

  Beginning with the 2013 annual meeting of stockholders, all the nominees for director at that meeting will stand for election for one-year terms expiring at the next annual meeting of stockholders and when their successors are duly elected and qualify.
     The FTI Charter Amendment, if approved by stockholders, will become effective upon acceptance for record of the Articles of Amendment by the State Department of Assessments and Taxation of Maryland (“SDAT”). We expect to file the Articles of Amendment with the SDAT as soon as practicable after the FTI Charter Amendment has been approved at the Annual Meeting. Because the Articles of Amendment must be accepted for record by the SDAT prior to the election of directors at the Annual Meeting, the Board intends to briefly adjourn the Annual Meeting until the Articles of Amendment become effective.

     2011 Nominees for Director. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following three persons for election as Class III directors at this Annual Meeting:

Mark H. Berey

Jack B. Dunn, IV

Gerard E. Holthaus

     Messrs. Berey, Dunn and Holthaus currently are Class III directors of the Company. Messrs. Berey and Holthaus have been directors since 2004 and Mr. Dunn has been a director since 1992. The Board has affirmatively concluded that Messrs. Berey and Holthaus qualify as independent directors under our Categorical Standards of Director Independence and the independence standards established under Section 303A of the NYSE corporate governance rules. Mr. Dunn is the President and Chief Executive Officer of the Company and as a member of management does not qualify as independent. More detailed information about the Board’s determination of director independence is provided in the section of this proxy statement titled “Information About the Board of Directors and Committees — Independence of Directors.”

     We do not know any reason why any nominee would be unable to serve as a director. If any nominee cannot serve for any reason (which is not anticipated), the Nominating and Corporate Governance Committee may identify and recommend a candidate or candidates to the Board as a potential substitute nominee or nominees. If that happens, we will vote all valid proxies for the election of the substitute nominee or nominees designated by the Board. Alternatively, the Board may determine to keep a vacancy open or reduce the size of the class of directors and the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named.

     More detailed information about each of the nominees is provided in the section of this proxy statement titled “Information About the Board of Directors and Committees – Information About the Nominees for Class III Director and the Other Directors.”

     Stockholder Approval Required. The three nominees for election as Class III directors will be elected by a “plurality” of the votes cast at this meeting. This means that the three nominees who receive the highest number of “FOR” votes will be elected as Class III directors of the Company.

The Board of Directors Unanimously Recommends That You Vote FOR the Election of
All Three of the Nominees as Directors.

INDEPENDENCE OF DIRECTORS

     For a director to be considered independent, the Board must affirmatively determine that the director does not have any direct or indirect material relationship with the Company or its subsidiaries, and is not otherwise automatically disqualified by the Company’s Categorical Standards of Director Independence and the independence standards as set forth in Section 303A of the NYSE corporate governance rules. The Board has established Categorical Standards of Director Independence, which are the same as the NYSE Section 303A standards governing director independence, as currently in effect, and recognizes that a director is “independent” if he or she does not have a material relationship with the Company (directly or as a partner, stockholder or officer of an organization that has a relationship with us), considering all facts and circumstances that the Board determines are relevant.

     The Board, upon the recommendation of the Nominating and Corporate Governance Committee, determined that each of the following non-employee directors who served during the year ended December 31, 2010, satisfied the independence requirements set forth in the Company’s Categorical Standards of Director Independence and Section 303A of the NYSE corporate governance rules during that year. Our Categorical Standards of Director Independence are available on our website at http://www.fticonsulting.com, under About FTI—Governance.

(1)	Brenda J. Bacon	(4)	James W. Crownover
(2)	Mark H. Berey	(5)	Matthew F. McHugh
(3)	Denis J. Callaghan	(6)	Gerard E. Holthaus

     During 2010, the Board determined that George P. Stamas, a Partner with Kirkland & Ellis, LLP (“K&E”), has a material indirect relationship with the Company, based on the corporate legal services that K&E provides to the Company. Fees paid by the Company to K&E amounted to less than the greater of $1.0 million or 2% of that firm’s consolidated gross revenues for each of 2010, 2009 and 2008 and, accordingly, Mr. Stamas is not automatically disqualified from being independent under the NYSE rules. Jack B. Dunn, IV and Dennis J. Shaughnessy do not qualify as independent directors because they are executive officers of the Company. In 2010 and during the preceding three years, we have not made charitable contributions to any organization in which a director serves as an employee, officer, director or trustee, which in any single year exceeded the greater of $1.0 million or 2% of such organization’s gross revenues.

INFORMATION ABOUT THE NOMINEES FOR CLASS III DIRECTOR AND THE OTHER DIRECTORS

     Messrs. Berey, Dunn and Holthaus are currently the Class III directors of the Company. The Class III nominees as directors were recommended for nomination by the Nominating and Corporate Governance Committee, and nominated by the full Board, on March 21, 2011. See “Information About the Board of Directors and Committees — Proposal 1 — Elect as Class III Directors the Three Nominees Named in the Proxy Statement” and “Information About the Board of Directors and Committees — Nominating and Corporate Governance Committee – Director Nomination Process” in this proxy statement for additional information.

     Information about the three nominees as Class III directors and the other directors is set forth below:

		Director	Principal Occupation,
Name	Age	Since	Business Experience and Director Qualifications
Class III Nominees for
Director

Mark H. Berey	59	2004	Mr. Berey has extensive knowledge and experience of the real estate industry and executive-level management experience with both public and private companies. He is President of MHB Ventures LLC, a real estate and hospitality consulting company founded by him in September 2007. During 2008 and 2009, Mr. Berey served as an Executive Vice President of Miller Global Properties, a real estate company specializing in the development of office and hotel properties in the U.S. From its formation in 2001 to December 2007, Mr. Berey was Executive Vice President, Chief Financial Officer and a director of Avendra, LLC, a spinoff of Marriott International’s online procurement division, serving the hospitality industry in North America and the Caribbean. He has had further extensive executive management and finance experience as a Senior Vice President and Chief Financial Officer of Giant Food of Landover, Maryland, an Executive Vice President and Chief Financial Officer of Discovery.com, and President, Chief Executive Officer and Chairman of the Board of Sutton Place Gourmet, Inc. Mr. Berey is a director of Gilchrist & Soames, a worldwide supplier of custom logo and stock brand guest amenities to luxury hotels and resorts. Mr. Berey is a director of R.E.A.P., which promotes professional opportunities for minorities in commercial real estate, and a trustee of National Jewish Health, the leading respiratory hospital and research institute in the U.S.

			Director Qualifications:

  Business, Management and Finance Leadership – Current President of MHB Ventures, LLC, former Chief Financial Officer of Avendra LLC, Discovery.com and Giant Food of Landover, Maryland, and former Chairman, President and Chief Executive Officer of Sutton Place Gourmet, Inc.

  Industry Sector Experience – Real estate and hospitality industry sector experience, important industry focuses of FTI, as a former officer of MHB Ventures, Avendra LLC, Discovery.com, Giant Foods of Landover, Maryland and Sutton Place Gourmet, Inc.

  Outside Private Board and Committee Experience – Director of a private company in the hospitality industry

  Other Leadership Experience – Director or trustee of charitable institutions

		Director	Principal Occupation,
Name	Age	Since	Business Experience and Director Qualifications
Jack B. Dunn, IV	60	1992
Mr. Dunn has served as our Chief Executive Officer since October 1995 and as a director since 1992. In May 2004, he assumed the position of President, a position he also held from October 1995 to December 1998. He also served as our Chairman of the Board from December 1998 to October 2004. From May 1994 to October 1995, he served as our Chief Operating Officer. He joined FTI as its Chief Financial Officer in 1992. Prior to joining us, he was a member of the Board of Directors and a Managing Director of Legg Mason Wood Walker, Incorporated, a regional investment banking firm where he directed its Baltimore corporate finance and investment banking activities. Mr. Dunn is a limited partner of the Baltimore Orioles L.P. Prior to his investment banking career, Mr. Dunn practiced corporate and securities law.

Mr. Dunn is a director and a member of the Compensation and Corporate Governance/Nominating Committees (Chair) of Pepco Holdings, Inc., a public company and one of the largest energy delivery companies in the Mid-Atlantic region.

			Director Qualifications:

  Global Business, Management and Finance Leadership – Current President and Chief Executive Officer and former Chief Financial Officer and Chief Operating Officer of FTI and Managing Director and director of Legg Mason Wood Walker Incorporated

  Industry Sector Experience – Capital markets, investment banking and mergers and acquisitions experience, important FTI business focuses, as President and Chief Executive Officer of FTI Consulting, Inc. and Managing Director and director of Legg Mason Wood Walker Incorporated

  Outside Public Board and Committee Experience – Director and former director of other public companies

  Other leadership experience - Director or trustee of non-public and charitable institutions

		Director	Principal Occupation,
Name	Age	Since	Business Experience and Director Qualifications
Gerard E. Holthaus	61	2004
Mr. Holthaus has extensive management experience at the executive officer level with both public and private companies and finance experience. In April 2010, Mr. Holthaus stepped down as Chief Executive Officer of Algeco Scotsman, a private company, and assumed the position of non-executive Chairman of the Board. From November 2007 to April 2010, Mr. Holthaus held the positions of executive Chairman of the Board and Chief Executive Officer of Algeco Scotsman, responsible for all operations of the combined company in North America and Europe. Algeco Scotsman is the leading global provider of modular space solutions and a top-five global company in the rental services market. From April 1997 to October 2007, Mr. Holthaus was President and Chief Executive Officer of Williams Scotsman International, Inc., which is now a subsidiary of Algeco Scotsman. Williams Scotsman International, Inc. was a public company, prior to its acquisition by Algeco Scotsman. Before joining Williams Scotsman International, Inc., Mr. Holthaus served as a Senior Vice President of MNC Financial, Inc. from April 1988 to June 1994. From 1971 to 1988, Mr. Holthaus was associated with Ernst & Young LLP, where he served as a Baltimore-based partner from 1982 to 1988.

Mr. Holthaus is a director, Chair of the Audit Committee and member of the Compensation and Governance Committees of The Baltimore Life Companies, a mutual life insurance company. In addition, he is a trustee of Loyola University. He is a certified public accountant.

			Director Qualifications:

  Global Business, Management and Finance Leadership – Former Chief Executive Officer of Algeco Scotsman, former Chief Executive Officer and Chief Financial Officer of Williams Scotsman International, Inc., which is now a subsidiary of Algeco Scotsman, and former partner of Ernst & Young LLP

  Industry and Business Sector Experience – Accounting, real estate, construction, banking and professional services sector experience, important industry focuses of FTI, as a former executive of Algeco Scotsman and MNC Financial, Inc., a former partner of Ernst & Young LLP and as a certified public accountant

  Outside Private Board and Committee Experience – Chairman of the Board of Algeco Scotsman and director of insurance company

  Other Leadership Experience – Director or trustee of educational and charitable institutions

		Director	Principal Occupation,
Name	Age	Since	Business Experience and Director Qualifications
Class I Directors

Denis J. Callaghan	68	2000	Mr. Callaghan has extensive experience analyzing the insurance and banking industry sectors. He retired from Deutsche Bank Securities Inc. in February 2000, where he was the Director of North American Equity Research. Prior to becoming Director of Equity Research in 1992, Mr. Callaghan was responsible for the Insurance and Financial Services Research Groups of Alex. Brown & Sons Incorporated, an investment banking firm that was acquired by Deutsche Bank in 2000. Prior to joining Alex. Brown in 1988, he was a senior insurance analyst and first vice president with Paine Webber.

			Director Qualifications:

  Business, Management and Finance Leadership – Former director of North American Equity Research of Deutsche Bank Securities, Inc., former director of Equity Research of Alex. Brown & Sons Incorporated and former vice president of Paine Webber

  Industry Sector Experience – Capital markets, mergers and acquisitions, banking and insurance industry experience, important business and industry focuses of FTI

  Other Leadership Experience – Chairman of the investment committee of a private equity firm

Matthew F. McHugh	72	2005	Congressman McHugh, after retiring from Congress, was a senior advisor at The World Bank, an international financial institution that provides leveraged loans to developing countries for capital programs. Congressman McHugh was a senior counselor to the President of The World Bank from May 1993 to June 2005, an employee until December 2000, and beginning in December 2000 to June 2005 a consultant. From 1975 through 1992, Congressman McHugh was a U.S. Representative in Congress for the 27th and 28th Congressional Districts of New York. He was also a member of the House Appropriations Committee, from 1978 through 1992, and the House Permanent Select Committee on Intelligence, from 1985 through 1990. In 1991, he was appointed Acting Chairman of the Committee on Standards of Official Conduct. Congressman McHugh is an attorney. He is a director of the U.S. Association of Former Members of Congress, a non-profit public service organization promoting public understanding of the U.S. Congress, the Villanova Law School Board of Consultants, an advisory board, and the Central European and Eurasia Law Initiative of the American Bar Association, a non-profit which provides support for legal services

			Director Qualifications:

  U.S. Governmental, Regulatory and Policy Making Leadership – Former U.S. Congressman for 18 years and member of important committees (House Appropriations Committee, House Permanent Select Committee on Intelligence and Acting Chairman of Committee on Standards of Official Conduct)

  Business Experience – Former advisor to the president of The World Bank and general counsel of Cornell University

  Other Leadership Experience – Director or trustee of associations and educational and charitable institutions

		Director	Principal Occupation,
Name	Age	Since	Business Experience and Director Qualifications
Class II Directors

Brenda J. Bacon	60	2006	Ms. Bacon has extensive experience in the healthcare industry and management experience at the executive officer level. She is currently the President and Chief Executive Officer of Brandywine Senior Living, a company she co-founded in 1996 and which now owns and operates 19 senior living communities in five states. Ms. Bacon became President and Chief Executive Officer of Brandywine Senior Living in July 2004. From May 2003 to July 2004, Ms. Bacon was its President and Chief Operating Officer. From 1989 to 1993, Ms. Bacon served as Chief of Management and Planning, a cabinet-level position under New Jersey Governor James J. Florio. In this capacity, she oversaw all health care and human services reform efforts and departments, and served as a senior advisor to the Governor. Ms. Bacon currently serves on the Board of the Assisted Living Federation of America and the Executive Board of the American Senior Housing Association. She is also a director of the Boys and Girls Club of Camden County, New Jersey.

			Director Qualifications:

  Business and Management Leadership – Current Chief Executive Officer and the owner and operator of 19 senior living communities

  Industry Sector Experience – Healthcare sector experience, an important industry focus of FTI

  U.S. Governmental and Policy Making Experience in Healthcare Sector – Former cabinet level position under former New Jersey Governor, James Florio

  Other Leadership Experience – Director or trustee of healthcare policy making associations and charitable institutions

James W. Crownover	67	2006
Mr. Crownover has extensive global consulting company experience and management experience at the executive level. Mr. Crownover had a 30-year career with McKinsey & Company, Inc., a global management consulting firm, from which he retired in 1998. During his 30-year career, he advised leading businesses, governments and institutions, primarily in the energy industry sector. He headed McKinsey’s Southwest practice for many years, and also served as co-head of the firm’s worldwide energy practice, working in Asia, Europe and Latin America, as well as in the U.S. In addition, he served as a member of McKinsey’s Board of Directors. Mr. Crownover also is a Trustee and Chairman of the Board of Trustees of Rice University and a director of the Houston Grand Opera.

Mr. Crownover is a director and a member of the Nominating and Governance, Compensation and Safety, Health and Environment (Chair) Committees of Chemtura Corporation, a diversified chemical company offering a wide portfolio of products to a number of markets, including agriculture, building and construction, consumer, electrical and electronics, industrial and transportation. He is a director and member of the Governance (Chair) and Compensation Committees of Weingarten Realty, a real estate leasing company offering shopping center and industrial locations across the U.S. Mr. Crownover is also a director and a member of the Audit and Integration Committees of Republic Services, Inc., a solid waste and environmental services company.

Director Qualifications:
  Global Business and Management Leadership – Former leader of McKinsey & Company’s Southwest practice and worldwide energy practice, working in Asia, Europe and Latin America as well as in the U.S.

  Industry Sector Experience – 30-year career providing consulting services with McKinsey & Company and energy sector experience, important business and industry focuses of FTI

  Outside Public Board and Committee Experience – Director of three other public companies

  Other Leadership Experience – Former member of Board of Directors of McKinsey & Company and director or trustee of educational and charitable institutions

		Director	Principal Occupation,
Name	Age	Since	Business Experience and Director Qualifications
Dennis J. Shaughnessy	63	1992	Since October 2004, Mr. Shaughnessy has been our executive Chairman of the Board. From 1989 to October 2004, Mr. Shaughnessy was a General Partner of Grotech Capital Group, Inc., a private equity firm, which managed approximately $1.0 billion in private equity funds. He headed up Grotech’s “traditional investment group,” which invested in expansion, mid-market buyouts and restructuring opportunities. The group focused on consumer and financial products and services, healthcare, and industrial outsourcing and distribution. Mr. Shaughnessy continues to be a non-voting special general partner of certain partnerships affiliated with Grotech. Prior to becoming a General Partner of Grotech, Mr. Shaughnessy was the Chief Executive Officer of CRI International, Inc., an international petroleum refining service business. He successfully sold its manufacturing subsidiary, the Katalistiks Group, to Union Carbide Corporation in 1984 and sold the entire CRI group to Shell Oil in 1989.

Mr. Shaughnessy is a director and a member of the Compensation and Nominating Committees of TESSCO Technologies, Inc., an innovative wireless technologies supplier.

Director Qualifications:
  Global Business and Management Leadership – Current executive Chairman of the Board of FTI and former chief executive officer of CRI International, Inc.

  Industry Sector Experience – Capital markets, mergers and acquisitions and financial transactions experience, important business focuses of FTI, as Chairman of the Board of FTI, former chief executive officer of CRI International, Inc. and a former general partner of Grotech Capital Group

  Outside Public Board and Committee Experience – Director of other public company

  Outside Private Board Experience – Former director of private companies

  Other Leadership Experience – Director or trustee of nonpublic and charitable institutions

		Director	Principal Occupation,
Name	Age	Since	Business Experience and Director Qualifications
George P. Stamas	60	1992
Since 2002, Mr. Stamas has been a Partner of the law firm of Kirkland & Ellis LLP, advising leading U.S. and international public and private corporations in planning and structuring complex business transactions, including mergers and acquisitions, buy-outs, private equity investing, fund formations, initial public offerings and debt and equity restructurings, in numerous industries, including energy, finance, construction, health care, and professional sports, as well as counseling corporations and boards of directors on corporate governance matters and crisis situations. From 1999 to January 2002, Mr. Stamas was Vice Chairman of the Board of Deutsche Banc Alex. Brown, Inc. He is a venture partner of New Enterprise Associates, an international venture capital firm with approximately $10.0 billion under management. Mr. Stamas is active in numerous local and national civic affairs. He is a limited partner of the Baltimore Orioles L.P., the Washington Capitals and the Washington Wizards.

Mr. Stamas is a director of NexCen Brands, Inc., which sold its franchise business to Global Franchise Group, LLC on July 30, 2010 and is in the wind-up phase of its business plan.

			Director Qualifications:

  Global Business and Management Leadership – Partner of Kirkland & Ellis LLP

  Industry Sector Experience – Capital markets, mergers and acquisitions and financial transactions experience, important business focuses of FTI, as a partner of Kirkland & Ellis LLP, former vice chairman of Deutsche Bank Securities, Inc. and venture partner of private equity firm

  Outside Board Experience – Director of other private and formerly public companies; and former vice chairman of investment bank

  Other Leadership Experience – Director or trustee of charitable organizations

DIRECTOR ATTENDANCE AT MEETINGS

Director Attendance at Board and Committee Meetings

     Our policy is that each director should attend all meetings of the Board and each Committee on which he or she serves, unless excused for reasons of serious illness or extreme hardship. During 2010, the Board held seven regular and two special meetings for a total of nine meetings. During 2010, each director attended at least 75% of the regular and special meetings of the Board.

     During 2010, our Board had three standing committees: Audit, Nominating and Corporate Governance and Compensation. The Audit Committee held six regular and two special meetings for a total of eight meetings, the Nominating and Corporate Governance Committee held six regular meetings and no special meetings for a total of six meetings, and the Compensation Committee held six regular and eight special meetings for a total of 14 meetings. For purposes of presenting this information, each joint meeting of the Board and any Committee has been counted as a separate meeting of the Board and the applicable Committee, and meetings that were adjourned one day and reconvened on another day have been counted as one meeting. During 2010, each director attended at least 75% of the regular and special meetings of each Committee held during the time period he or she served as a Committee member.

Director Attendance at Other Meetings

     Our non-management and independent directors met in closed (executive) sessions without the presence of management periodically throughout the year. The Presiding Director chairs the meetings of the non-management and independent directors. During 2010, our non-management directors (which consist of our independent non-employee directors and Mr. Stamas) met in closed (executive) session five times without management and our independent directors met in closed (executive) session five times without management and Mr. Stamas. Each of the non-management directors attended at least 75% of the meetings of the non-management directors and each of the independent directors attended at least 75% of the independent directors.

     The Company’s policy is that all directors should attend the annual meeting of stockholders absent a good reason. All continuing directors attended our 2010 annual meeting of stockholders.

     In addition to the standing Committees, during 2010, the Board convened a pricing committee, composed of Messrs. Shaughnessy, Dunn, Callaghan and Holthaus to establish the terms of the Company’s offering of its 6 3/4% senior notes due 2020, which closed on September 27, 2010. The pricing committee met once in 2010 and all members were in attendance.

COMMITTEES OF THE BOARD OF DIRECTORS

Committee Membership

     The members of the Company’s Committees are:

Name	Audit	Nominating and Corporate Governance	Compensation
Brenda J. Bacon		X	X
Mark H. Berey	X	X
Denis J. Callaghan	X	X
James W. Crownover		X	Chair
Gerard E. Holthaus	Chair		X
Matthew F. McHugh		Chair	X

Committee Charters

     The Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee operate under written charters. The Charter of the Audit Committee was last amended and restated effective February 23, 2011, to increase the number of audit committees of other public companies on which members can sit from two to three. The Charter of the Nominating and Corporate Governance Committee was last amended and restated effective December 16, 2009. The Charter of the Compensation Committee was last amended and restated effective February 23, 2011, primarily to describe the role of the Compensation Committee under the say on pay and say on pay frequency rules promulgated by the SEC on January 24, 2011. The Charters are reviewed annually, and more frequently as necessary, to address any new, or changes to, rules or best practices relating to the responsibilities of the applicable Committee. The applicable Committee approves its own charter amendment, and submits it to the Nominating and Corporate Governance Committee who recommends action by the Board. All charter amendments are then submitted to the Board for approval. The Charter of the Nominating and Corporate Governance Committee (as amended and restated effective December 16, 2009) has been filed as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on February 26, 2010. Copies of the Charters of the Audit Committee and the Compensation Committee are attached as Appendices C and D to this proxy statement. Copies of the Charter of the Audit Committee, Charter of the Nominating and Corporate Governance Committee and Charter of the Compensation Committee (together, the “Charters”) are available on our website at http://www.fticonsulting.com, as follows:

Name of Committee	Website Link
Audit Committee	http://ftimedia.fticonsulting.com/resources/documents/charter-of-the-audit-committee-of-the-board-of-directors.pdf

Compensation Committee	http://ftimedia.fticonsulting.com/resources/documents/charter-of-the-compensation-committee-of-the-board-of-directors.pdf

Nominating and Corporate Governance Committee	http://ftimedia.fticonsulting.com/resources/documents/charter-of-the-nominating-and-governance-committee.pdf

Audit Committee

     The Audit Committee is comprised solely of non-employee directors, none of whom sits on more than three other audit committees. The Board has determined that all Audit Committee members are independent pursuant to our Categorical Standards of Director Independence and the rules of the NYSE and the SEC and otherwise qualify as audit committee members. The Board has determined that all the members of the Audit Committee qualify as “audit committee financial experts” within the meaning stipulated by the SEC.

Functions of the Audit Committee
  selects, oversees and approves our independent registered public accounting firm;

  reviews and discusses the scope of the annual audit and written communications to the Audit Committee and management;

  oversees our financial reporting activities, including the annual audit and accounting standards and principles we follow;

  approves audit and non-audit services by our independent registered public accounting firm and applicable fees;

  reviews and discusses our periodic reports filed with the SEC;

  reviews and discusses our earnings press releases and communications with financial analysts and investors;

  oversees our internal audit activities;

  oversees our disclosure controls and procedures;

  reviews Section 404 of the Sarbanes-Oxley Act of 2002 - internal controls over financial reporting;

  oversees and monitors our Whistleblower Policy and related reports;

  reviews and discusses risk assessment and risk management policies and practices;

  oversees the administration of the Company’s Policy on Ethics and Business Conduct and other ethics policies;

  reviews, discusses and approves insider and affiliated party transactions;

  administers the policy with respect to the hiring of former employees of the Company’s independent registered public accounting firm;

  performs an annual self-evaluation of the Audit Committee;

  reviews its Charter and recommends changes to the Nominating and Corporate Governance Committee for submission to the Board for approval; and

  prepares the disclosure required by Item 407(d)(3)(i) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in the annual proxy statement.
Compensation Committee

     The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to our Categorical Standards of Director Independence and rules of the SEC and NYSE. All of the members of the Compensation Committee qualify as “outside directors” under Code Section 162(m). All of the members of the Compensation Committee qualify as “non-employee” directors under Rule 16b-3 of the Exchange Act. Jack B. Dunn, IV, our President and Chief Executive Officer (“CEO”), and Dennis J. Shaughnessy, our executive Chairman of the Board (“Chairman”), attend substantially all Compensation Committee meetings but do not attend executive sessions and specially scheduled meetings of the Compensation Committee to which they have not been invited. They do not vote on matters before the Compensation Committee; however, the Compensation Committee and Board solicit recommendations from the CEO and Chairman on compensation matters, including as they relate to their own compensation and the compensation of the other executive officers and key employees. They also assist the Compensation Committee by providing information such as financial results, short-term and long-term business and financial plans and strategic objectives and their views on current compensation programs and levels, and by recommending individual annual performance measures and/or target award levels under the FTI Consulting, Inc. Incentive Compensation Plan.

     In 2010, the Compensation Committee engaged an outside compensation consultant for advice regarding select compensation matters considered by the Compensation Committee during the year.

Functions of the Compensation Committee
  approves the compensation of FTI’s president and chief executive officer and executive chairman of the board;

  approves the compensation of other executive officers;

  administers our equity-based compensation plans;

  establishes objective performance goals, individual target awards, subjective criteria and oversees all aspects of our executive officer incentive compensation plan;

  approves awards of stock options and other forms of equity-based compensation under our equity compensation plans;

  reviews and approves, or recommends that the Board approve, employment, consulting and other contracts or arrangements with present and former executive officers;

  reviews the Company’s compensation disclosures in its annual proxy statement and its Annual Report on Form 10-K filed with the SEC and discusses the Company’s disclosure with management;

  performs annual performance evaluations of our CEO and Chairman in conjunction with the Presiding Director and Chair of the Nominating and Corporate Governance Committee;

  performs an annual self-evaluation of the Compensation Committee;

  reviews its Charter and recommends changes to the Nominating and Corporate Governance Committee for submission to the Board for approval; and

  prepares the disclosures required by Item 407(e)(5) of Regulation S-K promulgated under the Securities Act in the annual proxy statement.
Compensation Committee Interlocks and Insider Participation

     During the fiscal year ended December 31, 2010, no director who served as a member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the board or compensation committee of any other company that has an executive officer serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee consists of only non-employee directors, who qualify as independent directors under our Categorical Standards of Director Independence and the NYSE corporate governance rules.

Functions of the Nominating and Corporate Governance Committee
  identifies and qualifies the annual slate of directors for nomination by the Board;

  reviews non-employee director compensation and submits changes to the Board for approval;

  identifies and qualifies the candidates for membership and chairmanship of the Board Committees for appointment by the Board;

  identifies and qualifies candidates to fill vacancies occurring between annual stockholder meetings for election by the Board;

  monitors compliance with, and reviews proposed changes to, our Corporate Governance Guidelines, the Committee Charters and other policies and practices relating to corporate governance and responsibility, for approval by the Board;

  monitors and reviews responses to stockholder communications with non-management directors together with the Presiding Director;

  oversees the process for director education;

  oversees the process for Board and Committee annual self-evaluations;

  oversees the process for performance evaluations of our CEO and Chairman in conjunction with the Presiding Director and Compensation Committee;

  oversees the process relating to succession planning for the CEO, Chairman and other executive officer positions;

  reviews directors’ and officers’ liability insurance terms and limits;

  reviews its Charter and recommends changes to the Board for approval; and

  performs an annual self-evaluation of the Nominating and Corporate Governance Committee.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE – DIRECTOR NOMINATION PROCESS

Identification and Nomination of Candidates as Class III Directors for Election at 2011 Annual Meeting of Stockholders

     Each year the Nominating and Corporate Governance Committee reviews our Categorical Standards of Director Independence and applicable NYSE and SEC governance rules, and works with the Board to develop the education, credentials and characteristics required of Board and Committee nominees in light of current Board and Committee composition, the Company’s business and operations, the Company’s long-term and short-term plans, and applicable legal and listing requirements and other factors it considers relevant. The Nominating and Corporate Governance Committee evaluates existing directors for re-election each year as if they were new candidates. The Committee may identify other candidates, if necessary, through recommendations from our directors, management, employees, the stockholder nomination process or outside consultants. For a description of how the stockholder nomination process works, see “Corporate Governance – Stockholder Nominees for Director.” The Nominating and Corporate Governance Committee will review candidates in the same manner regardless of the source of the recommendation, and is authorized, in its sole discretion, to engage outside search firms and consultants to assist with the process of identifying and qualifying candidates, and has sole authority to negotiate the fees and terms of such retention.

     The Nominating and Corporate Governance Committee and Board focus on identifying directors and candidates for director who have a diversity of age, backgrounds, skills and experience, although the Board does not have a written position on this issue. Key attributes that are considered by the Committee and the Board include:
  leadership and management experience in complex organizations or experience dealing with complex problems, including practical understanding of strategy, processes, risk management and other factors that drive growth and change;

  finance experience that demonstrates an understanding of finance and financial information and processes;

  industry experience as executives, directors or leaders of companies in industries to which we provide services; and

  global experience managing or growing companies outside of the U.S.
     In addition, the Committee considers other factors, as it determines to be appropriate, including:
  demonstrated strength of character and integrity, credibility and sound judgment;

  mature and practical judgment;

  public company board or equivalent experience, as well as the number of boards of other public companies on which such candidate sits, which may not exceed three;

  the extent to which the candidate would fill a present need on the Board; and

  sufficient time to devote to the affairs of the Company, as well as other factors related to the ability and willingness of a candidate to serve, or an existing member of the Board to continue his or her service.

     All of FTI’s current directors have leadership experience at companies, many with operations outside the U.S., or with governments, as well as experience on boards of companies or organizations, which provide the directors with an understanding of different processes, challenges and strategies. Many of our directors have experience in industries that provide services similar to those provided by industry segments serviced by the Company’s professionals, which enables them to contribute unique perspectives to the Board. Further, current directors have other experiences that make them valuable members, such as prior public policy or regulatory experience that provide insight into issues faced by our clients and our corporation. The Nominating and Corporate Governance Committee and the Board believe that the above-mentioned attributes, along with the leadership skills and other experiences of the nominees as Class III director and its other directors, provide the Board with the perspectives and judgment necessary to guide the Company’s strategies and monitor their execution.

     On March 21, 2011, the Nominating and Corporate Governance Committee took action to recommend the nominations of Messrs. Berey, Dunn and Holthaus as directors to stand for election at the Annual Meeting. The Board accepted the Committee’s recommendations and approved the nominations on March 21, 2011. The experiences, qualifications and skills that the Board considered are included in each director’s individual biographies as described under “Information about the Board of Directors and Committees – Information about the Nominees for Class III Director and the Other Directors.”

COMPENSATION OF NON-EMPLOYEE DIRECTORS AND STOCK OWNERSHIP GUIDELINES

General

     Non-employee directors receive an annual retainer payment and equity compensation as described below. We reimburse our non-employee directors for their out-of-pocket expenses incurred in the performance of their duties as our directors (including expenses related to spouses when spouses are invited to attend Board events). Non-employee directors may travel on the corporate aircraft to director events. We do not pay fees for attendance at Board and Committee meetings.

Non-Employee Director Compensation Plan

     Annual Retainer

     The annual retainer amount payable to non-employee directors for 2010 was $50,000, plus the following additional annual retainer payments to Chairs of Committees and the Presiding Director: Chair of the Audit Committee - $10,000, Chair of the Compensation Committee - $7,500, Chair of the Nominating and Corporate Governance Committee - $5,000 and Presiding Director - $15,000. Following each annual meeting of stockholders, continuing non-employee directors will be eligible to receive their annual retainer payments as of the annual meeting date. A new non-employee director will receive his or her first annual retainer payment on the date he or she joins the Board.

     Annual Equity Award

     Non-employee directors receive an annual payment denominated at a fixed value of $250,000 (U.S. dollars) per year in the form of restricted stock valued at the closing price per share of FTI common stock as reported on the NYSE for the date of grant. The restricted stock will be nontransferable and will vest in full on the first anniversary of the date of grant. Vesting of restricted stock will accelerate upon the non-employee director’s death or permanent disability, immediately prior to a change in control and in the event of a non-employee director’s cessation of service at the expiration of his or her then-current term as a director of the Company due to (i) the Company’s failure to renominate such non-employee director for service on the Board, (ii) the request of such non-employee director to not stand for re-election or as a result of voluntary resignation, or (iii) the failure of the Company’s stockholders to re-elect such director for service on the Board, in each case other than for “cause” (as reasonably determined by the Board in its good faith discretion). Following each annual meeting of stockholders, continuing non-employee directors will be eligible to receive the annual equity award as of the date of the annual meeting. New non-employee directors will be eligible to receive their first annual equity award on the date of the annual meeting of stockholders for the year they join the Board. If no authorized shares of common stock of the Company are then available under a stockholder approved equity compensation plan, the non-employee director will receive the payment in cash, subject to the vesting terms described above.

     Non-Employee Director Deferred Compensation Election

     Non-employee directors may elect to defer all or a portion of their annual retainer and equity award. Deferred annual retainers will be designated as a number of stock units determined by dividing (a) the applicable annual retainer payment amount by (b) the closing price per share of FTI common stock as reported on the NYSE for the applicable date of grant. All stock units will be (i) immediately vested, (ii) nontransferable, and (iii) settled in shares of common stock on a one-for-one basis. Each director who elects to defer his or her annual equity payment will receive a number of restricted stock units determined by dividing (i) $250,000 by (ii) the closing price per share of FTI common stock as reported on the NYSE for the date of grant. Restricted stock units will be (i) subject to vesting on the first anniversary of the date of grant, (ii) nontransferable, and (iii) settled in shares of common stock on a one-for-one basis, to the extent vested.

     Non-employee directors may elect a payment date for a year’s deferred payment(s) in accordance with Code Section 409A. The common stock represented by the stock unit or restricted stock unit awards will be paid out to the applicable non-employee director or his or her estate on the earlier to occur of (i) the elected payment date (if one has been elected) or (ii) a separation from service event as defined in Code Section 409A, such as the non-employee director’s death, permanent disability, other date that he or she is no longer a director of the Company or upon a change in control of the Company. Non-employee directors with stock units and restricted stock units will have no voting or other rights as a stockholder until shares of our common stock are issued to the holder upon settlement.

     Vesting of restricted stock units will accelerate in the event of a non-employee director’s cessation of service at the expiration of his or her then-current term as a director of the Company due to (i) the Company’s failure to renominate such non-employee director for service on the Board, (ii) the request of such non-employee director, or as a result of a voluntary resignation, or (iii) the failure of the Company’s stockholders to re-elect such director for service on the Board, in each case other than for “cause” (as reasonably determined by the Board in its good faith discretion).

     If a director elects to defer his or her annual retainer in the form of stock units and/or annual equity payment in the form of restricted stock units, dividend equivalents will be credited in the form of additional stock units or restricted stock units, should the Company declare and pay dividends on our common stock. Stock units or restricted stock units are awarded pursuant to the 2009 Plan.

Director Summary Compensation Table

     The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2010:

Name of Non-Employee Director	Fees Earned or Paid in Cash ($) (1) (a)	Stock Awards ($) (1) (2) (b)	Option Awards ($) (3) (c)	All Other Compensation ($) (4) (d)	Total ($) (e)
Current Non-Employee Directors:
Brenda J. Bacon	50,000	249,975	—	—	299,975
Mark H. Berey	50,000	246,573	—	—	296,573
Denis J. Callaghan	—	299,936	—	—	299,936
James W. Crownover	57,500	249,975	—	—	307,475
Gerard E. Holthaus	75,000	246,573	—	—	321,573
Matthew F. McHugh	55,000	249,975	—	—	304,975
George P. Stamas	50,000	249,975	—	—	299,975
____________________

(1)	Includes additional retainer fees in excess of $50,000 per annum that were paid to the Chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and in the amounts of $10,000, $7,500 and $5,000, respectively, and the Presiding Director in the amount of $15,000. All non-employee directors elected to receive their annual retainers in cash, other than Mr. Callaghan who elected to receive the 2010 annual retainer in the form of 1,175 deferred stock units.

(2)	For awards of stock, the aggregate grant date fair value has been computed in accordance with FASB ASC Topic 718. As of December 31, 2010, each director has the following aggregate number of unvested restricted stock awards or unreleased stock unit and restricted stock unit awards: Ms. Bacon – 5,879; Mr. Berey – 5,799; Mr. Callaghan – 8,833; Mr. Crownover – 43,379; Mr. Holthaus – 43,299; Mr. McHugh – 5,879; and Mr. Stamas – 5,879, pursuant to the FTI Consulting, Inc. 2004 Long-Term Incentive Plan, as amended (the “2004 Plan”), the 2006 Plan or the 2009 Plan, as applicable. Restricted stock awards have been included in the table reporting “Security Ownership of Certain Beneficial Owners and Management.”

(3)	There were no stock options granted to non-employee directors in 2010. As of December 31, 2010, each director has unexercised stock options outstanding and exercisable for the following number of shares of common stock: Ms. Bacon –7,206; Mr. Berey – 73,000; Mr. Callaghan – 116,398; Mr. Crownover – 0; Mr. Holthaus –107,700; Mr. McHugh – 0; and Mr. Stamas – 102,945, pursuant to the 1997 Stock Option Plan, as amended (the “1997 Plan”), the 2004 Plan or the 2006 Plan, as applicable. These stock option awards have been included in the table reporting “Security Ownership of Certain Beneficial Owners and Management,” to the extent they have vested or will vest within 60 days of March 21, 2011.

(4)	No non-employee director received perquisites or other benefits aggregating more than $10,000 in 2010.

Non-Employee Director Equity Ownership Guidelines

     We have adopted equity ownership guidelines for non-employee directors. Under these guidelines, non-employee directors are encouraged to attain an investment level in our equity securities having a cumulative value as of the Equity Ownership Compliance Date (as defined below) equal to at least $100,000, which is two times the amount of the base annual retainer. Each non-employee director is encouraged to attain this investment level by the third anniversary of the date the first equity compensation award is received by him or her (the “Equity Ownership Compliance Date”). Shares of common stock owned by the non-employee director and shares of common stock held in trust over which the non-employee director has or shares investment and/or voting power are counted towards attaining the equity ownership level. Option holdings, whether or not vested, do not count. However, restricted stock and deferred stock units and restricted stock units, to the extent vested, will be counted towards such director’s equity ownership. All non-employee directors currently have FTI stock holdings that meet or exceed the non-employee director equity ownership guidelines.

CORPORATE GOVERNANCE

GOVERNANCE PRINCIPLES

     We have long believed that sound principles of corporate governance are required to build stockholder value. Our governance policies, including Categorical Standards of Director Independence, Corporate Governance Guidelines, Policy on Ethics and Business Conduct, Policy on Conflicts of Interest, Anti-Corruption Policy, Whistleblower Policy, Policy on Disclosure Controls, Committee Charters and Policy Statement on Inside Information and Insider Trading, can be found on our website at http://www.fticonsulting.com, under About FTI - Governance. The Nominating and Corporate Governance Committee regularly reviews corporate governance developments and recommends modifications or new policies for adoption by the Board and the Committees, as appropriate, to enhance our corporate governance policies and practices and to comply with laws and rules of the SEC, the NYSE and other applicable governmental and regulatory authorities.

     In January 2011, the Board and each Committee conducted their 2010 self-assessments. The Presiding Director compiled the data. At a February 2011 meeting, the Board and each of the Committees discussed its own assessment, and the Board reviewed the assessments of the Board and the Committees to determine whether any revisions to existing practices or policies or new practices or policies were advisable.

BOARD LEADERSHIP STRUCTURE AND PRESIDING DIRECTOR

     Pursuant to the Corporate Governance Guidelines, our Board is free to choose its Chairman of the Board in any way that it deems best for the Company at any time and we believe that this flexibility allows our Board to reevaluate the particular leadership needs of the Company at any point in time based on the particular facts and circumstances then affecting our business. Currently, the Chairman of the Board and CEO positions are separated, with Dennis J. Shaughnessy holding the position of Chairman.

     To ensure independence and the breadth of needed expertise and diversity of our Board, our Corporate Governance Guidelines provide that the Board should have no less than seven and no more than ten Directors. The Board believes this size permits a full range of experience and fosters effective interaction and productivity. Our Charter and By-Laws permit directors to increase the size of the Board up to 15.

     In August 2010, the Board adopted a director retirement policy and amended the Corporate Governance Guidelines to provide that a director generally will not be nominated for re-election at any annual stockholder meeting to be held on or following his or her 72nd birthday.

     The Board has established the role of independent Presiding Director as an integral part of our Board leadership structure to serve as the liaison between the independent and non-management directors and the executive Chairman and CEO. Gerard E. Holthaus is currently the Presiding Director and held that position throughout 2010. Our Presiding Director is elected by and from our non-management Board members. The role of our Presiding Director includes (i) presiding over meetings of non-management and independent directors and providing feedback regarding those meetings to the Chairman and CEO, (ii) assuring that the Board and the Chairman and CEO understand each other’s views on critical matters, (iii) monitoring significant issues occurring between Board meetings and assuring Board involvement when appropriate, (iv) serving as a sounding board for our Chairman and CEO, (v) ensuring, in consultation with our Chairman and CEO, the adequate and timely exchange of information and supporting data between the Company’s management and the Board, (vi) overseeing the Board and Committee annual self-assessments, (vii) overseeing the CEO and Chairman annual performance assessments, and (viii) receiving stockholder communications to the non-management directors.

OVERSIGHT OF RISK MANAGEMENT

     The Audit Committee is responsible for overseeing of the Company’s risk management policies and procedures. The Company is exposed to a number of risks, including financial risks, operational risks, strategic risks, competitive risks, risks relating to operating in foreign countries, day-to-day management risks and general economic and business risks. Our Chief Risk Officer (“CRO”) and Director of Internal Audit manage our internal enterprise risk management function. Our CRO and Director of Internal Audit work closely with our executive management, business segments and corporate functions to identify and assess risks and mitigate exposures. Our CRO and Director of Internal Audit regularly report to and discuss with our executive management and Audit Committee policies and procedures to assess risk exposure, identified areas of risk, and plans and actions that have been identified or taken to mitigate risks facing the Company. Directors who are not members of the Audit Committee attend these meetings as well. The Audit Committee periodically requests additional reports on risk areas identified by management, such as the Foreign Corrupt Practices Act. The Audit Committee will also report to the Board on a regular basis to apprise them of discussions with our executive management, CRO and Director of Internal Audit regarding the Company’s risk profile and risk management efforts.

CODE OF CONDUCT

     Our written Policy on Ethics and Business Conduct (the “Code of Ethics” and, together with the Policy on Conflicts of Interest and the Anti-Corruption Policy, the “Ethics Policy”) reflects our longstanding ethics policies. The Ethics Policy applies to financial professionals, including our CFO, Corporate Controller and Corporate Treasurer, as well as our Chairman, President and CEO, Chief Operating Officer and other officers, directors, employees and independent contractors. We require that they avoid conflicts of interest, comply with applicable laws, including the Foreign Corrupt Practices Act, and other legal requirements, protect company assets, and conduct business in an honest and ethical manner, and otherwise act with integrity, in our best interest, and in accordance with the Ethics Policy. The Ethics Policy prohibits insiders from knowingly taking advantage of corporate opportunities for personal benefit, and taking unfair advantage of our business associates, competitors and employees through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other practice of unfair dealing. Our Code of Ethics is publicly available and can be found on our website at http://www.fticonsulting.com, under About FTI - Governance. If we make substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Ethics Policy to our Chairman, President and CEO, CFO, Chief Operating Officer or Corporate Controller, Corporate Treasurer or any of our other officers, financial professionals or persons performing similar functions, we will disclose the nature of such amendment or waiver on our website or in a report filed with the SEC on Form 8-K.

STOCKHOLDER NOMINEES FOR DIRECTOR

     We did not receive any notices of stockholder nominees for director prior to the deadline for 2011 nominations described in our 2010 proxy statement. Under our By-Laws, nominations for director may be made by a stockholder who is a stockholder of record on the date of the giving of the notice of a meeting and on the record date for the determination of stockholders entitled to vote at such meeting and who delivers notice along with the additional information and materials required by our By-Laws, including: (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required by the SEC’s proxy rules to be disclosed in connection with solicitations of proxies for election of directors and (b) as to the stockholder giving the notice (i) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class or series and number of shares of our capital stock owned beneficially or of record by such stockholder and such beneficial owner, as applicable, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors by the SEC’s proxy rules. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. Under our By-Laws a stockholder must deliver notice of nominees for director to our Corporate Secretary not less than 90 days and no more than 120 days prior to the first anniversary of the mailing date of the notice for the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made. For the annual meeting of stockholders in 2012, we must receive this notice no earlier than December 20, 2011 and no later than January 19, 2012. You may obtain a copy of our By-Laws, without charge, or submit a nominee for director, by writing to our Corporate Secretary, c/o FTI Consulting, Inc., 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, telephone no. (410) 951-4800. We filed a copy of our By-Laws, as amended and restated through September 17, 2004, with the SEC on November 9, 2004 as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. We filed Amendment No. 6 to our By-Laws dated as of December 18, 2008 with the SEC on December 22, 2008 as an exhibit to our Current Report on Form 8-K dated December 18, 2008. We filed Amendment No. 7 to our By-Laws dated as of February 25, 2009 with the SEC on March 3, 2009 as an exhibit to our Current Report on Form 8-K dated February 25, 2009.

COMMUNICATIONS WITH NON-MANAGEMENT DIRECTORS

     Our Whistleblower Policy covers communications with the non-management directors. It is available on our website at http://www.fticonsulting.com, under About FTI - Governance. Stockholders, employees and other interested persons may communicate with an individual director, the Chair of the Audit Committee, the Presiding Director or the non-management directors as a group, using the EthicsPoint system, which allows interested persons to place confidential and anonymous reports by either telephone or the Internet, without divulging their names or other personal information. The reporting website may be accessed from any Internet-enabled computer at www.ethicspoint.com. Telephone reports may be placed by calling toll free (866) 294-3576 in the United States. EthicsPoint will send reports to designated recipients within the Company, which includes our Executive Vice President, General Counsel and Chief Ethics Officer, Executive Vice President and Chief Risk Officer and Associate General Counsel and Corporate Secretary. If interested persons do not feel comfortable using the EthicsPoint system, they may communicate with non-management directors by telephone to our General Counsel at (410) 951-4800, by mail to FTI Consulting, Inc., 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, or by e-mail to eric.miller@fticonsulting.com. The designated recipients will forward communications directed to non-management directors, depending upon the subject matter, to the Chair of the Nominating and Corporate Governance Committee or Audit Committee, the Presiding Director, or other appropriate person who is responsible for ensuring that the concerns expressed are investigated and appropriately addressed. The designated recipients of the reports will not filter the communications. Communications to non-management directors relating to our business will be retained for seven years.

OTHER PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

     In addition to Proposal No. 1 to elect the three nominees as Class III directors of the Company, we will present the following five additional proposals at the Annual Meeting. We have described in this proxy statement all the proposals that we expect will be made at the Annual Meeting. We do not know of any other matters to come before the Annual Meeting. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

PROPOSAL NO. 2 — CONSIDER AND VOTE UPON A PROPOSAL TO APPROVE THE AMENDMENT OF THE CHARTER TO THE COMPANY TO DECLASSIFY THE BOARD OF DIRECTORS AS CONTEMPLATED BY THE ARTICLES OF AMENDMENT

     Background. Article Seventh of the Company’s Charter (the “FTI Charter”) currently provides that our Board is divided into three classes. Currently, our stockholders have the right to elect only one class of directors at each annual meeting of stockholders and the directors of the class so elected serves for three-years and until their successors are duly elected and qualify. Under our classified Board structure, each nominee for Class III director would stand for election at the Annual Meeting to a three-year term to hold office until the 2014 annual meeting of stockholders and until their successors are duly elected and qualify.

     Rationale for Declassification. The Board has reviewed the advantages and disadvantages of maintaining a classified Board structure. The Board recognizes that a classified Board provides various advantages, including: (i) providing continuity and stability of directors by ensuring that at any time approximately two-thirds of the directors will have had prior experience with the Company; (ii) promoting a long-term director perspective; (iii) helping the Company to attract and retain highly qualified directors willing to commit the time and resources necessary to understand the Company, its operations and its competitive environment; and (iv) reducing the vulnerability of the Company to hostile and potentially abusive takeover practices. However, the Board also recognizes that many investors and commentators believe that the annual election of directors is the primary means by which stockholders can exert influence over the management of a company and hold directors accountable for such management and their actions or inaction. The Board also understands that, in general, there is growing support among stockholders in favor of annual elections of all directors.

     After evaluating the various considerations in favor of and against maintaining a classified Board, on February 23, 2011, upon the recommendation of the Nominating and Corporate Governance Committee, the Board resolved that declassification of the Board by adoption of the FTI Charter Amendment attached to this proxy statement as Appendix A is advisable, and that the FTI Charter Amendment should be submitted to the stockholders of the Company for approval at this Annual Meeting. The FTI Charter Amendment provides for the orderly transition to the annual election of all directors in the manner described below and, consistent with Maryland law, does not affect the unexpired terms of any previously elected director not standing for re-election at this Annual Meeting.

     Proposed Declassification. If the proposed FTI Charter Amendment is approved by the requisite vote of stockholders, the declassification of the Board will occur as follows:
  The terms of the directors elected at this Annual Meeting will expire at the 2012 annual meeting of stockholders and when their successors are duly elected and qualify.

  The continuing directors whose current terms will expire at the 2012 and 2013 annual meetings of stockholders (the Class I directors and the Class II directors, respectively) will serve the remainder of their current terms.

  At the 2012 annual meeting of stockholders, the directors elected at this Annual Meeting and the directors elected at the 2009 annual meeting of stockholders (the Class I directors), will be up for election and the nominees for director at that meeting will stand for election for one-year terms expiring at the 2013 annual meeting of stockholders and when their successors are duly elected and qualify.

  Beginning with the 2013 annual meeting of stockholders, all nominees for director at that meeting will stand for election for one-year terms expiring at the next annual meeting of stockholders and when their successors are duly elected and qualify.
     The above description is qualified in its entirety by the actual text of the FTI Charter Amendment set forth in Appendix A, which is incorporated by reference herein.

     Subject to stockholder approval of the FTI Charter Amendment and effective upon the acceptance for record of the Articles of Amendment by the SDAT, the Board has approved amendments to the Amended and Restated By-Laws, as further amended, of the Company to remove references to a classified Board. In addition, the amendment provides that at such effective time, stockholders will have the power to remove directors without cause consistent with the Maryland General Corporation Law.

     Stockholder Approval Required. The FTI Charter Amendment must be approved by our stockholders by the affirmative vote of a majority of all votes entitled to be cast on the matter. The FTI Charter Amendment, if approved by stockholders, will become effective upon acceptance for record of the Articles of Amendment by the SDAT. We expect to file the Articles of Amendment with the SDAT as soon as practicable after the FTI Charter Amendment has been approved at the Annual Meeting. Because the Articles of Amendment must be accepted for record by the SDAT prior to the election of directors at the Annual Meeting, the Board intends to briefly adjourn the Annual Meeting until the Articles of Amendment become effective.

     In the event that the FTI Charter Amendment is not approved, as discussed under “Information About the Board of Directors and Committees — Proposal No. 1 — Elect as Class III Directors the Three Nominees Named in the Proxy Statement,” the Annual Meeting will not be adjourned and the Class III directors elected at the Annual Meeting will serve for three-year terms and until their successors are duly elected and qualify.

The Board of Directors Unanimously Recommends That You Vote FOR Proposal 2.

PROPOSAL NO. 3. APPROVE THE 2011 FTI CONSULTING, INC. INCENTIVE COMPENSATION PLAN

     On February 23, 2011, the Board approved the 2011 FTI Consulting, Inc. Incentive Compensation Plan (the “2011 Incentive Plan”). The Board recommends the 2011 Incentive Plan for approval by stockholders at this meeting. The 2011 Incentive Plan includes, among other things, provisions that protect the Company’s ability to take a tax deduction for performance-based awards made under the 2011 Incentive Plan, in conformity with Code Section 162(m) and related regulations, to our CEO and certain of our other most highly compensated executive officers in any year who have more than $1,000,000 of annual compensation. In accordance with Code Section 162(m), if the 2011 Incentive Plan is not approved, awards made under the 2011 Incentive Plan to our CEO or certain of our other most highly compensated executive officers may not be fully deductible by the Company.

     Incentive compensation makes up an important part of our overall executive compensation program. The 2011 Incentive Plan supports our ongoing efforts to develop and retain world-class leaders. By placing a portion of compensation at risk and by providing an incentive payment opportunity based upon performance goals, we can reward performance based on the performance of the Company and the individual.

     The following is a summary of the principal features of the 2011 Incentive Plan. This summary is qualified in all respects by the full text of the 2011 Incentive Plan, a copy of which is attached to this proxy statement as Appendix B. You may request a copy of the 2011 Incentive Plan without charge from the Corporate Secretary of the Company at 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, telephone number (410) 951-4800.

     Administration and Participation. The 2011 Incentive Plan is administered by the Compensation Committee. The Compensation Committee consists solely of directors who are (1) “outside directors” within the meaning of Code Section 162(m), (2) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and (3) “independent” directors under the rules of the NYSE. The Compensation Committee will have the power to designate eligible officers and employees of the Company and its subsidiaries for participation in the 2011 Incentive Plan, determine the annual performance goals and individual incentive targets, approve payment of all incentive awards, and make all necessary determinations under the 2011 Incentive Plan. Decisions of the Compensation Committee regarding the 2011 Incentive Plan will be final and conclusive.

     Individual Target Awards and Performance Goals. Not later than 90 days after the beginning of each calendar year or by such other date as may be permitted under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code Section 162(m)”), with respect to awards that are not intended to be “qualified performance-based compensation” within the meaning of Code Section 162(m), the Compensation Committee will establish in writing (i) the participants in the incentive compensation program for the relevant bonus year, (ii) the objective performance goals that must be met, (iii) the individual target awards that may be paid if the performance goals are met, and (iv) any other conditions that the Compensation Committee deems appropriate and consistent with the 2011 Incentive Plan and Code Section 162(m). The Compensation Committee may also establish subjective performance goals for participants; provided that, for executive officers, the subjective performance goals may only be used to reduce, and not increase, the award otherwise payable to such executive under the 2011 Incentive Plan.

     The Compensation Committee will establish an individual target incentive award value or range of individual target incentive award values for each participant for the applicable period, which may be expressed as a dollar amount, a percentage of salary or another measure specified by the Compensation Committee. The Compensation Committee may consider such factors as a participant’s (i) job level, (ii) annual base salary level, (iii) individual performance, and (iv) expected contribution to future company performance or financial results, to set individual targets. The maximum award value that any participant may receive for a calendar year under the 2011 Incentive Plan will be $15,000,000.

     The Compensation Committee will also establish objectively determinable performance goals for the period. The performance goals are the specific targets and objectives established by the Compensation Committee under one or more, or a combination of, absolute or relative financial results, values, rates of change or other measures, on a gross or net basis, which are set forth in the 2011 Incentive Plan and include objectives based on the following performance criteria: earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes; stock price; earnings per share; diluted earnings per share; earnings or loss per share before stock option expense; net earnings; operating or other earnings; profits; gross revenues; net revenues; cash flow, net cash flow or cash flow per share (in each case, before or after dividends); cash flow return on investment; cash balances; improvement in cash balances; operating income; operating expenses or reduction, improvement in or attainment of expense levels or working capital levels; gross income; net income or loss (before or after taxes or before or after allocation of corporate or segment overhead or bonus or other incentive compensation); return on investment; return on capital (including return on total capital); gross margin; operating margin; working capital; revenue growth; annual recurring revenues; recurring revenues; segment or product revenues, debt reduction; economic value added; financial ratios (including those measuring liquidity, activity, profitability or leverage); return on assets or net assets; stockholder return; stockholder return ratios or comparisons with various stock market indices; return on equity; growth in assets; market share; appreciation in and/or maintenance of the price of the Company’s shares of common stock or any other publicly-traded securities of the Company; economic value-added models; strategic business criteria consisting of one or more objectives based on meeting operating efficiencies, client satisfaction, regulatory achievements, specified revenue goals, market share or penetration goals, geographic business expansion goals, or goals relating to acquisitions, divestitures, strategic partnerships or co-development or co-marketing arrangements; specified objectives with regard to bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of or adjusted for cash balances and/or other offsets or charges; sales of securities; the implementation, completion or attainment of measurable objectives with respect to development, commercialization, research, products, services or the recruiting or maintaining of management or other personnel, in each case, as may be established by the Compensation Committee in its sole discretion.

     Such performance goals also may be based by reference to the Company’s performance as a whole or the performance of one or more subsidiaries, divisions, business segments, practice groups, business units or geographic regions of the Company, and/or upon a comparison with performance of an industry, one or more peer groups or other groups of companies, prior performance periods, or other measures selected or defined by the Compensation Committee within the parameters of the 2011 Incentive Plan.

     Changes to Performance Goals and Target Awards. At any time prior to the final determination of the awards, the Compensation Committee, in its sole discretion, may adjust the performance goals and target awards to also exclude or reflect, the impact of an event or occurrence that the Compensation Committee determines should be appropriately excluded or adjusted, including: (a) restructurings, acquisitions, recapitalizations, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges; (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; (c) a change in law, including tax law, or accounting standards required by generally accepted accounting principles; or (d) any other change of a similar nature. However, no adjustment may be made with respect to awards under the 2011 Incentive Plan that are intended to qualify for the “performance-based compensation” exception under Code Section 162(m) if such adjustment would violate the requirements for such qualification.

     Payments under the 2011 Incentive Plan. Payment of any incentive award under the 2011 Incentive Plan will be contingent upon the attainment of the pre-established performance goals. The Compensation Committee may not increase any incentive target or incentive award payable with respect to awards that are intended to qualify for the “performance-based compensation” exception under Code Section 162(m). The amount of any incentive award paid will not exceed the incentive target established for the individual for the performance goal that has been attained. The Compensation Committee may reduce any individual’s incentive award based on subjective criteria established by the Compensation Committee, from time to time.

     Awards may be paid in cash, our common stock, stock options, restricted stock, or any combination, at the discretion of the Compensation Committee and, with respect to any such equity-based payments, to the extent that shares are then available for issuance under one of our stockholder-approved equity plans. As required by Code Section 162(m), before we pay any award under the 2011 Incentive Plan for any year, the Compensation Committee will certify in writing (to the extent required by any IRS regulation) that the performance goals were satisfied. Approved minutes of the Compensation Committee will be treated as the required written certification. All amounts payable under the 2011 Incentive Plan will be paid as soon as practicable after certification by the Compensation Committee, but generally not later than March 15th of the calendar year after the year for which the award is payable.

     Amendment and Termination. The 2011 Incentive Plan shall remain in effect until it is terminated by the Compensation Committee or the Board. The Compensation Committee or the Board may, from time to time, amend the 2011 Incentive Plan, provided that no amendment that requires stockholder approval in order to comply with Code Section 162(m) will be effective unless the amendment has been approved by our stockholders.

     Benefits under the 2011 Incentive Plan. The amount of incentive compensation to be paid in the future to our executive officers and other plan participants cannot be determined at this time. Actual amounts will depend upon our actual performance and on whether the Compensation Committee elects to reduce such amounts. No cash or stock incentive compensation was awarded pursuant to the current FTI Consulting, Inc. Incentive Compensation Plan approved by stockholders on June 2, 2006 (the “2006 Incentive Plan”) to individuals for 2010 payable in 2011; except, that, Dominic DiNapoli, our Executive Vice President and Chief Operating Officer, was awarded incentive compensation of $500,000, in accordance with his employment agreement, of which $325,000 (65%) was paid in cash and $175,000 (35%) was paid through the award of 4,855 restricted shares of common stock of the Company (the number of shares of restricted stock was determined by dividing $175,000 by the closing price per share of Company common stock as reported on the NYSE for March 11, 2011 (the date the cash portion of the incentive award was paid to each participant)).

     Additional Information. From time to time there may be uncertainty as to the application and interpretation of Code Section 162(m) and the regulations issued under the Internal Revenue Code. As a result, no assurance can be given, notwithstanding the Company’s efforts, that incentive compensation intended by the Company to satisfy the requirements for deductibility under Code Section 162(m) will in fact be deductible.

     Stockholder Approval Required. The approval of the 2011FTI Consulting, Inc. Incentive Compensation Plan requires a majority of the votes cast at the Annual Meeting to be voted “FOR” this proposal.

The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 3.

PROPOSAL NO. 4 — RATIFY THE RETENTION OF KPMG LLP AS FTI CONSULTING, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2011

     The firm of KPMG LLP (“KPMG”) has served as the Company’s independent registered public accounting firm since 2006. KPMG has confirmed to the Audit Committee and us that it complies with all rules, standards and policies of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC governing auditor independence.

     The Audit Committee has retained KPMG as the independent registered public accounting firm to audit the Company’s books and accounts for the year ending December 31, 2011. We are seeking stockholder ratification of that action. Although stockholder ratification of the retention of our independent registered public accounting firm is not required, we are submitting the selection of KPMG for ratification as a matter of good corporate governance practice. Even if the retention is ratified, the Audit Committee in its discretion may appoint an alternative independent registered public accounting firm if it deems such action appropriate. If the Audit Committee’s selection is not ratified, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its retention of an independent registered public accounting firm.

     KPMG’s representative will be present at the annual meeting and will have the opportunity to make a statement if he desires to do so and to respond to appropriate questions asked by stockholders. See “Principal Accountant Fees and Services” for a description of the fees paid to KPMG for the fiscal years ended December 31, 2009 and December 31, 2010, and other matters relating to the procurement of services.

     Stockholder Approval Required. The approval of KPMG as the Company’s independent registered public account firm for the year ending December 31, 2011 requires a majority of the votes cast at the Annual Meeting to be voted “FOR” this proposal.

The Board of Directors Unanimously Recommends That You Vote FOR Proposal 4.

PROPOSAL NO. 5 — APPROVE, IN AN ADVISORY (NON-BINDING) VOTE, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT

     In accordance with the requirements of Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and pursuant to the compensation disclosure rules of the SEC, we are including in this proxy statement a separate resolution asking for stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement, which includes the disclosures under “Executive Officers and Compensation — Compensation Discussion and Analysis,” “Executive Officers and Compensation — Summary Compensation Table,” “Executive Officers and Compensation — Equity Compensation Plans,” and “Executive Officers and Compensation — Employment Agreements and Potential Termination and Change in Control Payments.” This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation policies and practices described in this proxy statement.

     A substantial percentage of the compensation of our named executive officers is tied to the achievement of financial goals that promote the creation of stockholder wealth. Our pay-for-performance compensation programs are designed to reward short- and long-term performance and encourage actions that drive the success of the Company. The terms of our written employment agreements and the mix of fixed and variable compensation elements are central to our ability to attract and retain our named executive officers. We believe that our compensation programs motivate our named executive officers to achieve superior financial results and position the Company for long-term success.

     This vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board. Although the vote is non-binding, the Compensation Committee will review the voting results in connection with its on-going evaluation of the Company’s compensation programs.

     We are asking our stockholders to approve, in a non-binding vote, the following resolution in respect of this Proposal No. 5.

“RESOLVED, that the stockholders advise, in a non-binding vote, that they approve the compensation of the Company’s named executive officers as disclosed pursuant to the rules of the SEC in this Proxy Statement.”

     Stockholder Vote. The Board and the Compensation Committee will consider the affirmative vote of a majority of the votes cast “FOR” the proposal at the Annual Meeting as advisory approval of the compensation paid to the Company’s named executive officers.

The Board of Directors Unanimously Recommends that You Vote FOR Proposal 5.

PROPOSAL NO. 6 — CONDUCT AN ADVISORY (NON-BINDING) VOTE ON WHETHER TO HOLD FUTURE ADVISORY (NON-BINDING) VOTES ON EXECUTIVE COMPENSATION EVERY ONE, TWO OR THREE YEARS

     In accordance with the requirements of Section 951 of the Dodd-Frank Act and pursuant to the compensation disclosure rules of the SEC, we are including in this proxy statement a separate resolution allowing stockholders to vote, on an advisory (non-binding) basis, on how frequently they would like to cast an advisory vote to approve the compensation of the Company’s named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years. Stockholders may also abstain from voting on this proposal.

     After careful consideration of the frequency alternatives, the Board believes that conducting an advisory vote on named executive officer compensation every three years is appropriate for the Company and our stockholders at this time. We believe that a vote once every three years makes sense for the following reasons:
  An effective compensation program should drive performance over the long term.

  Our compensation program provides that (i) equity compensation awards, which are granted to drive long-term stockholder value creation, generally, vest over three-year or longer periods and (ii) the performance goals under our executive and key employee equity long-term incentive program implemented in 2011 will be measured over a three-year period, which time frame is consistent with a triennial vote.

  A three-year advisory vote cycle will provide adequate time for the Compensation Committee to thoughtfully consider stockholders’ sentiments while being consistent with this long-term focus.

  A three-year advisory vote cycle will provide stockholders with time to evaluate the long-term effects of the Company’s multi-year compensation structures and the Company’s related performance.
     While we believe that a vote once every three years is the best choice for us, you are not voting to approve or disapprove our recommendation of a three year voting cycle, but rather to make your own choice among a vote every year, every two years or every three years.

     Stockholder Vote. We will consider the option that receives the affirmative vote of a majority of the votes cast as the frequency choice of our stockholders. In the event that no option receives a majority of the votes cast as the frequency choice of the stockholders, we will consider the option that receives the most votes to be the option selected by the stockholders. Because this proposal is advisory, it will not be binding. However, the Board values the opinions of our stockholders and will conduct the advisory vote on named executive officer compensation consistent with the outcome of this vote on the frequency of future advisory votes.

Our Board Recommends a Vote “FOR” Conducting an Advisory (Non-Binding) Vote on the Compensation of
Named Executive Officers Once Every Three Years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     There were 41,727,239 shares of our common stock issued and outstanding as of the close of business on March 21, 2011, the record date for this Annual Meeting. The following table shows the beneficial ownership of our common stock as of the close of business on March 21, 2011, by:
  each of the named executive officers in this proxy statement;

  each person known to own beneficially more than 5% of our outstanding common stock;

  each of our directors and director nominees; and

  all of our executive officers and directors as a group.
     The amounts and percentages of shares of common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities with respect to which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

     Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
Jack B. Dunn, IV (2)	675,345	1.62
Dennis J. Shaughnessy (3)	382,356	*
David G. Bannister (4)	233,607	*
Roger D. Carlile (5)	110,239	*
Jorge A. Celaya (6)	6,601	*
Dominic DiNapoli (7)	276,800	*
Brenda J. Bacon (8)	34,189	*
Mark H. Berey (9)	101,625	*
Denis J. Callaghan (10)	110,046	*
James W. Crownover (11)	4,600	*
Gerard E. Holthaus (12)	116,349	*
Matthew F. McHugh (13)	28,357	*
George P. Stamas (14)	126,181	*
FMR LLC (15)
82 Devonshire Street
Boston, Massachusetts 02109	2,659,584	6.37
BlackRock Inc. (16)
40 East 52nd Street
New York, New York 10022	2,462,673	5.90
All directors and executive officers as a group (15 persons)	2,448,577	5.87
____________________

*	Less than 1%

(1)	Unless otherwise specified, the address of these persons is c/o FTI Consulting, Inc.’s executive office at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401.

(2)	Includes 57,818 shares of restricted stock and 27,009 performance-based shares, subject to vesting conditions, 424,901 shares of common stock issuable upon the exercise of stock options, 18,000 shares of common stock held by Mr. Dunn’s spouse, 450 shares of common stock over which Mr. Dunn and his son share voting and investment power, and 26,250 shares of common stock held by a GRAT over which Mr. Dunn exercises voting and investment power.

(3)	Includes 85,156 shares of restricted stock and 11,231 performance-based shares, subject to vesting conditions, and 160,000 shares of our common stock issuable upon exercise of stock options.

(4)	Includes 11,741 shares of restricted stock, subject to vesting conditions, and 175,000 shares of our common stock issuable upon exercise of stock options.

(5)	Includes 6,397 shares of restricted stock, subject to vesting conditions, and 34,096 shares of our common stock issuable upon exercise of stock options.

(6)	Mr. Celaya resigned as an employee of the Company effective March 30, 2010 and he has been excluded from “all directors and executive officers as a group” for purposes of the presentation of that information.

(7)	Includes 66,753 shares of restricted stock, subject to vesting conditions, and 167,052 shares of our common stock issuable upon exercise of stock options.

(8)	Includes 5,879 shares of restricted stock, subject to vesting conditions, and 7,206 shares of our common stock issuable upon exercise of stock options.

(9)	Includes 73,000 shares of our common stock issuable upon exercise of stock options, and excludes 5,799 unvested deferred restricted stock units.

(10)	Includes 99,523 shares of our common stock issuable upon exercise of stock options, and excludes 8,833 vested and unvested deferred restricted stock units.

(11)	Excludes 46,369 vested and unvested deferred restricted stock units issued under the 2009 Plan.

(12)	Includes 5,799 shares of restricted stock, subject to vesting conditions and 107,700 shares of our common stock issuable upon exercise of stock options, and excludes 37,500 vested deferred restricted stock units.

(13)	Includes 5,879 shares of restricted stock, subject to vesting conditions.

(14)	Includes 102,945 shares of our common stock issuable upon exercise of stock options and 12,419 shares of our common stock over which Mr. Stamas and his spouse share voting and investment power, and excludes 5,879 unvested deferred restricted stock units.

(15)	Based on Schedule 13G filed on February 14, 2011, the reporting person reported sole power to vote 3,084 shares and sole power to dispose of 2,659,584 shares of the Company’s common stock. These securities are owned by various investment funds affiliated with FMR LLC, which have the right to direct the voting and disposition of shares of our common stock and the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of our common stock. For purposes of the reporting requirements of the Exchange Act, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,656,500 shares of the common stock outstanding of the Company, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(16)	Based on Schedule 13G/A filed on February 4, 2011, the reporting person reported sole power to vote and dispose of 2,462,673 shares of the Company’s common stock.

EXECUTIVE OFFICERS AND COMPENSATION

EXECUTIVE AND KEY OFFICERS

     We have set forth below information as of March 21, 2011 about other executive officers and key employees of the Company who are not also directors:

		Officer
Name	Age	Since	Position	Principal Business Experience For Past Five Years
David G. Bannister	55	2005	Executive Vice President and Chief Financial Officer	The Board took action on March 21, 2011, effective April 1, 2011, to elect Mr. Bannister as Executive Vice President and Chairman of the North American Region, a new position. In this capacity, Mr. Bannister will have responsibility for the Company’s North American operations. Mr. Bannister will hold the position of Chief Financial Officer of the Company until April 1, 2011, a position he has held since March 2010. Mr. Bannister served as our Executive Vice President – Corporate Development and Chief Administrative Officer from December 2008 to March 2010, our Executive Vice President – Corporate Development from June 2006 to December 2008, and our Senior Vice President —Business Development from May 2005 to June 2006. From 1998 to 2004, Mr. Bannister was a General Partner of Grotech Capital Group. Mr. Bannister is a director of Landstar System, Inc., the Chairman of its Audit Committee and a member of other committees.

Roger D. Carlile	48	2009	Executive Vice President and Chief Administrative Officer	The Board took action on March 21, 2011, effective April 1, 2011, to elect Mr. Carlile to succeed Mr. Bannister as the Company’s Chief Financial Officer. In addition, Mr. Carlile retains the position of Executive Vice President. Mr. Carlile will hold the position of Executive Vice President and Chief Administrative Officer until April 1, 2011. In his new position, Mr. Carlile will retain certain of his existing administrative responsibilities. From January 2009 to March 2010, Mr. Carlile served as Executive Vice President and Chief Human Resources Officer. From November 2003 to January 2009, Mr. Carlile was a Senior Managing Director and the Global Leader of our Forensic and Litigation Consulting Segment. Prior to joining the Company, Mr. Carlile was a partner of KPMG LLP serving as its Global Leader of Forensic Services.

Dominic DiNapoli	56	2004	Vice Chairman	Effective March 21, 2011, Mr. DiNapoli was appointed as Vice Chairman, a new position. Mr. DiNapoli will focus on large client projects and opportunities for all of our business segments, with a particular emphasis on our Corporate Finance/Restructuring Segment. From February 2004 to March 2011, Mr. DiNapoli was Executive Vice President and Chief Operating Officer of the Company. From August 2002 to February 2004, Mr. DiNapoli was a Senior Managing Director and the Global Leader of our Corporate Finance/Restructuring Segment. From 1998 to 2002, Mr. DiNapoli was a Managing Partner of PricewaterhouseCoopers LLP’s U.S. Business Recovery Services practice.

		Officer
Name	Age	Since	Position	Principal Business Experience For Past Five Years
John A. MacColl	62	2006	Executive Vice President and Chief Risk Officer	Mr. MacColl has been Executive Vice President and Chief Risk Officer since January 2006. In August 2007, Mr. MacColl assumed the position of Chief Compliance Officer. From January 2006 to February 2008, he also held the position of Chief Legal Officer. From April 2004 to April 2005, Mr. MacColl was Vice Chairman of St. Paul Travelers, a position he held with its predecessor, The St. Paul Companies, Inc. from May 2002 to April 2004. From May 1999 to August 2004, he also held the position of General Counsel of The St. Paul Companies, Inc. Mr. MacColl joined the St. Paul Companies in 1998, following the company’s merger with USF&G Corporation, where he served as Executive Vice President of Human Resources and General Counsel. From April 2005 to January 2006, Mr. MacColl pursued personal business interests.

Eric B. Miller	51	2006	Executive Vice President, General Counsel and Chief Ethics Officer	Mr. Miller joined the Company in May 2006 and was elected Senior Vice President and General Counsel in June 2006. In May 2008, Mr. Miller was elected an Executive Vice President of the Company. He assumed the Chief Legal Officer role in February 2008, and was elected Chief Ethics Officer effective March 2010. From 1995 to May 2006, Mr. Miller was a Partner with DLA Piper.

Catherine M. Freeman	55	2007	Senior Vice President, Controller and Chief Accounting Officer	Ms. Freeman has been Senior Vice President, Controller and Chief Accounting Officer since November 2007. From April 2004 to July 2007, Ms. Freeman held the position of Vice President, Corporate Controller, and from July 2007 to November 2007 held the position of Vice President and Deputy Chief Financial Officer, of AES Corporation. From August 2001 to March 2004, Ms. Freeman was Vice President and Corporate Controller of World Kitchen, Inc., and from 1983 to March 2001, held various finance and accounting positions with Fort James Corporation. During Ms. Freeman’s term as an officer of World Kitchen, Inc., World Kitchen, Inc. filed for Chapter 11 bankruptcy protection.

Liz Nickles	63	2010	Senior Vice President and Chief Marketing Officer	Ms. Nickles joined the Company as Senior Vice President and Chief Marketing Officer in January 2010. From April 2002 to December 2009, Ms. Nickles was the President of Liz Nickles & Associates, Inc. and from October 2007 to January 2010 she was also President of Black Label Financial Brand Development.

     Our executive officers are appointed by, and serve at the pleasure of, our Board, subject to the terms of written employment arrangements that we have with some of them.

COMPENSATION DISCUSSION AND ANALYSIS

     The following discussion of named executive officer compensation contains descriptions of various employment related agreements and employee compensation plans. These descriptions are qualified in their entirety by reference to the full text or detailed descriptions of the agreements and plans that we have filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 25, 2011.

Executive Summary

     General

     This compensation discussion and analysis (“CD&A”) describes the Company’s compensation philosophy and policies and the elements of compensation paid or awarded to, or earned by, our Chief Executive Officer, individuals who have held the position of Chief Financial Officer during 2010, and our three other most highly compensated officers as of December 31, 2010 (collectively, the “NEOs”). This CD&A also provides the Company’s analysis of these policies and decisions.

     The Company’s NEOs for 2010 were Jack B. Dunn, IV, President and Chief Executive Officer, our CEO, Dennis J. Shaughnessy, our executive Chairman, our Chairman, David G. Bannister, Executive Vice President and Chief Financial Officer (“CFO”), Dominic DiNapoli, Executive Vice President and Chief Operating Officer (“COO”), and Roger D. Carlile, Executive Vice President and Chief Administration Officer (“CAO”). The Board appointed David G. Bannister to the position of Chief Financial Officer of the Company upon the departure of Jorge A. Celaya in March 2010. In March 2010, Mr. Carlile was appointed to assume the duties of Chief Administrative Officer formerly held by Mr. Bannister.

     2011 Officer Changes

     On March 21, 2011, the Board authorized significant leadership changes to implement the Company’s decision to evolve to a matrix management model, which emphasizes both geographic and segment leadership roles. The Board took action on March 21, 2011, to elect David Bannister as Executive Vice President and Chairman of the North American Region, a new officer position, with responsibility for the Company’s North American operations; and Roger Carlile to succeed Mr. Bannister as the Company’s Chief Financial Officer, in each case effective April 1, 2011. Mr. Carlile will retain certain of his existing administrative responsibilities in his new position. Effective March 21, 2011, Dominic DiNapoli assumed the position of Vice Chairman after having been Executive Vice President and Chief Operating Officer since February 2004. In this new position, Mr. DiNapoli will focus on large client projects and opportunities for all business segments, with a particular emphasis on the Company’s Corporate Finance/Restructuring Segment given his extensive experience in that area.

     2010 NEO Compensation Considerations

     The Compensation Committee is responsible for setting the compensation of the NEOs in consultation with management. In determining overall compensation for the year ended December 31, 2010, the Compensation Committee considered the following notable achievements:
  The Company reported its best fourth quarter ever in revenues and the 19th consecutive year in revenue growth to another new annual record for the year ended December 31, 2010;

  the completion of a highly successful $400 million issuance of the Company’s 6 3/4% senior notes due 2020;

  the refinancing of the Company’s $175 million senior bank revolving credit facility with a new five-year, $250 million senior secured revolving line of credit;

  the repurchase of all of the Company outstanding 7 5/8% Senior Notes due 2013;

  the repurchase of approximately 1,200,000 shares of common stock of the Company for an aggregate purchase price of approximately $41,000,000 from January 1, 2010 through December 31, 2010;

  the realignment of the Company’s non-executive senior management team with responsibilities for geographic regions;

  the commencement of the Company’s “FTI Consulting” one-brand initiative;

  the successful completion of the Company’s 2010 restructuring plan to take advantage of non-U.S. tax efficiencies;

  the expansion of our Corporate Finance/Restructuring Segment in the Asia-Pacific region through the acquisition of FS Asia Advisory (formerly Ferrier Hodgson Hong Kong Group), a leading Asian corporate restructuring and recovery advisory firm with offices in China, Hong Kong, Singapore and the Philippines, and the opening of a new office in Spain; and

  the expansion of our Technology Segment’s Australian and UK operations to include new data center capabilities.
     The Compensation Committee also considered the challenges encountered by the Company’s business segments during the year, including the decline in demand for the restructuring and bankruptcy services of our Corporate Finance/Restructuring Segment, primarily due to the increased availability of debt modifications prior to default and maturity and financing at lower interest rates and on more advantageous terms to companies in distress. In addition, restructuring and bankruptcy engagements were adversely affected by the increase in pre-planned/pre-packaged restructurings or bankruptcies, which limits the constituencies who have a need for our advisory services. The Compensation Committee also considered that the recovery of capital markets and merger and acquisition transactions, which favorably impacts our Economic Consulting and Strategic Communications segments, did not recover sufficiently to fully offset the decline in our Corporate Finance/Restructuring Segment.

     2010 NEO Performance Compensation

     The compensation of our NEOs ties a substantial percentage of their compensation opportunity to the attainment of financial goals that promote the creation of stockholder wealth. Our pay-for-performance compensation programs are designed to reward short- and long-term performance and encourage actions that drive the success of the Company. The terms of our written employment agreements and the mix of fixed and variable compensation elements are central to our ability to attract and retain our NEOs. We believe that our compensation programs motivate our NEOs to achieve superior financial results and position the Company for long-term success. Conversely, the inclusion of significant performance-based variable compensation elements within the overall compensation packages provided to our NEOs results in reduced levels of compensation when the performance-based objectives established by the Compensation Committee are not achieved.  For example, for the year ended December 31, 2009, a record earnings year for the Company, Messrs. Dunn, Shaughnessy, Bannister, DiNapoli and Carlile received incentive compensation in the form of cash and shares of restricted stock with an aggregate fair market value of $5,300,000 under the Company’s 2006 Incentive Plan; whereas for the year ended December 31, 2010, they received incentive compensation under the 2006 Incentive Plan, totaling “zero” (except for the contractually mandated payment of $500,000 to Mr. DiNapoli). In evaluating the compensation of our NEOs, the Compensation Committee considers the opportunities they are given to earn various types and components of compensation based on a variety of factors, including meeting or exceeding short-term and long-term company-wide objectives and individual subjective goals established by the Compensation Committee, as well as the NEO’s day-to-day responsibilities, experience, time employed by the Company, position within the organization, skills and abilities.  The Compensation Committee believes that these concepts are important to understanding its approach to decisions regarding the overall compensation of our NEOs.

     In 2010, our NEOs had the opportunity to earn performance-based compensation in the form of (a) annual incentive compensation (payable 65% in cash and 35% in shares of restricted stock subject to pro rata vesting over three years) pursuant to the 2006 Incentive Plan and (b) the pay-out of cash-based performance units that were awarded to the NEOs on March 17, 2010. See “ – Incentive Compensation – FTI Consulting, Inc. 2010 Incentive Compensation Plan – 2010 Incentive Compensation Plan Based Payments” for a discussion of the Company’s incentive performance goals for the year ended December 31, 2010 and  “Incentive Compensation – Other 2010 Cash-Based Incentive Compensation Opportunities” for a discussion of the cash-based performance units.  The CEO and the Chairman also had outstanding restricted stock awards that were granted to them in 2008 and 2009, respectively, which provided that a portion of those awards would vest if the associated revenue and/or EPS performance goals established for the year ended December 31, 2010 were met.  In February 2011, the Compensation Committee determined that the 2010 performance goals associated with all of these performance-based compensation opportunities had not been met.  Consequently, no annual incentive compensation was paid to the NEOs (other than to the COO, who has a contractual right to a minimum annual bonus of $500,000 upon achievement by the Company of a minimum $1.00 EPS), the cash-based performance unit awards granted to the NEOs in 2010 were forfeited without compensation, and the portion of the previously granted stock awards held by the CEO and the Chairman that were subject to the achievement of 2010 performance targets also were forfeited without compensation.

     To illustrate the difference between the overall compensation opportunity provided to the NEOs and the amount of compensation actually earned and paid to them as a result of performance, the following table sets forth the value of the compensation “opportunity” — or the amount they could have received if the applicable 2010 performance targets had been achieved — and the “actual” value of the compensation they in fact received as a result of 2010 actual performance.  The table includes base salary, stock awards that are not subject to performance-based vesting, and all performance-based components of compensation for our NEOs, other than Mr. Celaya, who left the Company before the end of the year and thus was not eligible for any performance-based compensation for 2010. The Compensation Committee believes that the presentation of this information clearly demonstrates its commitment to a significant pay-for-performance orientation in the compensation packages provided to our NEOs. While the NEOs were provided the opportunity to earn a substantial amount of performance-based compensation in 2010, much of that performance-based compensation was not earned or paid due to the actual corporate performance of the Company in 2010.

2010 Compensation		David G.	Dennis J.	Dominic
Elements	Jack B. Dunn, IV	Bannister	Shaughnessy	DiNapoli	Roger D. Carlile
(a)	(b)	(c)	(d)	(e)	(f)
Salary ($)
Opportunity	1,535,961	671,923	1,035,961	2,035,961	1,300,000
Actual	1,535,961	671,923	1,035,961	2,035,961	1,300,000

Stock Awards ($)
2010 Stock Awards Solely Subject to Time-Based Vesting Conditions (1)
Opportunity	1,000,000	0	0	0	0
Actual	999,946	367,900	0	0	0

Stock Awards on Account of Deferral of 35% of 2010 Incentive Compensation (2)
Opportunity	612,500	385,000	612,500	350,000	157,500
Actual	0	0	0	175,000	0

Performance-Based Stock Awards (3)
Opportunity	999,971	0	500,004	0	0
Actual	0	0	0	0	0

Non-Equity Incentive Compensation ($)

Non-Equity Incentive Plan Compensation – Cash- Based Performance Units(4)
Opportunity	400,400	400,400	400,400	400,400	400,400
Actual	0	0	0	0	0

Non-Equity Incentive Plan Compensation – 2010 Cash Incentive Compensation (5)

Opportunity	1,137,500	715,000	1,137,500	650,000	292,500
Actual	0	0	0	325,000	0

Total ($)
Opportunity	5,686,332	2,172,323	3,686,365	3,436,361	2,150,400
Actual	2,535,907	1,039,823	1,035,961	2,535,961	1,300,000
____________________

(1)	On July 31, 2008, the Compensation Committee authorized a standing automatic restricted stock award to our CEO with a value equivalent to $250,000 on the day following the Company’s quarterly and annual public earnings release each year (the “Standing Stock Award”), without the necessity of further action of the Compensation Committee. The number of shares of restricted stock awarded to our CEO pursuant to the Standing Stock Award will be determined by dividing (i) $250,000, by (ii) the closing price per share of the Company’s common stock as reported on the NYSE for the day following the date of each relevant quarterly and annual earnings release.

The stock award “opportunity” to Mr. Bannister has been reported as “zero” because the grant date fair market value (computed in accordance with FASB ASC Topic 718) of the award reported as “actual” compensation relates to a discretionary grant of 10,000 shares of restricted stock of the Company under the 2009 Omnibus Incentive Compensation Plan, as amended and restated (the “2009 Plan”), approved by the Compensation Committee in February 2010, before Mr. Bannister assumed the position of CFO. The shares of restricted stock have a grant date of March 5, 2010, subject to time-based pro rata vesting over the three-year period beginning on the first anniversary of the date of grant. The Compensation Committee awarded the shares of restricted stock to Mr. Bannister upon management’s recommendation in light of his extraordinary contribution as the leader of the Company’s business development and acquisition efforts.

(2)	For 2010, the NEOs had the “opportunity” to earn incentive compensation for the year ended December 31, 2010 pursuant to the 2006 Incentive Plan in the following amounts based on “target”: $1,750,000 (CEO), $1,100,000 (CFO), $1,750,000 (Chairman), $1,000,000 (COO) and $450,000 (CAO), which, if awarded would be paid 65% in cash and 35% in shares of restricted stock (subject to pro rata vesting over three years on December 31, 2011, December 31, 2012 and December 31, 2013). The NEOs “opportunity” represents the value of 35% of the total “target” incentive compensation that could have been awarded for the year ended December 31, 2010. On February 18, 2011, the Compensation Committee certified that the EPS performance goals for 2010 were not achieved, except that the COO has a contractual right to receive $500,000 at $1.00 EPS as incentive compensation for the year ended December 31, 2010. The amount in the “actual” row for the COO reports the portion of the $500,000 incentive compensation payment deferred in the form of shares of restricted stock awarded by the Compensation Committee on March 1, 2011, which will vest pro rata over three years on December 31, 2011, December 31, 2012 and December 31, 2013.

(3)	For 2010, the CEO had the “opportunity” to vest in up to 13,504 (20%) of the 67,522 performance-based shares of restricted stock granted by the Compensation Committee on August 11, 2008 (the “2008 Award”). The stock award “opportunity” reports the grant date fair value of the shares of restricted stock subject to 2010 performance conditions, computed in accordance with FASB ASC Topic 718. The applicable performance goals for the year ended December 31, 2010 were based on annual revenue and EPS targets, none of which were achieved. As a result, the 13,504 shares of restricted stock pursuant to the 2008 Award were not earned in 2010 and were forfeited as of February 25, 2011, after certification that the performance goals were not achieved.

For 2010, the Chairman had the “opportunity” to vest in up to 11,219 (one-third) of the 33,692 performance-based shares of restricted stock granted by the Compensation Committee on January 2, 2009 (the “2009 Award”). The stock award “opportunity” reports the grant date fair value of the shares of restricted stock subject to 2010 performance conditions, computed in accordance with FASB ASC Topic 718. The applicable performance goals for the year ended December 31, 2010 were based on annual revenue and EPS targets, none of which were achieved. As a result, the 11,219 shares of restricted stock pursuant to the 2009 Award were not earned in 2010 and were forfeited as of February 25, 2011, after certification that the performance goals were not achieved.

(4)	Each NEO’s reported “opportunity” represents the grant date fair value of the “target” number of cash-based performance units (10,000 units) awarded to each of the NEOs on March 17, 2010, based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The Compensation Committee established a range of performance goals based on EPS (excluding special charges) as the relevant performance measures; and provided that if a performance goal is achieved for the year ended December 31, 2010, each participant could earn up to a maximum of 11,500 performance units depending upon which goal has been achieved. Subject to the satisfaction of the performance-based vesting conditions applicable to the award, the performance units were further subject to one-third pro rata vesting on March 1, 2011, March 1, 2012 and March 1, 2013. On each applicable vesting date, the performance units that vested would been payable to the holder solely in a lump sum cash amount determined by multiplying the number of vested performance units that became payable by the price per share of the Company’s common stock for March 1st of the calendar year in which such performance units vested. On February 18, 2011, the Compensation Committee determined that none of the EPS performance goals for the year ended December 31, 2010 were met and, as of February 25, 2011, all performance unit awards were forfeited by each of the recipients in accordance with the award terms.

(5)	Each NEO’s reported “opportunity” includes the cash portion (65%) of each of the NEOs total target incentive compensation opportunity pursuant to the 2006 Incentive Plan for the year ended December 31, 2010. On February 18, 2011, the Compensation Committee certified that the EPS performance goals for 2010 were not achieved, except that the COO has a contractual right to receive $500,000 at $1.00 EPS as incentive compensation for the year ended December 31, 2010. The amount of “actual” compensation to the COO includes the cash portion of the $500,000 incentive compensation payment for 2010.

     2011 NEO Compensation Actions

     In February 2011, the Compensation Committee took a series of actions designed to:
  increase the long-term and performance-based elements of each NEO’s compensation as a proportion of his total compensation;

  link each NEO’s financial returns with the long-term success of the Company;

  increase the equity stake of the NEOs in the Company; and

  serve as a meaningful retention incentive to encourage management stability.
     To carry-out its goals, the Compensation Committee implemented an equity-based long-term incentive program for select executive officers and key employees. The program is intended to serve as the basis for recurring annual equity awards that will serve as a predictable long-term component of total compensation opportunity. The Compensation Committee intends to determine the participants in the program and the type, number and terms of the equity awards on an annual basis in February of each year. All equity awards will be granted out of authorized common stock of the Company available under the Company’s stockholder approved employee equity compensation plans that are in effect from time to time. In February and March 2011, the Compensation Committee approved the first equity awards under the program. The equity awards to the NEOs took the following forms:
  stock options with pro rata time-based vesting conditions over a five-year period from the date of grant. Stock option awards are designed to accomplish two goals: (a) long-term sustained stockholder value creation (as the option will only have value if the trading value of our common stock exceeds the exercise price per share following each of the applicable vesting dates and maintains such higher value) and (b) encourage management excellence and longevity;

  restricted stock with pro rata time-based vesting conditions over a five-year period from the date of grant. The restricted stock awards are designed to accomplish two goals: (a) long-term sustained stockholder value creation (as the value of the awards are tied to the value of the Company’s common stock) and (b) encourage management excellence and longevity;

  two tranches of restricted stock units (each unit equating to one-share of common stock on vesting), subject to both (a) performance conditions over a three-year performance period and (b) time-based vesting conditions over an additional two-year period, from grant date to grant date, upon the achievement of the performance conditions. Because of the rapid growth and geographic expansion of our businesses, we may not achieve positive results from management decisions made today until a number of years in the future. The performance-based restricted stock unit awards are designed to encourage management to enact long-term plans and decisions to position the Company for future growth to increase stockholder value. The performance goals established by the Compensation Committee are designed to reward increased stockholder value over the three-year period based on (i) the achievement by the Company of a return on equity within a specified range from the beginning to the end of the three-year performance period and (ii) the Company’s total shareholder return relative to the total shareholder return of the S&P 500.
     In February 2011, the Compensation Committee approved the participants, range of performance goals and individual maximum target bonus levels for 2011 under the 2006 Incentive Plan. The Compensation Committee designated the CEO, Chairman, CFO, CAO and one additional executive officer, as the only participants for the year ending December 31, 2011. The 2011 participants in the 2006 Incentive Plan will not necessarily correlate with those executive officers who are NEOs for 2011. In order to further align the annual incentive payments to executives with increases in stockholder value, bonus awards for 2011 will be paid in a combination of cash (65% of total) and shares of restricted stock (35% of total), with the shares of restricted stock being further subject to three-year vesting conditions after grant. The performance goals for the year ended December 31, 2011 are based on a range of company-wide earnings per share targets, subject to adjustment in certain circumstances. The maximum 2011 performance goal requires the Company to meet or improve its 2011 year-end earnings per share in comparison to the actual earnings per share reported by the Company for the year ended December 31, 2010. The 2011 performance goal at the high end of the range is appropriately aggressive and would require significant improvement of the Company’s financial results for 2011 over 2010. If the Compensation Committee determines that an objective performance goal has been achieved, each of the participants for 2011 would be entitled to receive the corresponding target incentive compensation amount, subject to reduction in the Compensation Committee’s sole discretion based on certain subjective individual and company performance criteria. The Compensation Committee has not yet set the subjective performance criteria for 2011.

     In February 2011, the Compensation Committee approved adjustments of the base annual salaries of the CFO and CAO, by increasing the CFO’s base salary to $850,000 (from $700,000) and decreasing the CAO’s base salary to $1,000,000 (from $1,300,000), to implement the Company’s goal of keeping the base annual salaries of non-CEO executives around the one million dollar level.

     As previously reported by the Company, in February 2011, the Compensation Committee also determined that in recognition of the Company’s continuing complexity and expansion into new markets, the retention of the services of the CEO and Chairman following their full-time employment is more valuable to the Company, and approved increasing the CEO’s annual transition payment during his five-year transition term to $1,000,000 (from $500,000) and the Chairman’s annual transition payment during his five-year transition term to $950,000 (from $700,000), with a corresponding increase of amounts payable on termination by the Company or termination by the executive, other than upon termination by the Company for “Cause,” including adjustments of the fixed cash amounts payable upon termination due to death or “Disability.”

Compensation Governance

     All of the Company’s NEOs are elected to their positions by the Board. The Compensation Committee is responsible for setting the compensation of our NEOs based on the recommendations of the CEO and Chairman. See “Information About the Board of Directors and Committees – Committees of the Board of Directors – Compensation Committee” for a discussion of the powers of the Compensation Committee and the roles our CEO and Chairman play in compensation decisions.

Use of Compensation Consultant

     During 2010, the Compensation Committee engaged Frederic W. Cook & Co. (“FWC”) as its compensation consultant. The work performed by FWC for the Compensation Committee is documented in a formal scope of work and contract which has been executed by the consultant and the Compensation Committee. FWC is directed by, and reports to the Compensation Committee, on an independent basis. FWC interacts with the Company to obtain information that is needed for reports and advice requested by the Compensation Committee. During 2010, the Compensation Committee requested FWC’s advice on a variety of issues, including compensation best practices, the design of a pay-for-performance equity compensation program for certain executive officers and key employees, and the analyses of potential risks arising from our compensation programs. FWC also reviewed and commented on recommendations regarding NEO compensation adjustments.

Our Compensation Philosophy

     Our compensation philosophy is to deliver NEO compensation that will incentivize the executives to build stockholder value, maintain the continuity of management and attract new candidates through competitive compensation opportunities that are appropriate to our business, size and geographic diversity, using a combination of short- and long-term compensation vehicles. We implement that philosophy by (i) compensating executives based on the Company’s current financial and operational performance and individual performance of the executive, primarily through annual cash base salary and incentive compensation payments, (ii) motivating executives to continue to excel in the future, primarily through long-term equity awards, which are subject to performance conditions tied to increases in stockholder value and other growth drivers, and equity awards with long-term time-based vesting conditions, and (iii) incentivizing the executives to manage risks appropriately through a variety of fixed and at-risk and short- and long-term compensation opportunities.

     Our compensation programs are designed to pay-for-performance by:
  evaluating performance on both an individual and company-wide basis reflecting our progress in meeting short-term and long-term growth objectives based on designated performance metrics, including stockholder return, revenue and earnings per share targets;

  linking short-term compensation to individual performance goals set at the beginning of the year;

  linking significant incentive compensation to company-wide financial and operating metrics to align a significant portion of NEO compensation to the long-term success of the Company;

  balancing short-term and long-term goals by delivering compensation through short-term and long-term incentives;

  maintaining base salary at a competitive market level during times of growth as well as contraction;

  delivering a mix of fixed and at-risk compensation; and

  using equity-based awards that are linked to increases in stockholder value.
      In designing the compensation program and in determining NEO compensation, we also consider the following factors:
  our size and complexity;

  our projected growth and expansion into other businesses;

  our long-term strategic goals;

  our operating and financial performance compared with targeted goals;

  our current compensation levels;

  the level of responsibility, experience and longevity of our current executive officers; and

  the competition for strong senior executives.

NEO Compensation

     General

     We pay our NEO’s an annual base cash salary and we also put a significant portion of the executive’s compensation at risk through the use of annual cash bonus and equity awards by tying those elements to Company and/or individual performance for the year and longer periods of time. The elements of compensation paid to our NEOs are intended to reward performance as follows:
  Annual Base Cash Salary. Annual base cash salary is a fixed annual rate of pay received by the NEO. Annual base cash salary rewards the NEO for his or her day-to-day responsibilities, experience, time employed by the Company, position within the organization, skills and abilities. The complexity and growth of the Company’s businesses are also considered when setting annual base compensation. The Compensation Committee reviews the base salary of our CEO and Chairman at least annually and sometimes more often. The Compensation Committee also considers our CEO’s and Chairman’s recommendations regarding the annual base cash salary of other NEOs. The Compensation Committee will adjust annual base cash salary on a case-by-case basis after considering any changes to the NEO’s employment terms, the NEOs responsibilities and whether those responsibilities have increased or decreased, corporate performance, the results of annual individual performance evaluations as measured against the subjective performance criteria established for the NEO, the NEO’s employment contract terms, if applicable, and the NEO’s total compensation package. The Compensation Committee does not necessarily assign more importance to any factor over another. See “– 2010 NEO Annual Base Cash Salary Adjustments.”

  Annual Incentive Compensation. Annual incentive compensation, which is in addition to annual base cash salary, is intended to reward the NEO for meeting or exceeding short-term company-wide objectives and individual subjective goals established each year by the Compensation Committee. As a result, a substantial portion of a NEO’s annual incentive compensation is at risk. The annual incentive compensation rewards NEOs for organization-wide performance as measured against financial goals for the year and individual performance as measured against individual subjective goals considered by the Compensation Committee. Incentive compensation set by the Compensation Committee pursuant to the Incentive Compensation Plan, is designed to meet the requirements of Code Section 162(m) to allow the Company to receive a deduction for that compensation; therefore, individual subjective performance goals can only be considered to reduce but not increase an individual’s bonus payment. Starting in 2009, the Compensation Committee began awarding annual incentive compensation through a combination of cash and shares of restricted stock. The shares of restricted stock are subject to significant time-based vesting conditions, which the Compensation Committee believes act as a meaningful retention tool. The Compensation Committee intends to continue to pay annual incentive compensation through a combination of cash and equity in future years. The use of restricted stock places a portion of the NEOs annual bonus compensation into longer-term compensation, which links NEO compensation to the creation of stockholder value and serves as an additional retention tool. See “– Incentive Compensation – The FTI Consulting, Inc. Incentive Compensation Plan.”

  Equity Compensation. In general, the Company believes that stock options and restricted stock link the NEO’s compensation to stockholder return and value. Stock options and restricted stock, the value of which increase as our stock price increases, provide a strong incentive for the NEO to remain with the Company. The Compensation Committee is currently the administrator of our long-term equity compensation plans and determines the type, number of shares, other terms and timing of equity awards granted to NEOs. The Compensation Committee primarily uses equity awards to provide continuing incentives that will keep NEOs engaged and focused on the interests of stockholders. All equity awards have time-based vesting conditions of three- to five-years. In addition, the Compensation Committee may impose performance conditions of one-year or shorter, such as revenue and earnings per share targets. The Compensation Committee generally considers the NEO’s total compensation and individual responsibilities and performance, as well as the Company’s corporate performance and stock price, to determine whether to make an award, when to make an award and what kind and how many equity incentives to grant to an NEO.

  LTIP Awards. “Long-term incentive program (“LTIP”)” awards represent stock option, restricted stock and restricted stock unit awards that vest upon meeting variable, specified financial-based performance goals longer than one year. We believe that performance-based equity awards link the NEO’s compensation to financial metrics that are important to the Company and its stockholders. Performance-based awards reward long-term financial goals established internally for the Company, such as long-term improvement of revenue growth, EBITDA, earnings per share, financial ratios, return on equity and business mix. They may also measure the Company’s performance against the long-term performance of industry or peer groups, such as relative total stockholder return. Because of the Company’s rapid expansion internationally and through the expansion of its service offerings, the establishment of longer term goals allows the Company to reward the positive results of decisions and actions undertaken by the NEOs today or in the past, including decisions made to position the Company for future growth or to manage risk. They also allow executives to earn more if the Company achieves superior performance or earn less if all or some of the performance goals are not met. The Compensation Committee primarily uses performance-based equity awards to provide continuing incentives to NEOs to drive the long-term performance of the Company. Our general forms of performance-based award documents do not grant discretion to the Compensation Committee to vest the awards if the applicable performance goals have not been met.

  Transition Payments. Because of professional relationships with our client facing employees, the complexity of the services we provide, and our rapid growth and geographic expansion, the Compensation Committee determined that it is in the Company’s best interests to contractually require our CEO and Chairman (in each case, other than in the event of termination due to death, “Disability” or by the Company with “Cause”) and the COO (other than in the event of termination due to death, “Disability” or termination by the Company with “Cause” or by the executive without “Good Reason”) to be available as needed by the Company following the termination of such executive’s full-time employment. The employment agreements with those executives provide that they will provide up to 500 hours of service each year, as requested by the Company, in the case of the CEO and Chairman for five years, and in the case of the COO for three years, for an annual cash payment. See “Executive Officers and Compensation – Employment Agreements and Potential Termination and Change in Control Payments.”

  Sign-On or Retention Payments. We may provide contractual or other incentive payment opportunities, including sign-on or retention bonuses, which may be in the form of cash and/or equity, to individuals who join us as officers or, in some cases, to officers who enter into new employment arrangements with us. These payments are designed to reward individuals for joining or continuing their employment with the Company.

  Other Benefits and Perquisites. We provide our NEOs with substantially the same benefits that we provide to employees generally, including medical and dental insurance, a life insurance benefit and the opportunity to participate in the Company’s 401(k) savings plan. In addition, the Company provides NEOs with certain perquisites designed to facilitate their ability to perform their positions and develop client relations, including, an automobile and a corporate aircraft to facilitate security. In 2010, the Company discontinued the practice of paying club dues for NEOs.
     The Compensation Committee evaluates the relationships between cash and non-cash compensation, short- and long-term compensation, and fixed- and at-risk compensation on a case-by-case basis and makes decisions as to the NEO’s forms of compensation, amounts of compensation and timing of compensation after considering the periodic financial results of the Company and their subjective assessment of the NEO’s performance.

     Cash Compensation

          2010 NEO Annual Base Cash Salary

     The Compensation Committee considers adjustments to annual base cash compensation each year, generally in February and at other times deemed warranted by the Compensation Committee. The Compensation Committee discusses annual base cash salary levels directly with our CEO and Chairman and considers their recommendations regarding the annual base cash salary levels of the other NEOs. See “Executive Officers and Compensation – Summary Compensation Table” for the cash base salaries paid to the NEOs for the year ended December 31, 2010.

     In February 2010, the Compensation Committee authorized modest base annual salary increases of $50,000 each to our CEO, Chairman and COO. Following, these salary adjustments, the annual base cash salaries of our CEO, Chairman and COO, were $1,550,000, $1,050,000 and, $2,050,000, respectively. These annual adjustments were intended to equate to the value of the annual club membership fees and related costs that were eliminated as a perquisite starting in December 2009. From January to March 2010, our CFO held the position of Executive Vice President – Corporate Development and Chief Administrative Officer. In that capacity, he oversaw a number of cost reduction initiatives. In February 2010, our CFO’s annual cash base salary was increased by $100,000 to $700,000, including a $50,000 merit increase and the modest increase to compensate him for the loss of the club membership perquisite. All the cash based annual salary adjustments were effective as of April 1, 2010. In 2010, the base annual salary of the CAO was not adjusted. Mr. Celaya, our CFO through March 2010, did not receive an annual salary adjustment before his departure in March 2010.

     Incentive Compensation

          FTI Consulting, Inc. Incentive Compensation Plan Compensation

     General. On June 6, 2006, our stockholders approved the current 2006 Incentive Plan. Annual incentive compensation is intended to focus and reward individuals based on measures identified as having a positive impact on our annual business results and that are aligned with the interests of our stockholders. The 2006 Incentive Plan requires that the Compensation Committee designate those executive officers who will participate in the plan for any year and establish performance goals and maximum dollar amounts to be paid to each plan participant if the performance goals have been achieved. Annual incentive compensation is intended to tie a potentially large portion of such officer’s total compensation to that year’s financial performance and place it at-risk. Annual incentive compensation is not tied to a specific multiple of base salary or as a percentage of total compensation.

     Under the 2006 Incentive Plan, the Compensation Committee may choose from a range of defined objective performance measures: EBITDA, stock price, earnings per share, earnings per share before stock option expense, net earnings, operating or other earnings, revenues, net cash flow, financial return ratios, return on assets, stockholder return, return on equity, growth in assets, and market share or strategic business criteria consisting of one or more objectives meeting specified revenue goals, market penetration goals, geographic business expansion goals, or goals relating to acquisitions or strategic partnerships. The incentive compensation measures are objective measures that reflect our operating results for the year for which the performance goals are established. The Compensation Committee seeks to establish performance goals that are challenging but attainable based on our business and financial plan for the year. When establishing performance goals for a plan year, the Compensation Committee reviews and discusses our business and financial plans for that year and their key underlying assumptions, expectations under then-existing and anticipated market conditions and the opportunity to generate stockholder value. The Compensation Committee establishes a range of performance goals for the plan year as well as individual payment maximums for each goal within the range for the participants in the plan.

     In the case of the NEOs whose overall annual cash compensation may, in some instances, exceed $1,000,000, performance goals and payment maximums have been established by the Compensation Committee no later than 90 days following our fiscal year-end, to ensure that their award payouts that are solely attributable to and dependent upon satisfaction of a performance goal will be fully deductible under the federal tax laws. Under our 2006 Incentive Plan, payments based on the prior year’s performance must be made (if earned) by no later than March 15th of the following year.

     2010 Incentive Compensation Plan Based Payments. On March 25, 2010, the Compensation Committee approved the participants, performance goals and individual maximum target bonus levels for the year ended December 31, 2010 under our 2006 Incentive Plan. The Compensation Committee designated our CEO, Chairman, COO, CFO and CAO, as well as one other executive officer, as plan participants for 2010. When establishing performance goals for 2010, the Compensation Committee reviewed and discussed the Company’s budget, business and financial plans for 2010, company expectations, anticipated market conditions, published financial guidance and the recommendations of the CEO and Chairman. For 2010, the Compensation Committee employed a non-formulaic approach designating a range of performance goals based on EPS, with a low EPS performance goal and high EPS performance goal, consistent with the prior year practices. The Compensation Committee believes that EPS ties NEO incentive compensation directly to increases in stockholder value. For the purpose of presenting that information in our proxy statement, the Company reports the threshold as the lowest performance goal, the target as a mid-range performance goal and the maximum as the highest performance goal established within the applicable range of performance goals set by the Compensation Committee. The Compensation Committee approved an approach for adjusting EPS to reflect acquisitions or dispositions of all or parts of businesses that occur during the year, however, no adjustment to EPS was made for 2010.

     On February 18, 2011, the Compensation Committee certified that none of the EPS performance goals established for 2010 under the 2006 Incentive Plan were achieved and, therefore, did not approve 2010 incentive compensation payments to participants, except that the Compensation Committee found that the performance goal of $1.00 EPS established by his employment contract for the payment of a minimum annual bonus of $500,000 to our COO was met. The COO received the $500,000 incentive award through a combination of cash in the amount of $325,000 (65% of total award), which was paid on March 11, 2011, and 4,855 restricted shares of common stock (equating to a value of $175,000 (35% of total award) based on the fair market value per share of the Company’s common stock as reported on the NYSE for March 11, 2011 (the bonus payment date)), which vest 33.33% on December 31, 2011, 33.33% on December 31, 2012 and 33.34% on December 31, 2013. We believe the payment of annual incentive compensation partly in stock is a valuable tool for keeping the interests of our executives aligned with our stockholders.

          Other 2010 Cash-Based Incentive Compensation Opportunities

     As of April 1, 2010, the Company did not have sufficient authorized shares under its equity compensation plans to award additional performance-based equity awards to NEOs for 2010. In order to continue to incentivize the achievement of annual performance goals and to align the interests of our executives with those of our stockholders, in March 2010, the Compensation Committee authorized cash-based performance unit awards (the “Cash Performance Awards”) pursuant to the 2009 Plan, to the NEOs, as well as other executive officers and leaders of our practice segments who are members of the Company’s executive committee. The Compensation Committee established a range of performance goals based on EPS (excluding special charges) as the relevant performance measures; and provided that if a performance goal is achieved for the fiscal year ended December 31, 2010, each participant could earn up to a maximum of 11,500 performance units depending upon which goal was achieved. Subject to the satisfaction of the performance-based vesting conditions applicable to the award, the performance units were further subject to one-third pro rata vesting on March 1, 2011, March 1, 2012 and March 1, 2013. On each applicable vesting date, the performance units that vested would been payable to the holder solely in a lump sum cash amount determined by multiplying the number of vested performance units that became payable by the price per share of the Company’s common stock for March 1st of the calendar year in which such performance units vested. The Compensation Committee believes that EPS ties NEO incentive compensation directly to increases in stockholder value. On February 18, 2011, the Compensation Committee determined that none of the EPS performance goals for the year ended December 31, 2010 were met and all Cash Performance Awards were forfeited by the recipients in accordance with the award terms without any cash payments to the recipients.

     2010 Equity Compensation

     Equity incentives are used as a mechanism to link compensation with increases in stockholder value. The Compensation Committee believes that the use of equity incentives aligns the interests of NEOs with long-term stockholder value better than cash alone. The Compensation Committee also uses equity awards upon hiring of an officer or employee to immediately link the interests of that person with our interests and those of our stockholders. The levels of equity awards are determined on a case-by-case basis based on management’s recommendation and the perceived value of the services performed or to be performed by the individual.

          2010 Quarterly Standing Equity Award to our CEO

     On July 31, 2008, the Compensation Committee authorized a standing automatic restricted stock award to our CEO with a value equivalent to $250,000 on the day following the Company’s quarterly and annual public earnings release each year (the “Standing Stock Award”), without the necessity of further action of the Compensation Committee. The number of shares of restricted stock awarded to our CEO will be determined by dividing (i) $250,000, by (ii) the closing price per share of the Company’s common stock as reported on the NYSE for the day following the date of each relevant quarterly and annual earnings release. The Standing Stock Award will be awarded out of the shares available under any stockholder approved equity compensation plan in effect from time to time, and if no shares are available will be paid in cash. The Compensation Committee believes that the Standing Stock Award directly aligns with and keeps our CEO focused on long-term increases in stockholder value. See “– 2010 LTIP Awards” for a discussion of the performance-based restricted stock awarded to our CEO.

          2010 Restricted Stock Award to David Bannister

     In February 2010, before Mr. Bannister assumed the position of CFO, the Compensation Committee awarded him 10,000 shares of restricted stock of the Company with a grant date of March 5, 2010, subject to time-based pro rata vesting over the three-year period beginning on the first anniversary of the date of grant. The Compensation Committee awarded the shares of restricted stock to Mr. Bannister upon management’s recommendation in light of his extraordinary contribution as the leader of the Company’s business development and acquisition efforts.

          2010 LTIP Awards

     In July 2008, our CEO agreed to extend his employment term, and as partial consideration, the Compensation Committee authorized the award of 67,522 performance-based shares of restricted stock under our 2006 Global Long-Term Incentive Plan, as amended and restated (the “2006 Plan”), with a value equivalent to $5.0 million on the grant date of August 11, 2008 (based on the closing price of $74.05 per share for the date of grant, which was the closing price per share of the Company’s common stock reported on the NYSE for that day). The applicable performance goals are based on annual revenue and EPS targets or ranges of targets established for the years December 31, 2008, December 31, 2009, December 31, 2010, December 31, 2011 and December 31, 2012. The applicable targets are subject to adjustment for acquisitions and dispositions of businesses or portions of businesses. Assuming achievement of the applicable performance goals for the year, the performance award will vest on August 12th of the following year. The CEO may earn a percentage of the number of restricted shares that would have otherwise vested on an applicable vesting date, if one but not both of the revenue and EPS targets for the applicable period has been achieved, and the balance of the restricted shares that do not vest for the applicable period will be forfeited.

     In January 2009, our Chairman agreed to extend his employment term, and as partial consideration, the Compensation Committee authorized the award of 33,692 performance-based shares of restricted stock under our 2006 Plan with a value equivalent to $1.5 million on the grant date of January 2, 2009 (based on the closing price per share of the Company’s common stock of $44.52 reported on the NYSE for that day). The applicable performance goals are based on annual revenue and EPS targets or ranges of targets established for the years December 31, 2009, December 31, 2010 through December 31, 2011. The applicable targets are subject to adjustment for acquisitions and dispositions of businesses or portions of businesses. Assuming achievement of the applicable performance goals for the year, the performance award will vest upon the certification of the achievement of such goals. The Chairman may earn a percentage of the number of restricted shares that would have otherwise vested on an applicable vesting date, if one but not both of the revenue and EPS targets for the applicable period has been achieved and the balance of the restricted shares that do not vest for the applicable period will be forfeited.

     The purpose of these LTIP awards is to incentivize long-term performance by setting aggressive annual revenue and EPS goals during the remaining term of each of our CEO’s and Chairman’s employment under his current employment agreement.

     On February 18, 2011, the Compensation Committee certified that the performance conditions for the year ended December 31, 2010 were not achieved and those performance awards have been forfeited by the CEO and Chairman.

Benefits and Perquisites

     NEOs receive a variety of benefits, including the following benefits that are available to all full-time employees:
  medical, dental, vision, prescription drug and mental health services;

  pre-tax health and dependent care flexible spending accounts;

  parking and transit reimbursement accounts;

  group life insurance and AD&D coverage and supplemental life and AD&D insurance coverage;

  life and AD&D coverage for spouses and dependents;

  short-term disability insurance coverage for illnesses lasting no more than 90 days;

  long-term disability insurance coverage equal to 60% of base salary with the benefit capped at $300,000;

  parental leave;

  family and medical leave;

  emergency travel services;

  health advocacy services;

  travel insurance;

  401(k) match; and

  workers’ compensation insurance.
Additional benefits and perquisites that are provided to one or more NEOs include:
  company supplied automobile or car allowance;

  use of the corporate aircraft; and

  supplemental life, AD&D insurance or long-term disability insurance.
     In the case of the CEO, Chairman and COO, in connection with a “Change in Control”, they will be eligible to receive an additional payment in an amount such that after payment of all taxes (including the excise tax), interest and penalties in respect of payments made in connection with a “Change in Control”, such executive will retain an amount equal to the excise tax imposed upon such “Change in Control” payments, in the event that a tax is imposed by Section 4999 of the Internal Revenue Code.

     During 2010, we were a party to a Charter and Management Services Agreement with a FAA Part 135 air carrier (the “Aircraft Management Company”), whereby the Aircraft Management Company provided the crew and maintained, managed and operated our corporate leased aircraft to carry our NEOs, non-employee directors, other personnel and guests of the Company on business travel. When not in use by the Company for business travel, the Aircraft Management Company chartered the aircraft. In February 2006, upon the recommendation of the Compensation Committee, the Board approved an internal Corporate Aircraft Policy to govern the use and administration of the aircraft, including the personal use of the aircraft by authorized NEOs and their family members and other invitees. During 2010, authorized NEOs directly chartered the aircraft from Aircraft Management Company for personal use. The hourly charter fee per in flight travel hour for personal charters by authorized NEOs for 2010 was $1,800, which is less than the amount third parties would pay to charter the aircraft. During 2010, the cost per hour for an executive to personally charter the aircraft has equaled or exceeded the aggregate marginal operating cost of the aircraft. See “– Summary Compensation Table.”

Retirement Benefits

     We do not maintain defined benefit pension plans. Retirement benefits to U.S. employees are currently provided through our 401(k) Plan. NEOs are eligible to receive matching benefits under our 401(k) Plan up to the maximum allowed under the Code, which was $7,350 for 2010.

     Pursuant to the terms of their employment agreements, we extend to the CEO, Chairman and COO, a medical program that provides health, dental, vision and prescription benefits to them and their spouses (for their lifetimes), and dependents (until the maximum age up to which the Company’s plan provides benefits for dependents), after termination of employment at a level substantially the same as that provided prior to termination. See “Executive Officers and Compensation – Employment Agreements and Potential Termination and Change in Control Payments.”

     For a description of the perquisites received by the NEOs in 2010, see “Executive Officers and Compensation – Summary Compensation Table.”

Total 2010 Compensation Comparisons

     The following table compares each component of a NEO’s compensation described in the “Executive Officers and Compensation – Summary Compensation Table” as a percentage of his total compensation for the year ended December 31, 2010:

			Non-Equity
	Base		Incentive Plan	Stock	Option	All Other
	Salary	Bonus	Compensation	Awards	Awards	Compensation
Name and Principal	(% of Total)	(% of Total)	(% of Total)	(% of Total)	(% of Total)	(% of Total)
Position	(a)	(b)	(c)	(d) (1)	(e)	(f)
Jack B. Dunn, IV	42.76	—	11.15	44.68	—	1.41
David G. Bannister	37.89	—	22.57	37.80	—	1.74
Dennis J. Shaughnessy	49.10	—	18.98	28.67	—	3.25
Dominic DiNapoli	63.89	—	22.76	11.86	—	1.49
Roger D. Carlile	71.36	—	21.98	6.23	—	0.43
Jorge A. Celaya	9.96	—	—	11.34	—	78.70
____________________

(1)	The percentages in column (d) were derived based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See “Executive Officers and Compensation – Equity Compensation Plans – Grants of Plan Based Awards for Fiscal Year Ended December 31, 2010.”

Employment Agreements, Termination of Employment and Change in Control Arrangements

     As we discuss more fully in “Executive Officers and Compensation – Employment Agreements and Potential Termination and Change in Control Payments,” we have employment agreements with our CEO, Chairman and COO. The employment agreements include annual base salary terms that provide that specified annual salary levels cannot be reduced. Our employment agreements with our CEO, Chairman and COO contain provisions relating to transition employment opportunities and payments during that period. Their employment agreements also provide for payments and benefits on certain termination of employment events, including in connection with a “Change in Control,” termination by the Company without “Cause” and termination by the NEO with “Good Reason” (as those terms are defined in the relevant agreement). We did not have long-term employment agreements in effect with the CFO and CAO during 2010, but their written employment letters entered into in June 2010, also contain certain terms relating to payments on termination of their employment by the Company without “Cause,” termination by the executive for “Good Reason” and termination coincident with or during the 12-month period following a “Change in Control.” There are limitations on the Company’s ability to downwardly adjust compensation, including base salaries, to relocate an executive and to change responsibilities of executives, without triggering the right of the affected NEO to receive termination payments and benefits. The executives view the termination protection payments and benefits as an important component of their total compensation. In our view, having these protections helps to maintain our NEOs’ objectivity in decision-making and provides another vehicle to align the interests of our NEOs with the interests of our stockholders. All or some of these payments and benefits may never be triggered.

     Decisions to enter into employment agreements, the terms of those agreements and amendments to those agreements have been based on the facts and circumstances at the time and arm’s length negotiations with the applicable NEO.

Timing of Equity Grants

     Equity awards to our NEOs, other officers and employees have been awarded under our 1997 Plan, 2004 Plan, 2006 Plan and 2009 Plan. Our plans are currently administered by the Compensation Committee. As administrator, the Compensation Committee has the authority, in its sole and absolute discretion, to grant awards under the plans, establish the terms of such awards, including vesting terms, prescribe grant agreements evidencing such awards, and establish programs for granting awards. The Compensation Committee has not delegated its authority to make awards or prescribe the terms (including vesting terms) to our management. Management recommends to the Compensation Committee the identities of the officers and employees to receive awards, the type of award, the number of shares subject to an award and other terms of an award, including vesting terms and the life of such award. In general, our stock option awards have a ten year exercise term. The equity awards to the NEOs are also subject to contractual transition, termination and change in control provisions. See “Executive Officers and Compensation – Employment Agreements and Potential Termination and Change in Control Payments.”

     Stock option and stock-based awards, including restricted stock awards, are only effective as of the later of the date (i) the Compensation Committee takes action to approve the grant and (ii) all conditions to the award have been met in accordance with FASB ASC Topic 718. In some cases, the Compensation Committee will grant awards that are contingent, which contingencies may include commencement of employment or the execution of new written employment documents with us, or with grant dates as of a future date. All option awards are made at an exercise price equal to or exceeding the “fair market value” of our common stock on the date of grant.

     In February 2011, the Compensation Committee implemented an equity-based long term incentive program for select executive officers and key employees, which contemplates recurring annual equity awards in the first quarter of each year to participants in that program. Prior to that, the Compensation Committee has not followed an established schedule for making equity grants under the plans, other than the Standing Stock Awards to the CEO. Throughout the year, as management believes grants are merited, they will make recommendations for equity awards to the Compensation Committee for approval. The Compensation Committee may also make equity awards on its own initiative. The timing of awards is influenced by new hires and promotions throughout the year and timing of annual bonus payments that may be in the form of equity. Typically, equity awards are approved at regularly scheduled or special meetings of the Compensation Committee but the Compensation Committee may also approve equity awards by unanimous written consent of the members. The CEO’s Standing Stock Awards, which are made the day after each quarterly and annual earnings release date, and the stock option and restricted stock awards subject to time-based vesting conditions that were approved in February 2011, were timed to allow dissemination of our quarterly and/or year-end earnings announcements prior to the grant dates of such awards. The Compensation Committee does not necessarily time other equity awards to NEOs (or other employees) to correspond to the release of material public information, including earnings announcements.

Stock Ownership Guidelines and Return of Incentive Compensation by NEOs

     Our NEOs are stockholders of the Company. See “Security Ownership of Certain Beneficial Owners and Management.” The CEO and CFO would be subject to Section 304 of the Sarbanes-Oxley Act of 2002, which requires corporate executives to forfeit their stock sale profits and bonuses earned when there has been a financial restatement resulting from misconduct. The Board has not adopted a policy that gives the Board the discretion to require an officer to reimburse the Company for any bonus or incentive compensation that was paid, or any equity awards that were granted, based on financial results that may become the subject of a significant restatement of our financial statements other than as a result of such officer’s misconduct. The Company intends on adopting a claw-back policy to comply with the Dodd-Frank Act following the promulgation of final rules.

Deductibility of NEO Compensation

     Code Section 162(m) limits the deductibility of compensation in excess of $1.0 million paid to our Chief Executive Officer and the three other most highly compensated executive officers serving on the last day of the fiscal year, excluding the Chief Financial Officer. A company can deduct compensation (including the exercise of options) above that limit if it pays the compensation under a plan that its stockholders have approved and that is performance-related and non-discretionary. The Compensation Committee considers Code Section 162(m) when making compensation decisions but other considerations, such as providing our NEOs with competitive and adequate incentives to remain with and increase our business operations, financial performance and prospects, as well as rewarding extraordinary contributions, also significantly factor into the Compensation Committee’s decisions. The Compensation Committee has and expects to continue to authorize payment of compensation to NEOs outside the deductibility limits of Code Section 162(m). The Compensation Committee has not consulted with any compensation consultant with respect to the payment of compensation that is not deductible under Code Section 162(m) and may or may not do so in the future.

     In 2010, we paid total annual base cash salary to each of our CEO, Chairman, COO and CAO in excess of the deductibility limits of Code Section 162(m). See “Executive Officers and Compensation – Summary Compensation Table” for the cash base salaries and other cash compensation paid to the NEOs for 2010.

Restrictions on Entering into Hedging and Derivative Transactions

     In 2008, the Board adopted a policy that prohibits individuals who are subject to the Company’s Policy Statement on Inside Information and Insider Trading, from purchasing, selling and trading in options (including publicly traded options), warrants, puts and calls, or similar instruments, or engaging in derivative securities transactions involving or relating to the Company’s securities, without the prior consent of the Company’s CEO and Chief Compliance Officer. In addition, without the prior written consent of the CEO or the Chief Compliance Officer, hedging or monetization transactions, such as zero-cost collars and forward sale contracts that allow a person to lock in a portion of the value of his or her shares, often in exchange for all or part of the potential for upside appreciation in the shares, are prohibited. Waivers from this policy have been granted in the past to executive officers, primarily in connection with shares of common stock of the Company issued as purchase price consideration for the executive’s business, however, no waivers of this policy are currently in effect.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the “Board”) of FTI Consulting, Inc., a Maryland corporation, has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement relating to the 2011 Annual Meeting of Stockholders.

Compensation Committee

James W. Crownover, Chair
Brenda J. Bacon
Gerard E. Holthaus
Matthew F. McHugh

RISK ASSESSMENT OF COMPENSATION PRACTICES

     During fiscal 2010 and 2011, at the request and direction of the Compensation Committee and the Audit Committee, management conducted an assessment of risks associated with the Company’s compensation policies and practices. This assessment included the (i) review of programs, plans, policies and procedures relating to the components of executive and employee compensation, (ii) review of incentive-based equity and cash compensation features, (iii) identification of compensation design features that could potentially encourage excessive or imprudent risk taking, (iv) identification of business risks that these features could potentially encourage, (v) consideration of the presence or absence of controls, oversight or other factors that mitigate potential risks, (vi) assessment of potential risks, and (vii) consideration of the potential for such risks to result in a material adverse effect on the Company and its subsidiaries taken as a whole. Based on the assessment and factors described above, the Company determined that the risks associated with its compensation policies and practices are not reasonably likely to result in a material adverse effect on the Company and its subsidiaries taken as a whole.

SUMMARY COMPENSATION TABLE

     We have set forth below the total compensation paid to and earned by, and equity and cash-based awards (subject to performance- or time-based vesting contingencies) granted to, our President and Chief Executive Officer, all individuals serving as the Company’s principal financial officer during the last completed fiscal year, and the three other most highly compensated persons who were serving as our executive officers on December 31, 2010. In accordance with applicable SEC rules, the Summary Compensation Table includes the grant date fair value of all equity awards and cash-based performance unit awards that were granted in 2010. However, some of the equity awards were granted on account of performance in 2009 and the cash-based performance unit awards were forfeited because the applicable performance goals for the year ended December 31, 2010 were not achieved. See footnote (2) to the Summary Compensation Table for a discussion of the stock awards that were granted in 2010 on account of performance in 2009 and see footnote (4) to the Summary Compensation Table for a discussion of the cash-based performance units. For more information regarding the impact of performance on certain performance-based compensation elements, see “Executive Officers and Compensation – Compensation Discussion and Analysis – Executive Summary –2010 NEO Performance Compensation.”

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred	All
				Stock	Option	Incentive Plan	Compensation	Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal	Year	($) (1)	($) (1)	($) (2)	($) (3)	($) (1) (4)	($)	($) (5)	($)
Position	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i) (6)
Jack B. Dunn, IV	2010	1,535,961	—	1,604,828	—	400,400	—	50,818	3,592,007
President and Chief	2009	1,500,000	—	1,264,174	—	1,040,000	—	47,282	3,851,456
Executive Officer	2008	1,434,616	—	5,499,908	1,373,175	1,100,000	—	66,621	9,474,320

David G. Bannister (7)	2010	671,923	—	670,321	—	400,400	—	30,846	1,773,490
Executive Vice President
and Chief Financial
Officer

Dennis J. Shaughnessy	2010	1,035,961	—	604,883	—	400,400	—	68,580	2,109,824
Chairman of the Board	2009	1,000,000	—	219,748	—	1,040,000	—	68,186	2,327,934
	2008	1,000,000	—	—	—	1,100,000	—	73,105	2,173,105

Dominic DiNapoli	2010	2,035,961	—	378,047	—	725,400	—	47,519	3,186,927
Executive Vice President	2009	2,000,000	—	—	—	650,000	—	50,615	2,700,615
and Chief Operating Officer	2008	2,000,000	200,000	381,000	—	600,000	—	50,285	3,231,285

Roger D. Carlile (8)	2010	1,300,000	—	113,418	—	400,400	—	7,800	1,821,618
Executive Vice President	2009	1,300,000	—	—	—	195,000	—	7,800	1,502,800
and Chief
Administrative Officer

Jorge A. Celaya (7)	2010	166,154	—	189,003	—	—	—	1,311,998	1,667,155
Executive Vice	2009	590,385	—	—	—	325,000	—	26,119	941,504
President and Chief	2008	550,000	—	—	—	450,000	—	27,427	1,027,427
Financial Officer
____________________

(1)	All cash compensation is presented in columns (b), (c) and (f) above. Column (c) includes any cash bonus payments that were paid in 2009, 2010 and 2011 on account of a NEO’s performance in 2008, 2009 and 2010, respectively, which were not paid pursuant to our 2006 Incentive Plan. Column (f) includes the actual cash bonus amounts paid to a NEO in 2009, 2010 and 2011 upon attainment of a performance goal for 2008, 2009 and 2010, respectively, established by the Compensation Committee pursuant to the 2006 Incentive Plan, which are intended to qualify as deductible under Code Section 162(m).

(2)	The amounts in column (d) include the aggregate grant date fair market values for awards of stock computed in accordance with FASB ASC Topic 718. The grant date fair values of the restricted stock portion of the 2009 incentive compensation payments have been reported in Column (d) for 2010 representing shares of restricted stock granted on March 17, 2010 as follows: 15,221 shares to the CEO, 7,610 shares to the CFO, 15,221 shares to the Chairman, 9,513 shares to the COO, 2,854 shares to the CAO and 4,756 shares to Mr. Celaya. Mr. DiNapoli was awarded 4,855 shares of restricted stock on March 1, 2011, representing 35% of his $500,000 incentive compensation payment for 2010. The grant date fair market value of that award will be reported in the 2011 Summary Compensation Table and in the 2011 Grants of Plan Based Awards Table, if Mr. DiNapoli is an NEO for 2011.

(3)	The amounts in column (e) include the aggregate grant date fair market values for awards of stock options computed in accordance with FASB ASC Topic 718.

(4)	The amounts in column (f) include the aggregate grant date fair market values for the target number of cash-based performance units (10,000 units) awarded to the NEOs on March 17, 2010, computed in accordance with FASB ASC Topic 718. The Compensation Committee established a range of performance goals based on EPS (excluding special charges) as the relevant performance measures; and provided that if a performance goal is achieved for the year ended December 31, 2010, each participant could earn up to a maximum of 11,500 performance units depending upon which goal has been achieved. Subject to the satisfaction of the performance-based vesting conditions applicable to the award, the performance units were further subject to one-third pro rata vesting on March 1, 2011, March 1, 2012 and March 1, 2013. On each applicable vesting date, the performance units that vested would have been payable to the holder solely in a lump sum cash amount determined by multiplying the number of vested performance units that became payable by the price per share of the Company’s common stock for March 1st of the calendar year in which such performance units vested. On February 18, 2011, the Compensation Committee determined that none of the EPS performance goals for the year ended December 31, 2010 were met and all performance unit awards were forfeited by each of the recipients in accordance with the award terms. These awards and the performance criteria are discussed in more detail in “Executive Officers and Compensation – Compensation Discussion and Analysis – NEO Compensation –Incentive Compensation – Other 2010 Cash-Based Incentive Compensation Opportunities.”

On February 18, 2011, the Compensation Committee determined that the EPS performance goals established for the year ended December 31, 2010 under the 2006 Incentive Plan were not achieved and did not approve 2010 incentive compensation payments to participants, except that the Compensation Committee found that the performance goal of $1.00 EPS established by contract for the payment of a minimum annual bonus of $500,000 to Mr. DiNapoli was met. Payment of the $500,000 incentive award to Mr. DiNapoli was made through a combination of cash in the amount of $325,000 (65% of total award)) and 4,855 restricted shares of common stock (equating to a value of $175,000 (35% of total award) based on the fair market value per share of the Company’s common stock as reported on the NYSE for March 11, 2011 (the bonus payment date)), which vest 33.33% on December 31, 2011, 33.33% on December 31, 2012 and 33.34% on December 31, 2013. The grant date fair values of the restricted stock portion of the 2009 incentive compensation payments pursuant to the 2006 Incentive Plan, which were granted in 2010, have been reported in Column (d). The grant date fair value of the restricted stock portion of the 2010 incentive compensation payment to Mr. DiNapoli pursuant to the 2006 Incentive Plan will be reported in the 2011 Summary Compensation Table and in the 2011 Grants of Plan Based Awards Table, if Mr. DiNapoli is an NEO for 2011. These awards and the performance criteria are discussed in more detail in “Executive Officers and Compensation – Compensation Discussion and Analysis – NEO Compensation –Incentive Compensation – FTI Consulting, Inc. Incentive Compensation Plan Compensation.”

(5)	The following table presents an itemization of the amounts included in column (h):

Name	Year	Company 401 (k) Matching Contribution ($) (a)	Company Paid Premiums on Life Insurance ($) (i) (b)	Premiums on Other Insurance Policies ($) (ii) (c)	Company Car/Auto Allowance ($) (d)	Personal Use of Corporate Aircraft ($) (iii) (e)	Club Dues, Memberships and Season Tickets ($) (iv) (f)	Separation Payments ($) (v) (g)	Total ($) (h)
Jack B. Dunn, IV	2010	7,350	1,290	—	29,360	12,818	—	—	50,818
	2009	7,350	1,290	—	29,760	8,882	—	—	47,282
	2008	6,900	1,290	—	29,783	5,868	22,780	—	66,621

David G. Bannister	2010	7,350	1,290	—	20,953	1,253	—	—	30,846

Dennis J. Shaughnessy	2010	7,350	1,980	11,148	43,414	4,688	—	—	68,580
	2009	7,350	1,980	11,148	43,414	4,294	—	—	68,186
	2008	6,900	1,980	11,148	37,824	10,107	5,146	—	73,105

Dominic DiNapoli	2010	7,350	1,290	—	38,879	—	—	—	47,519
	2009	7,350	690	—	40,129	2,446	—	—	50,615
	2008	6,900	690	—	33,483	—	9,212	—	50,285

Roger D. Carlile	2010	7,350	450	—	—	—	—	—	7,800
	2009	7,350	450	—	—	—	—	—	7,800

Jorge A. Celaya	2010	7,350	81	—	4,567	—	—	1,300,000	1,311,998
	2009	7,350	300	—	18,469	—	—	—	26,119
	2008	6,900	300	—	20,227	—	—	—	27,427
____________________

(i)	The amount in column (b) reflects premiums paid by us for a life insurance benefit.

	(ii)	The amount in column (c) reflects premium payments for additional liability coverage and long-term disability coverage that are not generally provided to other employees and executive officers.

	(iii)	During 2010, we were a party to a Charter and Management Services Agreements with FAA Part 135 air carrier (the “Aircraft Management Company”), whereby the Aircraft Management Company provided the crew and maintained, managed and operated our corporate leased aircraft to carry our NEOs, non-employee directors, other personnel and guests of the Company on business travel. When the aircraft is not in use for business purposes, the Aircraft Management Company chartered the aircraft. The NEOs were permitted to directly charter the corporate aircraft for personal use. In 2008, 2009 and 2010, the hourly leasing fee per in flight travel hour for personal charters by corporate executives and non-employee directors was $1,800, which is lower than the hourly charter fee charged to third parties. During 2008, 2009 and 2010, the cost per hour for a NEO to personally charter the aircraft has equaled or exceeded the aggregate marginal operating cost of the aircraft. In the event that a family member or other invitee traveled on the aircraft when a NEO or non-employee director was using it for a business purpose, if the person was a family member, the related NEO or non-employee director was imputed taxable income relating to that person’s travel. If the invitee was a third party, we issued a Form 1099 to such invitee for the taxable income imputed to such third party. The taxable income was imputed at a rate equivalent to the SIFL formula calculation, or such other calculation as required under applicable rules and regulations of the Internal Revenue Service, for the executive or non-employee director and each family member or other invitee over the age of two. The amounts in column (e) include the SIFL imputed to the applicable NEO for use by invitees.

	(iv)	In 2009, the Company discontinued paying for club memberships for executive officers.

	(v)	Mr. Celaya joined the Company on July 9, 2007 and was employed by the Company until March 2010. This table includes payments to Mr. Celaya for the portion of 2010 that he was employed by the Company and column (h) includes the $1,300,000 payment (equal to his base annual salary of $600,000 plus a lump sum cash payment of $700,000) made to Mr. Celaya on his separation from the Company.

(6)	Total compensation for 2010 reported in column (h) includes the grant date fair market values of (i) shares of restricted stock awarded to each NEO in 2010 on account of NEO performance during the 2009 bonus year (see footnote (2) to the Summary Compensation Table) and (ii) cash-based performance units (based on target) which were forfeited because none of the performance conditions based on EPS for the year ended December 31, 2010 were achieved (see footnote (4) to the Summary Compensation Table).

(7)	Mr. Bannister was appointed to the position of Chief Financial Officer, and Mr. Carlile was appointed to the position of Chief Administrative Officer, as of March 30, 2010. The compensation information reported for each of Mr. Bannister and Mr. Carlile is for the full year of 2010. The stock award grant date fair value reported for Mr. Bannister represents the grant date fair market value of the discretionary grant of 10,000 shares of restricted stock of the Company under the 2009 Plan approved by the Compensation Committee in February 2010, before Mr. Bannister assumed the position of CFO, The shares of restricted stock have a grant date of March 5, 2010, subject to time-based pro rata vesting over the three-year period beginning on the first anniversary of the date of grant. The Compensation Committee awarded the shares of restricted stock to Mr. Bannister upon management’s recommendation in light of extraordinary contribution as leader of the Company’s business development and acquisition efforts.

(8)	Mr. Celaya joined the Company on July 9, 2007 and was employed by the Company until March 2010. This table includes payments to Mr. Celaya for the portion of 2010 that he was employed by the Company and column (h) includes the $1,300,000 payment (equal to his base annual salary of $600,000 plus a lump sum cash payment of $700,000) made to Mr. Celaya on his separation from the Company.

EQUITY COMPENSATION PLANS

Grants of Plan Based Awards for Fiscal Year Ended December 31, 2010

     The following table provides information on performance-based cash incentive awards pursuant to our Incentive Plan and performance-based and non-performance-based stock option and restricted stock awards in 2010 to each NEO. There can be no assurance that the grant date fair value of the stock and stock option awards will ever be realized.

									All Other
									Stock	All Other
									Awards:	Option		Grant
									Number	Awards:	Exercise	Date Fair
			Estimated Future Payouts Under						of Shares	Number of	or Base	Value
			Non-Equity Incentive Plan			Estimated Future Payouts Under			of Stock	Securities	Price of	of Stock
		Compensation	Awards			Equity Incentive Plan Awards			or Stock	Underlying	Option	and Option
	Grant	Committee	Threshold	Target	Maximum	Threshold	Target	Maximum	Units (1)	Options (1)	Awards	Awards (2)
	Date	Approval Date	($)	($)	($)	($)	($)	($)	(#)	(#)	($/Sh)	($)
Name	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Jack B. Dunn, IV	(3)	03/25/10	325,000	1,137,500	1,560,000	175,000	612,500	840,000
	(4)	03/29/10	240,240	400,400	460,460	—	—	—	—	—	—	—
	(5)	11/08/10	—	—	—	—	—	—	7,405	—	—	249,993
	(5)	08/06/10	—	—	—	—	—	—	6,944	—	—	249,984
	(5)	05/06/10	—	—	—	—	—	—	6,142	—	—	249,979
	(6)	03/17/10	—	—	—	—	—	—	15,221	—	—	604,883
	(5)	03/01/10	—	—	—	—	—	—	6,821	—	—	249,990

David G. Bannister	(3)	03/25/10	325,000	715,000	1,105,000	175,000	385,000	595,000	—	—	—	—
	(4)	03/29/10	240,240	400,400	460,460	—	—	—	—	—	—	—
	(6)	03/17/10	—	—	—	—	—	—	7,610	—	—	302,421
	(7)	03/05/10	—	—	—	—	—	—	10,000	—	—	367,900

Dennis J. Shaughnessy	(3)	03/25/10	325,000	1,137,500	1,560,000	175,000	612,500	840,000	—	—	—	—
	(4)	03/29/10	240,240	400,400	460,460	—	—	—	—	—	—	—
	(6)	03/17/10	—	—	—	—	—	—	15,221	—	—	604,883

Dominic DiNapoli	(3)	03/25/10	325,000	650,000	910,000	175,000	350,000	490,000	—	—	—	—
	(4)	03/29/10	240,240	400,400	460,460	—	—	—	—	—	—	—
	(6)	03/17/10	—	—	—	—	—	—	9,513	—	—	378,047

Roger D. Carlile	(3)	03/25/10	65,000	292,500	520,000	35,000	157,500	280,000	—	—	—	—
	(4)	03/29/10	240,240	400,400	460,460
	(6)	03/17/10	—	—	—	—	—	—	2,854	—	—	113,418

All Other
									Stock	All Other
									Awards:	Option		Grant
									Number	Awards:	Exercise	Date Fair
			Estimated Future Payouts Under						of Shares	Number of	or Base	Value
			Non-Equity Incentive Plan			Estimated Future Payouts Under			of Stock	Securities	Price of	of Stock
		Compensation	Awards			Equity Incentive Plan Awards			or Stock	Underlying	Option	and Option
	Grant	Committee	Threshold	Target	Maximum	Threshold	Target	Maximum	Units (1)	Options (1)	Awards	Awards (2)
	Date	Approval Date	($)	($)	($)	($)	($)	($)	(#)	(#)	($/Sh)	($)
Name	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Jorge A. Celaya	(6)	03/17/10	—	—	—	—	—	—	4,756	—	—	189,003
____________________

(1)	Equity awards to the NEOs in 2010 were awarded pursuant to our 2006 Plan and 2009 Plan.

(2)	Column (l) represents the aggregate grant date fair value of restricted stock and stock option awards to a NEO during the year ended December 31, 2010. The Company used the Black-Scholes method of valuation to value all stock options grants in 2010. Options allow the grantee to purchase shares of our common stock at the closing price per share of the Company’s common stock as reported on the NYSE for the date of grant. The grant date fair value of restricted stock to the executive was determined by multiplying the number of shares subject to the applicable award by the closing price per share of the Company’s common stock as reported on the NYSE for the date of grant.

(3)	On March 25, 2010, the Compensation Committee set the performance goals under our 2006 Incentive Plan for the plan year ended December 31, 2010. For 2010, the Compensation Committee designated a range of target performance goals based on fully diluted earnings per share (“EPS”) with a low EPS performance goal and high EPS performance goal. For the purpose of presenting information in this proxy statement, we report the threshold as the lowest performance goal, the target as a mid-range performance goal and the maximum as the highest performance goal established within the applicable range of performance goals set by the Compensation Committee. The Compensation Committee also established that the 2010 incentive compensation payments, if any, would be paid to the participant in the form of cash (representing 65% of the award amount) and shares of restricted stock (representing 35% of the award amount). The number of shares of restricted stock would be determined by dividing the applicable value by the closing price per share of the Company’s common stock as reported on the NYSE for the date of grant.

On February 18, 2011, the Compensation Committee determined that the EPS performance goals for 2010 established under the 2006 Incentive Plan were not achieved and, consequently, it did not authorize the payment of the cash portion of 2010 incentive compensation and award any shares of restricted stock on account of the stock portion of 2010 incentive compensation to any NEO; except that the Compensation Committee found that the performance goal of $1.00 EPS established by contract for the payment of a minimum annual bonus of $500,000 to Mr. DiNapoli was met. Mr. DiNapoli received payment of the $500,000 incentive award for 2010 through a combination of cash in the amount of $325,000 (65% of total award) and 4,855 restricted shares of common stock (equating to a value of $175,000 (35% of total award) based on the fair market value per share of the Company’s common stock as reported on the NYSE for March 11, 2011 (the bonus payment date)), which vest 33.33% on December 31, 2011, 33.33% on December 31, 2012 and 33.34% on December 31, 2013.

(4)	On March 29, 2010, the Compensation Committee awarded cash-based performance units to Messrs, Dunn, Bannister, Shaughnessy, DiNapoli and Carlile. The Compensation Committee established a range of performance goals based on EPS (excluding special charges) as the relevant performance measures; and provided that if a performance goal is achieved for the fiscal year ended December 31, 2010, each participant could earn up to a maximum of 11,500 performance units depending upon which goal has been achieved. For purposes of this presentation, we have designated 6,000 performance units as the “threshold”, 10,000 performance units as the “target”, and 11,500 performance units as the “maximum.” The table presents the grant date fair value of the units computed in accordance with FASB ASC Topic 718. Subject to the satisfaction of the performance-based vesting conditions applicable to the award, the performance units were further subject to one-third pro rata vesting on March 1, 2011, March 1, 2012 and March 1, 2013. On each applicable vesting date, the performance units that vested would have been payable solely in a lump sum cash amount determined by multiplying the number of vested performance units that became payable by the price per share of the Company’s common stock for March 1st of the calendar year in which such performance units vested. On February 18, 2011, the Compensation Committee determined that none of the EPS performance goals for the year ended December 31, 2010 had been met and all performance unit awards were forfeited as of February 25, 2011 by each of the recipients in accordance with the award terms. These awards and the performance criteria are discussed in more detail in “Executive Officers and Compensation – Compensation Discussion and Analysis – NEO Compensation –Incentive Compensation – Other 2010 Cash-Based Incentive Compensation Opportunities.”

(5)	Represents Standing Stock Awards authorized by our Compensation Committee on July 31, 2008, with a value equivalent to $250,000 on the date following the Company’s quarterly and annual public earnings release each year. The number of shares of restricted stock awarded to Mr. Dunn is determined by dividing (i) $250,000, by (ii) the closing price per share of the Company’s common stock as reported on the NYSE for the day following the date of each relevant quarterly and annual earnings release (the “Stock Grant Date”). The restricted shares granted pursuant to each Standing Stock Award will vest as follows: 33.33% of the award shares on the first anniversary of the Stock Grant Date, 33.33% of the award shares on the second anniversary of the Stock Grant Date, and 33.34% of the award shares on the third anniversary of the Stock Grant Date, subject to the terms of the CEO Employment Agreement relating to the continued vesting of equity awards during his “transition period” (as defined in such employment agreement) and accelerated vesting on death, “Disability,” termination by the CEO for “Good Reason,” termination by the Company without “Cause” and a “Change in Control.”

(6)	Represents 35% of 2009 incentive compensation awarded to the NEO pursuant to the 2006 Incentive Plan, which the Compensation Committee determined should be paid in the form of shares of common stock of the Company. The number of shares of restricted stock awarded to each NEO was determined by dividing 35% of the total award value by the closing price per share of the Company’s common stock as reported on the NYSE for March 17, 2010. 33.33% of the restricted shares vested on December 31, 2010 and the balance is subject to vesting at the rate of 33.33% on December 31, 2011 and 33.34% on December 31, 2012.

(7)	33.33% of the 10,000 shares of restricted stock awarded by the Compensation Committee on March 5, 2010 vested on the first anniversary of the grant date. The balance will vest as follows: 33.33% on the second anniversary of the grant date and 33.34% on the third anniversary of the grant date.

Outstanding Equity Awards at Fiscal Year-End

     The following table shows the number of shares covered by exercisable and unexercisable options and unvested shares of restricted stock held by our NEOs on December 31, 2010:

Option Awards	Stock Awards
Equity	Equity
Incentive	Incentive
Plan	Plan
Awards:	Awards:
Equity	Number	Market
Incentive	of	or Payout
Plan	Unearned	Value of
Awards:	Market	Shares,	Unearned
Number of	Number of	Number of	Number	Value of	Units or	Shares,
Securities	Securities	Securities	of Shares	Shares or	Other	Units or
Underlying	Underlying	Underlying	or Units of	Units of	Rights	Other
Unexercised	Unexercised	Unexercised	Option	Stock that	Stock that	that	Rights that
Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Exercisable	Unexercisable	(#)	($/Sh)	Date	(#)	($)	(#)	($)
Name	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Jack B. Dunn, IV	—	—	—	—	—	—	40,513	(1)	1,510,325	(2)
—	—	—	—	—	44,264	(3)	1,650,162	(2)	—	—
—	—	—	—	—	10,148	(4)	378,317	(2)	—	—
22,500	(5)	—	—	31.91	02/15/16	—	—	—	—
22,500	(5)	—	—	30.83	05/02/16	—	—	—	—
20,000	(6)	—	—	26.45	10/24/16	—	—	—	—
23,750	(7)	—	—	26.45	10/24/16	—	—	—	—
20,000	(7)	—	—	26.45	10/24/16	—	—	—	—
22,500	(5)	—	—	30.77	11/01/16	—	—	—	—
22,500	(5)	—	—	28.86	11/01/15	—	—	—	—
22,500	(5)	—	—	29.48	03/03/13	—	—	—	—
22,500	(5)	—	—	33.25	04/25/13	—	—	—	—
18,651	(5)	—	—	28.58	07/25/12	—	—	—	—
22,500	(5)	—	—	30.50	11/01/12	—	—	—	—
50,000	(8)	—	—	27.60	11/05/12	—	—	—	—
22,500	(5)	—	—	36.40	02/16/17	—	—	—	—
22,500	(5)	—	—	41.15	05/02/17	—	—	—	—
22,500	(5)	—	—	53.52	08/06/17	—	—	—	—
22,500	(5)	—	—	59.25	11/01/17	—	—	—	—
—	—	22,500	(9)	69.85	03/01/18	—	—	—	—
—	—	22,500	(9)	67.91	05/08/18	—	—	—	—

David G. Bannister	—	—	—	—	—	2,000	(10)	74,560	(2)	—	—
—	—	—	—	—	10,000	(11)	372,800	(2)	—	—
—	—	—	—	—	5,074	(12)	189,159	(2)	—	—
75,000	(13)	—	—	21.99	05/31/15
100,000	(14)	—	—	26.45	10/24/16

Dennis J. Shaughnessy	—	—	—	—	—	—	—	22,462	(15)	837,383	(2)
—	—	—	—	—	10,148	(16)	378,317	(2)	—	—
61,008	(17)	2,274,378	(2)
50,000	(18)	—	—	26.45	10/24/16	—	—	—	—
110,000	(19)	—	26.45	10/24/16	—	—	—	—

Dominic DiNapoli	—	—	—	—	—	57,556	(20)	2,145,688	(2)	—	—
—	—	—	—	—	6,341	(21)	236,430	(2)	—	—
17,052	(22)	—	—	24.28	08/30/12	—	—	—	—
50,000	(22)	—	—	16.59	03/12/14	—	—	—	—
100,000	(23)	—	—	26.24	11/01/15	—	—	—	—

Roger D. Carlile	—	—	—	—	—	914	(24)	34,074	(2)	—	—
—	—	—	—	—	6,251	(25)	233,037	(2)	—	—
—	—	—	—	—	1,903	(26)	70,944	(2)	—	—
24,999	(27)	25,001	(27)	—	27.89	01/02/17	—	—	—	—
509	(28)	765	(28)	—	65.37	03/14/18	—	—	—	—

____________________

(1)	Represents the unvested portion of performance-based shares of restricted stock awarded to the executive by the Compensation Committee with a grant date of August 11, 2008 pursuant to our 2006 Plan, which will vest in five equal annual installments of 20% on the day following the first through fifth anniversary dates of the grant date; provided that (i) the applicable performance goals based on the achievement of annual revenue and earnings per share targets for each of the years ended December 31, 2008, December 31, 2009 and December 31, 2010, and each of the years ending December 31, 2011, December 31, 2012 and December 31, 2013, have been achieved and (ii) all other conditions have been satisfied, including the condition that the achievement of the relevant goal(s) be confirmed by the final audit for the relevant year end. The applicable revenue and earnings per share targets will be adjusted for acquisitions and dispositions of businesses or portions of businesses. The executive may earn 50% of the number of restricted shares that would have otherwise vested on an applicable vesting date, if one but not both of the revenue and earnings per share targets for the applicable period has been achieved and the balance of the restricted shares that do not vest for the applicable period will be forfeited. For the year ended December 31, 2008, 6,752 shares vested pursuant to this grant. For the year ended December 31, 2009, 5,401 shares vested pursuant to this grant. No awards were earned and vested for the year ended December 31, 2010.

(2)	The closing price of the Company’s common stock reported by the NYSE for December 31, 2010 was $37.28 per share. Determined by multiplying $37.28 by the number of shares of restricted stock that have not yet vested.

(3)	Includes the unvested portion of shares of restricted stock awarded to the executive pursuant to the Standing Stock Award on August 7, 2008, November 6, 2008, March 3, 2009, April 30, 2009, August 5, 2009, November 5, 2009, March 1, 2010, May 6, 2010, August 6, 2010 and November 8, 2010 pursuant to our 2006 and 2009 Plans, which vest over three years as follows: 33.33% on the first anniversary of the date of grant, 33.33% on the second anniversary of the date of grant and 33.34% on the third anniversary of the date of grant, such that the award made on August 7, 2008 will be fully vested on August 7, 2011, the award made on November 6, 2008 will be fully vested on November 6, 2011, the award made on March 3, 2009 will be fully vested on March 3, 2012, the award made on April 30, 2009 will be fully vested on April 30, 2012, the award made on August 5, 2009 will be fully vested on August 5, 2012, the award made on November 5, 2009 will be fully vested on November 5, 2012, the award made on March 1, 2010 will be fully vested on March 1, 2013, the award made on May 6, 2010 will be fully vested on May 6, 2013, the award made on August 6, 2010 will be fully vested on August 6, 2013 and the award made on November 8, 2010 will be fully vested on November 8, 2013. The Standing Stock Award with a value equivalent to $250,000 on the date of grant is automatically made as of the day following the publication of each quarterly and annual earnings press release.

(4)	Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2006 Plan for 15,221 shares of common stock of the Company with a grant date of March 17, 2010, which vests in three installments as follows: 5,073 shares on December 31, 2010, 5,074 shares on December 31, 2011 and 5,074 shares on December 31, 2012, such that all shares will be fully vested on December 31, 2012.

(5)	Represents vested standing option awards to the executive as first authorized by the Compensation Committee on December 9, 1996, as affirmed and reauthorized on March 2, 2005, pursuant to our equity-based plans in effect from time to time. Each award is for a stock option exercisable for 22,500 shares of common stock (the “Standing Option Award”). The award was made automatically as of the day following the publication of each of our quarterly and year-end earnings press releases at an exercise price equal to 110% of the closing price per share of common stock of the Company as reported on the NYSE (or other principal exchange on which our common stock is then traded) for the date of the award. Each option becomes fully exercisable upon an increase of 25% in the market value of a share of our common stock but not earlier than the first anniversary of the award date, or eight years from the award date if the market value does not reach the target value. The Standing Option Award was replaced by the Standing Stock Award to the executive effective with the second quarter ended June 30, 2008. The awards in column (a) represent stock options granted pursuant to our 2004 Plan or 2006 Plan for which the applicable market conditions have been achieved as of December 31, 2008, which have been outstanding more than one-year, and have vested as described below:

Grant Date	Fully Vested	Expiration
	Date	Date
02/16/07	02/16/08	02/16/17
05/02/07	05/02/08	05/02/17
08/06/07	08/06/08	08/06/17
11/01/07	11/01/08	11/01/17
02/15/06	02/15/07	02/15/16
05/02/06	05/02/07	05/02/16
11/01/06	11/01/07	11/01/16
11/01/05	02/15/07	11/01/15
03/03/03	04/11/07	03/03/13
04/25/03	04/25/07	04/25/13
07/25/02	02/15/07	07/25/12
11/01/02	04/11/07	11/01/12

(6)	Represents an exercisable performance-based stock option granted to the executive by the Compensation Committee pursuant to our 2006 Plan with a grant date of October 24, 2006, which vested December 31, 2009, following achievement of the associated performance goals.

(7)	Represents an exercisable stock option granted to the executive by the Compensation Committee pursuant to our 2006 Plan with a grant date of October 24, 2006, which vested in full as of October 24, 2009.

(8)	Represents an exercisable stock option granted to the executive by the Compensation Committee with a grant date of November 5, 2002 pursuant to the 1997 Plan, which vested in full as of November 5, 2004.

(9)	Represents unvested stock option awards, each exercisable for 22,500 shares of common stock, granted to the executive by the Compensation Committee pursuant to our 2004 and 2006 Plans pursuant to the Standing Option Awards described in footnote (5). Each stock option award will become fully exercisable upon an increase of 25% in the market value of a share of our common stock but not earlier than the first anniversary of the award date, or eight years from the award date if the market value does not reach the target value.

(10)	Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2006 Plan for 6,000 shares of common stock of the Company with a grant date of February 29, 2008, which vest in three installments as follows: 2,000 shares on March 1, 2009, 2,000 shares on March 1, 2010 and 2,000 shares on March 1, 2011, such that all shares will be fully vested on March 1, 2011.

(11)	Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2009 Plan for 10,000 shares of common stock of the Company with a grant date of March 5, 2010, which vest in three installments as follows: 3,333 shares on March 5, 2011, 3,333 shares on March 5, 2012 and 3,334 shares on March 5, 2013, such that all shares will be fully vested on March 5, 2013.

(12)	Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2009 Plan for 7,610 shares of common stock of the Company with a grant date of March 17, 2010, which vest in three installments as follows: 2,536 shares on December 31, 2010, 2,537 shares on December 31, 2011 and 2,537 shares on December 31, 2012, such that all shares will be fully vested on December 31, 2012.

(13)	Represents an exercisable stock option granted to the executive by the Compensation Committee pursuant to our 2004 Plan with a grant date of May 31, 2005, which vested in full as of May 31, 2008.

(14)	Represents an exercisable stock option granted to the executive by the Compensation Committee pursuant to our 2006 Plan with a grant date of October 24, 2006, which vested in full as of December 31, 2009.

(15)	Represents the unvested portion of performance-based restricted stock awarded to the executive by the Compensation Committee pursuant to the 2006 Plan with a grant date of January 2, 2009, which will vest in three equal annual installments on the day following the first through third anniversary dates of the grant date; provided that (i) applicable performance goals based on the achievement of annual revenue and earnings per share targets for each of the years ended December 31, 2009 and December 31, 2010 and the year ending December 31, 2011, have been achieved and (ii) all other conditions have been satisfied, including the condition that the achievement of the relevant goal(s) be confirmed by the final audit for the relevant year end. The applicable revenue and earnings per share targets will be adjusted for acquisitions and dispositions of businesses or portions of businesses. The executive may earn 50% of the number of restricted shares that would have otherwise vested on an applicable vesting date, if one but not both of the revenue and earnings per share targets for the applicable period has been achieved and the balance of the restricted shares that do not vest for the applicable period will be forfeited. For the year ended December 31, 2009, 4,492 vested pursuant to this grant. No awards were earned and vested for the year ended December 31, 2010.

(16)	Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2006 Plan for 15,221 shares of common stock of the Company with a grant date of March 17, 2010, which vest in three installments as follows: 5,073 shares on December 31, 2010, 5,074 shares on December 31, 2011 and 5,074 shares on December 31, 2012, such that all shares will be fully vested on December 31, 2012.

(17)	Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2004 Plan for 152,517 shares of common stock of the Company with a grant date of October 18, 2004, which vest in ten installments as follows: 15,252 shares on October 18, 2005, 15,251 shares on October 18, 2006, 15,251 shares on October 18, 2007, 15,251 shares on October 18, 2008, 15,252 shares on October 18, 2009, 15,252 shares on October 18, 2010, 15,252 shares on October 18, 2011, 15,252 shares on October 18, 2012, 15,252 shares on October 18, 2013 and 15,252 shares on October 18, 2014, such that all shares will be fully vested on October 18, 2014.

(18)	Represents an exercisable performance-based stock option granted to the executive by the Compensation Committee pursuant to our 2006 Plan with a grant date of October 24, 2006, which vested December 31, 2009, following achievement of the associated performance goals.

(19)	Represents an exercisable stock option granted to the executive by the Compensation Committee pursuant to our 2006 Plan with a grant date of October 24, 2006, which vested in full as of October 24, 2009.

(20)	Includes (i) the unvested portion of shares of a restricted stock award to the executive by the Compensation Committee pursuant to our 2004 Plan for 125,000 shares of common stock of the Company with a grant date of November 1, 2005, which vest in nine installments as follows: 13,888 shares on December 31, 2006, 13,889 shares on December 31, 2007, 13,889 shares on December 31, 2008, 13,889 shares on December 31, 2009, 13,889 shares on December 31, 2010, 13,889 shares on December 31, 2011, 13,889 shares on December 31, 2012, 13,889 shares on December 31, 2013, 13,889 shares on December 31, 2014, such that all shares will be fully vested on December 31, 2014 and (ii) 6,000 shares of restricted stock awarded to the executive by our Compensation Committee pursuant to our 2006 Plan with a grant date of February 29, 2008, which vested in three installments as follows: 33.33% on March 1, 2009, 33.33% on March 1, 2010 and 33.34% on March 1, 2011, such that all shares vested in full on March 1, 2011, which was intended as 2007 equity bonus compensation to reward his performance for the year ended December 31, 2007.

(21)	Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2009 Plan for 9,513 shares of common stock of the Company with a grant date of March 17, 2010, which vest in three installments as follows: 3,171 shares on December 31, 2010, 3,171 shares on December 31, 2011 and 3,171 shares on December 31, 2012, such that all shares will be fully vested on December 31, 2012.

(22)	Includes (i) the vested and unexercised stock option granted to the executive by the Compensation Committee pursuant to our 1997 Plan for 67,500 shares of common stock of the Company with a grant date of August 30, 2002, which vested in three installments as follows: 22,500 shares on August 30, 2003, 22,500 shares on August 30, 2004 and 22,500 shares on August 30, 2005, such that the stock option was fully vested on August 30, 2005 and (ii) an exercisable stock option granted to the executive by the Compensation Committee pursuant to our 1997 Plan for 50,000 shares of common stock of the Company with a grant date of March 12, 2004, which vested in three installments as follows: 16,666 shares on March 12, 2005, 16,667 shares on March 12, 2006 and 16,667 shares on March 12, 2007, such that the stock option was fully vested on March 12, 2007.

(23)	Represents an exercisable stock option granted to the executive by the Compensation Committee pursuant to our 2004 Plan for 100,000 shares of common stock of the Company with a grant date of November 1, 2005, which vested in three installments as follows: 33,333 shares on November 1, 2005, 33,333 shares on November 1, 2006 and 33,334 shares on November 1, 2007, such that the stock option was fully vested on November 1, 2007.

(24)	Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2006 Plan for 2,086 shares of common stock of the Company with a grant date of March 14, 2008; 1,274 shares of which vest in three installments as follows: 424 shares on March 14, 2009, 425 shares on March 14, 2010 and 425 shares on March 14, 2011, such that the 1,274 shares vested in full on March 14, 2011; and 812 shares of which vest in five installments as follows: 160 shares on March 14, 2009, 163 shares on March 14, 2010, 163 shares on March 14, 2011, 163 shares on March 14, 2012, and 163 shares on March 14, 2013, such that the 812 shares will be fully vested on March 14, 2013.

(25)	Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2006 Plan for 12,500 shares of common stock of the Company with a grant date of January 2, 2007, which vest in six installments as follows: 2,083 shares on January 2, 2008, 2,083 shares on January 2, 2009, 2,083 shares on January 2, 2010, 2,083 shares on January 2, 2011, 2,084 shares on January 2, 2012 and 2,084 shares on January 2, 2013, such that all shares will be fully vested on January 2, 2013.

(26)	Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2009 Plan for 2,854 shares of common stock of the Company with a grant date of March 17, 2010, which vest in three installments as follows: 951 shares on December 31, 2010, 951 shares on December 31, 2011 and 952 shares on December 31, 2012, such that all shares will be fully vested on December 31, 2012.

(27)	Represents vested and unvested unexercised portions of a stock option for 50,000 shares of common stock of the Company granted to the executive by the Compensation Committee pursuant to our 2006 Plan on January 2, 2007, which vest in six installments as follows: 8,333 shares on January 2, 2008, 8,333 shares on January 2, 2009, 8,333 shares on January 2, 2010, 8,333 shares on January 2, 2011, 8,334 shares on January 2, 2012 and 8,334 shares on January 2, 2013, such that the stock option will be fully vested on January 2, 2013.

(28)	Represents vested and unvested unexercised portions of a stock option for 1,274 shares of common stock of the Company granted to the executive by the Compensation Committee pursuant to our 2006 Plan on March 14, 2008, which vest in five installments as follows: 254 shares on March 14, 2009, 255 shares on March 14, 2010, 255 shares on March 14, 2011, 255 shares on March 14, 2012, and 255 shares on March 14, 2013, such that the stock option will be fully vested on March 14, 2013.

Option Exercises and Stock Vested

     The following table shows the number of shares of our common stock acquired during the fiscal year ended December 31, 2010 upon the exercise of stock options and the vesting of restricted stock awards:

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares	Realized	Shares	Realized
	Acquired on	Upon	Acquired	on
	Exercise	Exercise	on Vesting	Vesting
	(#)	($)	(#)	($)
Name of Executive Officer	(a)	(b) (1)	(c)	(d) (2)
Jack B. Dunn, IV:
Options	—	—	—	—
Stock	—	—	47,015	1,836,984

David G. Bannister:
Options	—	—	—	—
Stock	—	—	4,536	167,842

Dennis J. Shaughnessy:
Options	—	—	—	—
Stock	—	—	24,817	893,468

Dominic DiNapoli:
Options	—	—	—	—
Stock	—	—	19.060	709,297

Roger D. Carlile:
Options	—	—	—	—
Stock	—	—	4,896	217,246

Jorge A. Celaya:
Options	60,000	222,475	—	—
Stock	—	—	8,090	322,144
____________________

(1)	The value realized upon the exercise of stock options is computed by multiplying (A) the difference between (i) the market price of the underlying shares at the exercise date and (ii) the exercise price of the option by (B) the number of shares for which the option was exercised.

(2)	The value realized on vesting of restricted stock is computed by multiplying (A) the market value of the shares of common stock at the vesting date by (B) the number of restricted shares that vested on that date.

EMPLOYMENT AGREEMENTS AND POTENTIAL TERMINATION AND CHANGE IN CONTROL PAYMENTS

Employment Agreements

     Jack B. Dunn, IV

     We entered into an employment agreement with Jack B. Dunn, IV as of November 5, 2002 (the “CEO Employment Agreement”), to replace the employment agreement that we previously had with him. The CEO Employment Agreement was amended as of September 23, 2004, and further amended as of August 11, 2008 to extend the employment term, which effective as of the close of business on August 11, 2009, extends to and including August 12, 2013, unless otherwise terminated pursuant to Section 9 of such agreement. The CEO Employment Agreement includes provisions relating to termination by the Company with and without “Cause,” termination by the executive with and without “Good Reason” and events of termination such as death, “Disability” and a “Change in Control” (all such terms as defined in the CEO Employment Agreement), as described under “– Potential Termination Payments.” In addition, the CEO Employment Agreement was amended in June 2010 to provide that the executive’s principal place of employment is West Palm Beach, Florida.

     If Mr. Dunn’s employment term expires or earlier terminates other than upon termination by the Company for “Cause,” Mr. Dunn will continue to provide services to us as a part-time employee for five years (his transition term), providing not more than 500 hours of service per 12-month period. During his transition term we will pay Mr. Dunn five annual transition payments. On February 23, 2011, the Compensation Committee increased Mr. Dunn’s post-full-time employment annual transition payment to $1,000,000 (from $500,000) and increased the lump sum payment upon termination due to death and “Disability” (i) to $5,000,000 (from $2,500,000), if such termination occurs prior to the commencement of the transition period, or (ii) up to $5,000,000 (from $2,500,000), in respect to any unpaid portion of the transition payment, if termination occurs on or following commencement of the transition period. Mr. Dunn is also entitled to the use of a car during his transition term. Mr. Dunn’s equity awards will continue to vest during the transition term.

     The CEO Employment Agreement contains non-competition terms that will continue for three years from the last day of his transition term. During this period, Mr. Dunn also will be prohibited from soliciting any entity or person that has been our client, customer, employee, contractor or vendor to terminate their relationship with us. Mr. Dunn also agrees not to use or disclose proprietary information of the Company in violation of his employment agreement. The transition term will terminate if he breaches his obligations not to compete or solicit pursuant to the CEO Employment Agreement. See “– Potential Termination Payments.”

     Dennis J. Shaughnessy

     We entered into an employment agreement with Dennis J. Shaughnessy as of September 20, 2004 (the “Chairman Employment Agreement”), with an effective date of October 18, 2004. Mr. Shaughnessy’s employment agreement provides that he will serve as our full-time Chairman of the Board, which is an executive officer position, reporting to the Board and our Chief Executive Officer. On December 17, 2008 (effective January 2, 2009), the Chairman Employment Agreement was amended to extend the employment term to and including January 2, 2012, unless otherwise terminated pursuant to Section 9 of such agreement. The Chairman Employment Agreement includes provisions relating to termination by the Company with and without “Cause,” termination by the executive with and without “Good Reason,” and events of termination such as death, “Disability” and a “Change in Control” (all such terms as defined in such agreement), as described under “– Potential Termination Payments.” In addition, the Chairman Employment Agreement was amended in June 2010 to provide that the executive’s principal place of employment is West Palm Beach, Florida.

     If Mr. Shaughnessy’s employment term expires or earlier terminates other than upon termination by the Company for “Cause,” Mr. Shaughnessy will continue to provide services to us as a part-time employee for five years (his transition term), at the request of our Chief Executive Officer or Board, of not more than 500 hours of service per 12-month period. During his transition term we will pay Mr. Shaughnessy five annual transition payments. On February 23, 2011, the Compensation Committee increased Mr. Shaughnessy’s post-full-time employment annual transition payment to $950,000 (from $700,000), and increased the lump sum payment upon termination due to death and “Disability” (i) to $4,750,000 (from $3,500,000), if such termination occurs prior to the commencement of the transition period, or (ii) up to $4,750,000 (from $3,500,000), in respect to any unpaid portion of the transition payment, if termination occurs on or following commencement of the transition period. Mr. Shaughnessy is also entitled to the use of a car during his transition term. Mr. Shaughnessy’s equity awards will continue to vest during the transition term.

     The Chairman Employment Agreement contains non-competition terms that will continue for three years from the last day of his transition term. During this period, Mr. Shaughnessy also will be prohibited from soliciting any entity or person that has been a client, customer, employee, contractor or vendor of ours to terminate its relationship with us. Mr. Shaughnessy also agrees not to use or disclose proprietary information of the Company in violation of his employment agreement. The transition term will terminate if he breaches his obligations not to compete or solicit pursuant to the Chairman Employment Agreement. See “– Potential Termination Payments.”

     Dominic DiNapoli

     On November 1, 2005, we entered into an employment agreement with Dominic DiNapoli effective as of that date that superseded and replaced his employment agreement dated July 17, 2002 and his letter agreement dated March 24, 2004. The effective date of the employment agreement is November 1, 2005 and it terminates on December 31, 2011, unless otherwise terminated pursuant to Section 9 of such agreement. The Compensation Committee has approved a minimum bonus amount of $500,000 per year at a minimum EPS performance goal of $1.00 for the term of the employment agreement pursuant to the FTI Consulting Incentive Compensation Plan in effect from time to time. Mr. DiNapoli will be eligible to earn additional bonus amounts pursuant to that plan, subject to the discretion of the Compensation Committee, and the recommendation of Mr. Dunn or Mr. Shaughnessy. Mr. DiNapoli’s employment agreement includes provisions relating to termination by the Company with and without “Cause,” termination by the executive with and without “Good Reason,” and events of termination such as death, “Disability” and a “Change in Control” (all such terms as defined in such agreement), as described under “– Potential Termination Payments.”

     If Mr. DiNapoli’s employment term expires or earlier terminates other than upon termination by the Company for “Cause” or the resignation of Mr. DiNapoli without “Good Reason,” Mr. DiNapoli will continue to provide services to us as a part-time employee for three years (his transition term), at such dates and time as may be mutually agreed to by him and us, and upon the request and direction of the Chief Executive Officer, of not more than 500 hours of service per 12-month period. During the transition term, in lieu of his salary, we will pay Mr. DiNapoli annual transition payments of $500,000. Mr. DiNapoli is also entitled to the use of a car during his transition term. Mr. DiNapoli’s equity awards will continue to vest during the transition term.

     Mr. DiNapoli’s agreement contains non-competition terms that will continue for three years from the last day of his transition term. During this period, Mr. DiNapoli also will be prohibited from soliciting any entity or person that has been a client, customer, employee, contractor or vendor of ours to terminate its relationship with us. Mr. DiNapoli also agrees not to use or disclose proprietary information of the Company in violation of his employment agreement. The transition term will terminate if he breaches his obligations not to compete or solicit pursuant to the employment agreement. See “– Potential Termination Payment.”

     On March 21, 2011, Mr. DiNapoli accepted the position of Vice Chairman, a new position, after having been Executive Vice President and Chief Operating Officer from February 2004 to March 21, 2011. In his new position, Mr. DiNapoli will focus on large client projects and opportunities for all business segments, with a particular emphasis on the Company’s Corporate Finance/Restructuring Segment given his extensive experience in that area.

     David G. Bannister

     Mr. Bannister was elected a Senior Vice President in 2005 and an Executive Vice President in 2006. He was appointed as the Chief Financial Officer of the Company in March 2010. On June 2, 2010, the Compensation Committee approved an employment letter with Mr. Bannister (the “Bannister Employment Letter”), which provides for at-will employment, subject to certain terms relating to annual base salary, bonus opportunity and severance protection upon certain termination events. The Bannister Employment Letter provides that in the event of termination by the Company without “Cause” or termination by Mr. Bannister for “Good Reason,” he will be entitled to certain payments described under the section captioned “– Termination Payments to our NEOs who are not Parties to Long-Term Written Employment Agreements.” The Bannister Employment Letter does not contain non-competition and non-solicitation terms.

     The Board took action on March 21, 2011 to elect David Bannister as Executive Vice President and Chairman of the North American Region, a new position, effective as of April 1, 2011. In his new position, Mr. Bannister will have responsibility for the Company’s North American operations.

     Roger D. Carlile

     Mr. Carlile was elected a corporate Executive Vice President in January 2009. He was appointed the Chief Administrative Officer of the Company in March 2010. Prior to assuming an executive officer position, Mr. Carlile was the Global Leader of our Forensic and Litigation Consulting Segment. As leader of that business segment, Mr. Carlile was a party to a written employment agreement with the Company. That prior agreement was rescinded and superseded by an employment letter dated as of December 31, 2008, which was superseded by an employment letter dated June 2, 2010 (the “Carlile Employment Letter”). The Carlile Employment Letter provides for at-will employment, subject to certain terms relating to annual base salary, bonus opportunity, and obligations associated with the repayment of a 2008 special bonus award if he leaves the employment of the Company before certain dates. His employment letter provides that in the event of termination by the Company without “Cause” or termination by Mr. Carlile for “Good Reason,” he will be entitled to certain payments described under the section captioned “– Termination Payments to our NEOs who are not Parties to Long-Term Written Employment Agreements.” The Carlile Employment Letter does not contain non-competition and non-solicitation terms.

     The Board took action on March 21, 2011 to elect Roger Carlile to succeed Mr. Bannister as the Company’s Chief Financial Officer, effective April 1, 2011. Mr. Carlile will retain his position as Executive Vice President of the Company. In his new position, Mr. Carlile will retain certain of his existing administrative responsibilities as well.

     Jorge A. Celaya

     Jorge A. Celaya joined us as an Executive Vice President and Chief Financial Officer in 2007. As of March 30, 2010, Mr. Celaya was no longer employed with the Company. The Company and Mr. Celaya entered into an employment separation agreement providing for severance and certain other benefits. Under the terms of this agreement, Mr. Celaya was paid severance in an amount equal to his base salary plus $700,000, his equity grants vested on an accelerated basis, and he also received standard separation benefits on the same basis as such benefits would be payable to other senior executives.

Potential Termination Payments

     General

     The NEOs will receive various payments described below upon termination of employment, including termination by the Company without “Cause,” termination by the executive for “Good Reason” and termination upon death or “Disability” or in anticipation of or upon a “Change in Control” of the Company. We believe that these payment rights and payments are in the best interests of the Company as they tie the interests of the NEOs to those of the Company, secure the services of the NEO and serve as a deterrent to the NEO voluntarily leaving the Company’s employ. In addition, they may serve as consideration for the agreements of certain NEOs not to compete with the Company, not to solicit employees and clients of the Company, and not to use or disclose proprietary information of the Company, as described under “– Employment Agreements” above. Generally, the terms “Cause,” “Good Reason,” “Change in Control,” and “Disability” have the meanings given those terms or words of similar import in the executive’s employment agreement or employment letter, as the case may be.

     Payments by the Company upon Termination (Including Termination by the Company for “Cause” or by Executive without “Good Reason”)

     Regardless of the manner in which an NEO’s employment terminates, he will be entitled to receive the following payments (collectively, “Accrued Compensation”) earned during his term of employment:
  accrued but unpaid base salary;

  unpaid amount, if any, of earned and unpaid incentive bonus for the year preceding the year of termination;

  unreimbursed substantiated business expenses; and

  vested benefits, if any, under our employee benefit plans in which such executive was a participant.
     In addition, each of our CEO and Chairman will receive his transition payments, as described under “– Employment Agreements;” if he terminates his employment agreement without “Good Reason”.

     Payments upon Termination by the Company Without “Cause” or by the Executive With “Good Reason”

     Our CEO, Chairman and COO will be entitled to receive the following payments upon (a) termination of his employment by the Company without “Cause” or (b) termination of employment by such executive with “Good Reason”:
  Accrued Compensation;

  continued payment of base salary for the remainder of the employment term;

  transition payments payable as described above under “– Employment Agreements,” subject to accelerated payment in connection with a Change in Control (as described in the last bullet of this paragraph);

  a fixed cash payment in the amount of $2,000,000 in the case of each of our CEO and Chairman, and $800,000 in the case of our COO;

  full and immediate vesting of all stock options and other equity awards;

  continuing group health and group life insurance coverage for the executive and his spouse and dependents for their respective lifetimes or until a dependent is no longer eligible for coverage, on the same terms as provided generally to employees; provided, that the cost of such coverage during the transition term will be split between the Company and the executive, in the same ratio as the cost-sharing in effect under our policies and procedures for our executives at that time, and, thereafter, will be borne 100% by the executive, or, if such coverage is not available, cash payments sufficient to reimburse the executive on an after-tax basis, for a proportionate amount of the reasonable cost of comparable coverage through the end of the transition term; and

  in the case of a “Change in Control,” a fixed cash payment equal to the aggregate amount of the unpaid transition payment (or all of the aggregate transition payments, if such “Change in Control” occurs prior to commencement of the transition period) payable for the period measured from the date of the “Change in Control” through the end of the transition period (or the full transition period, if such “Change in Control” occurs prior to the commencement of the transition period).

     Upon a “Change in Control,” the Company will retain the right to fully enforce the restrictive covenants under the applicable employment agreement.

     Payments in the Event of a “Change in Control”

     The CEO, Chairman and COO will be entitled to receive all or substantially all of the following payments if such executive’s employment is terminated during the employment term (a) by such NEO for any or no reason coincident with or during the 12-month period after a “Change in Control” occurs, (b) by such NEO for “Good Reason” coincident with or during the 24-month period after a “Change in Control” occurs, or (c) by the Company without “Cause” coincident with or during the 24-month period after a “Change in Control” occurs:
  Accrued Compensation;

  a fixed cash payment, in the amount of $1,000,000 in the case of each of our CEO and Chairman, and $500,000 in the case of our COO;

  lump sum severance payment equal to three times the sum of (A) executive’s annualized base salary as in effect immediately before executive’s termination of employment (without regard to any reduction in salary that may have given rise to a termination for “Good Reason” right) plus (B) in the case of each of our CEO and Chairman, the amount of $2,000,000, and in the case of our COO, the amount of $1,000,000;

  transition payments, payable as described above under “– Employment Agreements,” subject to accelerated payment in connection with a “Change in Control” (as described in the last bullet of this paragraph);

  full and immediate vesting of all stock options and other equity awards;

  continuing group health and group life insurance coverage for the executive and his spouse and dependents for their respective lifetimes or until a dependent is no longer eligible for coverage, on the same terms as provided generally to employees; provided, that the cost of such coverage during the transition term will be split between the Company and the executive, in the same ratio as the cost-sharing in effect under our policies and procedures for our executives at that time, and, thereafter, will be borne 100% by the executive, or, if such coverage is not available, cash payments sufficient to reimburse the executive on an after-tax basis, for a proportionate amount of the reasonable cost of comparable coverage through the end of the transition term; and

  a fixed cash payment equal to the aggregate amount of the unpaid transition payment (or all of the aggregate transition payments, if such “Change in Control” occurs prior to commencement of the transition period) payable for the period measured from the date of the “Change in Control” through the end of the transition period (or the full transition period, if such “Change in Control” occurs prior to the commencement of the transition period).
     Upon a “Change in Control,” the Company will retain the right to fully enforce the restrictive covenants under the applicable employment agreement.

     Payments upon Death or “Disability”

     Each of our CEO, Chairman and COO, or his estate in the event of death, will be entitled to receive all or substantially all of the following payments if his employment is terminated due to death or “Disability” as defined in his employment agreement:
  Accrued Compensation;

  only if such death or “Disability” occurs during the employment term (as opposed to the transition term), a fixed cash payment, in the case of each of our CEO and Chairman, equal to $1,000,000, and in the case of the COO, equal to $500,000;

  full and immediate vesting of all stock options and other equity awards;

  continuing group health and group life insurance coverage for the executive and his spouse and dependents for their respective lifetimes or until a dependent is no longer eligible for coverage, on the same terms as provided generally to employees; provided, that the cost of such coverage during the remaining balance of the employment term will be split between the Company and the executive, in the same ratio as the cost-sharing in effect under our policies and procedures for our executives at that time, and, thereafter, will be borne 100% by the executive, or, if such coverage is not available, cash payments sufficient to reimburse the executive on an after-tax basis, for a proportionate amount of the reasonable cost of comparable coverage through the end of the employment term; and

  an additional fixed cash payment equal to one of the following: (A) if such termination occurs prior to the commencement of such officer’s transition period, then such payment, in the case of our CEO shall be $2,500,000 (increased to $5,000,000 as of February 23, 2011), in the case of our Chairman shall be $3,500,000 (increased to $4,750,000 as of February 23, 2011), and in the case of our COO shall be $1,500,000, or (B) if such termination occurs on or following commencement of such officer’s transition period, each of our CEO, Chairman and COO shall receive an aggregate amount equal to the amount of transition payment that he would have been paid from the date of such termination event through the end of the applicable transition period but in the case of our CEO, not less than $2,500,000 ($5,000,000 as of February 23, 2011), in case of our Chairman, not less than $3,500,000 ($4,750,000 as of February 23, 2011), and in the case of our COO, not less than $1,500,000.
     Payments Due upon Expiration of the Primary Employment Term

     Our CEO, Chairman and COO will be entitled to receive all or substantially all of the following payments upon expiration of the primary employment term of such executive’s contract (whether or not as a result of a notice of non-renewal by such executive or the Company):
  Accrued Compensation;

  transition payments as described under “– Employment Agreements;”

  in the case of our CEO, a lump-sum fixed cash payment in the amount of $1,000,000, and in the case of each of our Chairman and COO, a prorated incentive compensation payment for the year of termination based on actual results achieved (without regard to any reduction that may apply due to any subjective performance goals); and

  continuing group health and group life insurance coverage for the executive and his spouse and dependents for their respective lifetimes or until a dependent is no longer eligible for coverage, on the same terms as provided generally to employees; provided, that the cost of such coverage during the transition term will be split between the Company and the executive, in the same ratio as the cost-sharing in effect under our policies and procedures for our executives at that time, and, thereafter, will be borne 100% by the executive, or, if such coverage is not available, cash payments sufficient to reimburse the executive on an after-tax basis, for a proportionate amount of the reasonable cost of comparable coverage through the end of the transition term.

     If any such executive breaches his obligations not to compete or solicit pursuant to his employment agreement, the Company may cease paying such executive the payments described above.

     Payments Due upon Expiration of the Transition Term

     Our CEO, Chairman and COO will be entitled to receive all or substantially all of the following payments upon expiration of such executive’s transition term:
  unreimbursed substantiated business expenses;

  vested benefits, if any, under our employee benefit plans in which the NEO was a participant; and

  continuing group health and group life insurance coverage for the executive and his spouse and dependents for their respective lifetimes or until a dependent is no longer eligible for coverage, on the same terms as provided generally to employees; provided, that the cost will be borne 100% by the executive or his spouse.
     Excise Tax Payments

     Since inception, each of the written employment agreements with our CEO, Chairman and COO have provided for excise tax payments in the event it is determined that any payment or distribution by the Company would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code. Each of our CEO, Chairman and COO will be entitled to receive an additional payment in an amount such that after payment of all taxes (including the excise tax), interest and penalties, such executive will retain an amount equal to the excise tax imposed upon such payment.

Termination Payments to our NEOs who are not Parties to Long-Term Written Employment Arrangements

     CFO and Former CFO Termination Payments

     David G. Bannister

     Pursuant to the Bannister Employment Letter, if Mr. Bannister’s employment is terminated by the Company without “Cause” or is terminated by Mr. Bannister with “Good Reason,” he will be entitled to a cash payment equal to (i) his then current base salary, plus (ii) $1,100,000 (collectively, the “Bannister Severance Payment”). In the event that Mr. Bannister’s employment is terminated by the Company without “Cause” or is terminated by Mr. Bannister for “Good Reason” coincident with or during the 12-month period after a “Change in Control,” Mr. Bannister will be entitled to receive a cash payment equal to two times the Bannister Severance Payment.

     Jorge A. Celaya

     The Company’s former CFO, Jorge Celaya, left the Company’s employment in March 2010 and the Company paid Mr. Celaya one year’s salary, an additional fixed cash payment of $700,000, and other benefits noted under “- Employment Agreements - Jorge A. Celaya.”

     CAO Termination Payments

     Pursuant to the Carlile Employment Letter, if Mr. Carlile’s employment is terminated by the Company without “Cause” or is terminated by Mr. Carlile with “Good Reason,” he will be entitled to a cash payment equal to (i) his then current base salary, plus (ii) $450,000 (collectively, the “Carlile Severance Payment”). In the event that Mr. Carlile’s employment is terminated by the Company without “Cause” or is terminated by Mr. Carlile for “Good Reason” coincident with or during the 12-month period after a “Change in Control,” Mr. Carlile will be entitled to receive a cash payment equal to two times the Carlile Severance Payment.

Potential Termination and Change in Control Payment Amounts

     The following tables show the potential payments upon a termination event or “Change in Control” of the Company that a NEO could receive pursuant to the terms of his employment agreement or employment letter if the termination or “Change in Control” event occurred during the employment term as of December 31, 2010. The amounts are estimates based on the assumptions set forth in the footnotes to each table and may differ substantially from the actual amounts paid to the NEO.

Name	Termination by the Company for “Cause” ($) (a)	Termination by the Executive Without “Good Reason” ($) (b)		Termination by the Company Without “Cause” or by the Executive With “Good Reason” (including Termination after a Change in Control Other Than as Provided in Column (d)) ($) (c)
Termination During
the Employment Term
(1) by the Executive
for Any or No Reason
Coincident With or
During the 12-Month
Period After a “Change
in Control,” (2) by the
Executive for “Good
Reason” Coincident
With or During the
24-Month Period After
a “Change in Control”
Occurs, or (3) by the
Company Without
“Cause” Coincident
With or During the
24-Month Period After a
“Change In Control”
($)
(d)
						Termination at End of Employment Term ($) (e)	Termination at End of Transition Period ($) (f)		Death or “Disability” During the Employment ($) (g)
Jack B. Dunn, IV:

Accrued Compensation (1)	—	—		—	—	—	—		—

Transition Payments (2)	—	2,500,000		2,500,000	2,500,000	2,500,000	—		—

Annual Base Cash Compensation (3)	—	—		4,051,233	—	—	—		—

Fixed Cash Payment (4)	—	—		2,000,000	1,000,000	1,000,000	—		3,500,000

Acceleration of Restricted Stock and Stock Option Awards (5)	—		(6)	3,538,804	—	—	3,538,804		3,538,804

Benefits & Perquisites (7)	—	—		255,638	255,638	255,638		(8)	34,448	(8)

Tax Gross-up (9)	—	—		—	—	—	—		—

Cash Severance (10)	—	—		—	10,650,000	—	—		—

Total	—	2,500,000		12,345,675	17,944,442	3,755,638	7,073,252		6,038,804
____________________

(1)	Assumes there would have been no Accrued Compensation due and payable if the termination date is December 31, 2010.

(2)	Includes transition payments of $500,000 per annum payable during the five-year transition period (the “CEO Transition Payments). On February 23, 2011, the Compensation Committee approved increasing the annual CEO Transition Payment to $1,000,000.

(3)	Annual base cash compensation consists of base annual salary for the remainder of the employment term through August 12, 2013.

(4)	If termination due to death or “Disability” occurs during the employment term, the executive will be entitled to receive an additional payment of $1,000,000. If termination due to death or “Disability” occurs prior to commencement of the transition period the executive will be entitled to receive an additional lump sum payment of $2,500,000 (increased to $5,000,000 as of February 23, 2011). If termination due to death or “Disability” occurs on or following commencement of the executive’s transition period, the executive will be entitled to receive an additional aggregate payment equal to the amount of the transition payment that he would have been paid from the date of such event through the end of the transition period but not less than $2,500,000 (increased to $5,000,000 as of February 23, 2011).

(5)	Stock option awards, shares of restricted stock and other equity awards that do not immediately vest on a termination event will continue to vest during the transition period. Other than with respect to equity awards that continue to vest during the transition period, generally the executive’s employment agreement provides that the vesting of unvested stock options, shares of restricted stock and other equity awards will accelerate upon certain events, including termination by the Company without “Cause,” termination by the executive with “Good Reason,” termination upon or following a “Change in Control” and termination due to death or “Disability.” Includes the aggregate market value of such shares of restricted stock for which vesting has accelerated, determined by multiplying (a) the number of shares of restricted stock by (b) $37.28 (the closing price per share of common stock of the Company as reported on the NYSE for December 31, 2010). Stock options will terminate, if termination is by the Company without “Cause” or the executive with “Good Reason”, if not exercised within 12 months of such event. Includes the aggregate market value of such stock options for which vesting has accelerated, determined by multiplying (a) the number of option shares by (b) the difference between (i) $37.28 (the closing price per share of common stock of the Company as reported on the NYSE for December 31, 2010) and (ii) the applicable option exercise price per share.

(6)	Stock option awards, shares of restricted stock and other equity awards that do not immediately vest on a termination event will continue to vest during the transition period, upon termination by the executive without “Good Reason.”

(7)	Includes the Company’s aggregate cost as of December 31, 2010 for (i) dental and medical benefits to the executive and his dependents, (ii) life insurance and accidental death and dismemberment insurance, (iii) long- and short-term disability insurance, (iv) lease of an automobile, and (v) 401(k) matching payments, during the five-year transition period, except that on death and “Disability” continuing benefits will consist of group health and life insurance coverage for executive and his spouse for their respective lifetimes and, in the case of eligible dependents, until such dependent is no longer eligible to receive such benefits under the Company’s insurance programs.

(8)	Upon death of the executive, the executive’s spouse will be eligible to continue to receive group health and life insurance coverage for her lifetime and, in the case of eligible dependents, until such dependent is no longer eligible to receive such benefits under the Company’s insurance programs.

(9)	In the event an excise tax (including interest and penalties) is imposed by Section 4999 of the Internal Revenue Code, executive will be entitled to receive an additional payment in an amount such that after the payment by executive of all taxes (including interest and penalties), executive retains an amount equal to the taxes (and interest and penalties) imposed on the executive.

(10)	Upon a termination event due to a “Change in Control” pursuant to column (d), the executive will receive a lump sum cash payment equal to three times the sum of (A) executive’s annualized base salary as in effect immediately before executive’s termination of employment (without regard to any reduction in salary that may have given rise to a termination for “Good Reason” right), plus (B) $2,000,000.

Termination During
			Termination	the Employment Term
			by the	(1) by the Executive
			Company	for Any or No Reason
			Without	Coincident With or
			“Cause”	During the 12-Month
			or by the	Period After a “Change
			Executive	in Control,” (2) by the
			With “Good	Executive for “Good
			Reason”	Reason” Coincident
			(including	With or During the
			Termination	24-Month Period After
			after a	a “Change in Control”
		Termination	Change in	Occurs, or (3) by the
	Termination	by the	Control	Company Without			Death or
	by the	Executive	Other Than	“Cause” Coincident	Termination	Termination	“Disability”
	Company	Without	as Provided	With or During the	at End of	at End of	During the
	for	“Good	in Column	24-Month Period After a	Employment	Transition	Employment
	“Cause”	Reason”	(d))	“Change In Control”	Term	Period	Term
	($)	($)	($)	($)	($)	($)	($)
Name	(a)	(b)	(c)	(d)	(e)	(f)	(g)
Dennis J. Shaughnessy:

Accrued Compensation (1)	—	—	—	—	—	—	—

Transition Payments (2)	—	3,500,000	3,500,000	3,500,000	3,500,000	—	—

Annual Base Cash Compensation (3)	—	—	1,055,753	—	—	—	—

Fixed Cash Payment or Pro Rated Incentive Compensation Payment (4)	—	—	2,000,000	1,000,000	— (4)	—	4,500,000

Acceleration of Restricted Stock and Stock Option Awards (5)	—	(6)	3,490,079	—	—	3,538,804	3,538,804

Benefits & Perquisites (7)	—	—	328,656	328,656	328,656	(8)	13,671 (8)

Tax Gross-up (9)	—	—	—	—	—	—	—

Cash Severance (10)	—	—	—	9,150,000	—	—	—

Total	—	3,500,000	10,374,489	17,468,735	3,828,656	8,003,750	6,990,079
____________________

(1)	Assumes there would have been no Accrued Compensation due and payable if termination date is December 31, 2010.

(2)	Includes transition payments of $700,000 per annum payable during the five-year transition period (the “Chairman Transition Payments). On February 23, 2011, the Compensation Committee approved increasing the annual Chairman Transition Payment to $950,000.

(3)	Cash Compensation consists of base annual salary for the remainder of the employment term through January 2, 2012.

(4)	If termination occurs at the end of the employment term, the executive shall receive a prorated incentive compensation payment for the year of termination based on actual results achieved (without reduction that may apply due to any subjective performance goals). For the year ended December 31, 2010, no incentive compensation payment was awarded to the executive.

If termination due to death or “Disability” occurs during the employment term, the executive will be entitled to receive an additional payment of $1,000,000. If termination due to death or “Disability” occurs prior to commencement of the transition period the executive will be entitled to receive an additional lump sum payment of $3,500,000 (increased to $4,750,000 as of February 23, 2011). If termination due to death or “Disability” occurs on or following commencement of the executive’s transition period, the executive will be entitled to receive an additional aggregate payment equal to the amount of the transition payment that he would have been paid from the date of such event through the end of the transition period but not less than $3,500,000 (increased to $4,750,000 as of February 23, 2011).

(5)	Stock option awards, shares of restricted stock and other equity awards that do not immediately vest on a termination event will continue to vest during the transition period. Other than with respect to equity awards that continue to vest during the transition period, generally the executive’s employment agreement provides that the vesting of unvested stock options, shares of restricted stock and other equity awards will accelerate upon certain events, including termination by the Company without “Cause,” termination by the executive with “Good Reason,” termination upon or following a “Change in Control” and termination due to death or “Disability.” Includes the aggregate market value of such shares of restricted stock for which vesting has accelerated, determined by multiplying (a) the number of shares of restricted stock by (b) $37.28 (the closing price per share of common stock of the Company as reported on the NYSE for December 31, 2010). Stock options will terminate, if termination is by the Company without “Cause” or the executive with “Good Reason”, if not exercised as provided in the applicable award agreement. Includes the aggregate market value of such stock options for which vesting has accelerated, determined by multiplying (a) the number of option shares by (b) the difference between (i) $37.28 (the closing price per share of common stock of the Company as reported on the NYSE for December 31, 2010) and (ii) the applicable option exercise price per share.

(6)	Stock option awards, shares of restricted stock and other equity awards that do not immediately vest on a termination event will continue to vest during the transition period, upon termination by the executive without “Good Reason.”

(7)	Includes the Company’s aggregate cost as of December 31, 2010 for (i) dental and medical benefits to the executive and his dependents, (ii) life insurance and accidental death and dismemberment insurance, (iii) long- and short-term disability insurance, (iv) lease of an automobile, and (v) 401(k) matching payments, during the five-year transition period, except that on death and “Disability” continuing benefits will consist of group health and life insurance coverage for executive and his spouse for their respective lifetimes and, in the case of eligible dependents, until such dependent is no longer eligible to receive such benefits under the Company’s insurance programs.

(8)	Upon death of the executive, the executive’s spouse will be eligible to continue to receive group health and life insurance coverage for her lifetime and, in the case of eligible dependents, until such dependent is no longer eligible to receive such benefits under the Company’s insurance programs.

(9)	In the event an excise tax (including interest and penalties) is imposed by Section 4999 of the Internal Revenue Code, executive will be entitled to receive an additional payment in an amount such that after the payment by executive of all taxes (including interest and penalties), executive retains an amount equal to the taxes (and interest and penalties) imposed on the executive.

(10)	Upon a termination event due to a “Change in Control” pursuant to column (d), the executive will receive a lump sum cash payment equal to three times the sum of (A) executive’s annualized base salary as in effect immediately before executive’s termination of employment (without regard to any reduction in salary that may have given rise to a termination for “Good Reason” right), plus (B) $2,000,000.

Name	Termination by the Company for “Cause” ($) (a)	Termination by the Executive Without “Good Reason” ($) (b)	Termination by the Company Without “Cause” or by the Executive With “Good Reason” (including Termination after a Change in Control Other Than as Provided in Column (d)) ($) (c)	Termination During
the Employment Term
(1) by the Executive
for Any or No Reason
Coincident With or
During the 12-Month
Period After a “Change
in Control,” (2) by the
Executive for “Good
Reason” Coincident
With or During the
24-Month Period After
a “Change in Control”
Occurs, or (3) by the
Company Without
“Cause” Coincident
With or During the
24-Month Period After a
“Change In Control”
($)
				(d)	Termination at End of Employment Term ($) (e)		Termination at End of Transition Period ($) (f)		Death or “Disability” During the Employment Term ($) (g)
Dominic DiNapoli:

Accrued Compensation (1)	—	—	—	—	—		—		—

Transition Payments (2)	—	—	1,500,000	1,500,000	1,500,000		—		—

Annual Base Cash Compensation (3)	—	—	2,050,000	—	—		—		—

Fixed Cash
Payment or Pro Rated Incentive Compensation Payment (4)	—	—	800,000	500,000	500,000	(4)	—		2,000,000

Acceleration of Restricted Stock and Stock Option Awards (5)	—	—	2,382,117	2,382,117	—		2,382,117		—

Benefits & Perquisites (6)	—	—	268,272	268,272	268,272		16,599	(7)		(8)

Tax Gross-up (8)	—	—	—	—	—		—		—

Cash Severance (9)	—	—	—	9,150,000	—		—		—

Total	—	—	7,000,389	13,800,389	2,268,272		—		4,398,716
____________________

(1)	Assumes there would have been no Accrued Compensation due and payable if termination date is December 31, 2010.

(2)	Includes transition payments of $500,000 per annum payable during the three-year transition period.

(3)	Cash Compensation consists of base annual salary for the remainder of the employment term through December 31, 2011.

(4)	If termination occurs at the end of the employment term, the executive shall receive a pro rated incentive compensation payment for the year of termination based on actual results achieved (without reduction that may apply due to any subjective performance goals).

For the year ended December 31, 2010, the executive received incentive compensation of $500,000 pursuant to his employment agreement, of which $325,000 (65%) was paid in cash and $175,000 (35%) was paid through the issuance of 4,855 shares of common stock (determined by dividing $175,000 by the closing price per share of the Company’s common stock as reported on the NYSE for March 11, 2011 (the 2010 bonus payment date). The shares of restricted stock were subject to vesting at the rate of 33.33% on December 31, 2011, 33.33% on December 31, 2012 and 33.34% on December 31, 2013. Vesting of equity awards continues during the transition period.

If termination due to death or “Disability” occurs during the employment term, the executive will be entitled to receive an additional payment of $500,000. If termination due to death or “Disability” occurs prior to commencement of the transition period the executive will be entitled to receive an additional lump sum payment of $1,500,000. If termination due to death or “Disability” occurs on or following commencement of the executive’s transition period, the executive will be entitled to receive an additional aggregate payment equal to the amount of the transition payment that he would have been paid from the date of such event through the end of the transition period but not less than $1,500,000.

(5)	Stock option awards, shares of restricted stock and other equity awards that do not immediately vest on a termination event will continue to vest during the transition period. Other than with respect to equity awards that continue to vest during the transition period, generally the executive’s employment agreement provides that the vesting of unvested stock options, shares of restricted stock and other equity awards will accelerate upon certain events, including termination by the Company without “Cause,” termination by the executive with “Good Reason,” termination upon or following a “Change in Control” and termination due to death or “Disability.” Includes the aggregate market value of such shares of restricted stock for which vesting has accelerated, determined by multiplying (a) the number of shares of restricted stock by (b) $37.28 (the closing price per share of common stock of the Company as reported on the NYSE for December 31, 2010). Stock options will terminate, if termination is by the Company without “Cause” or the executive with “Good Reason”, if not exercised as provided in the applicable award agreement. Includes the aggregate market value of such stock options for which vesting has accelerated, determined by multiplying (a) the number of option shares by (b) the difference between (i) $37.28 (the closing price per share of common stock of the Company as reported on the NYSE for December 31, 2010) and (ii) the applicable option exercise price per share.

(6)	Includes the Company’s aggregate cost as of December 31, 2010 for (i) dental and medical benefits to the executive and his dependents, (ii) life insurance and accidental death and dismemberment insurance, (iii) long- and short-term disability insurance, (iv) lease of an automobile, and (v) 401(k) matching payments, during the five-year transition period, except that on death and “Disability” continuing benefits will consist of group health and life insurance coverage for executive and his spouse for their respective lifetimes and, in the case of eligible dependents, until such dependent is no longer eligible to receive such benefits under the Company’s insurance programs.

(7)	Upon death of the executive, the executive’s spouse will be eligible to continue to receive group health and life insurance coverage for her lifetime and, in the case of eligible dependents, until such dependent is no longer eligible to receive such benefits under the Company’s insurance programs.

(8)	In the event an excise tax (including interest and penalties) is imposed by Section 4999 of the Internal Revenue Code, executive will be entitled to receive an additional payment in an amount such that after the payment by executive of all taxes (including interest and penalties), executive retains an amount equal to the taxes (and interest and penalties) imposed on the executive.

(9)	Upon a termination event due to a “Change in Control” pursuant to column (d), the executive will receive a lump sum cash payment equal to three times the sum of (A) executive’s annualized base salary as in effect immediately before executive’s termination of employment (without regard to any reduction in salary that may have given rise to a termination for “Good Reason” right), plus (B) $1,000,000.

Name	Termination by the Company Without Cause ($) (a)	Termination by the Executive With Good Reason ($) (b)	Termination by the Company Without Cause or Termination by the Executive With Good Reason Coincident With or During the 12-Month Period After a Change in Control ($) (c)	Death or Disability ($) (d)
David G. Bannister:

Annual Base Cash Compensation	—	—	—	—

Acceleration of Restricted Stock and Stock Option Awards (1)	636,519	636,519	636,519	636,519

Severance Payment (2)	1,800,000	1,800,000	3,600,000	—

Total	2,436,519	2,436,519	4,236,519	636,519
____________________

(1)	The Company’s standard form of restricted stock award agreement, provides that all outstanding shares of restricted stock will become fully vested and nonforfeitable upon the earliest of: (i) the occurrence of a Change in Control (such vesting will be deemed to occur immediately before such Change in Control), (ii) termination by the Company Employer without “Cause,” (iii) termination of by the executive for “Good Reason,” (iv) death, or (v) total and permanent “Disability.” The Company’s standard form of stock option agreement provides that stock options will be forfeited upon the earliest of (i) termination by the Company Employer without “Cause” or (ii) termination by the executive with “Good Reason”. Stock options will be deemed to have vested immediately before a “Change in Control” if no other treatment has been negotiated by the parties. Upon death, stock options will vest and will remain exercisable for 12 months. Upon total and permanent “Disability,” stock options will continue to vest and will remain exercisable for 12 months after the date of termination.

Includes the aggregate market value of shares of restricted stock and stock options for which vesting has accelerated. The market value of shares of restricted stock has been calculated by multiplying (a) the number of shares of restricted stock by (b) $37.28 (the closing price per share of common stock of the Company as reported on the NYSE for December 31, 2010). The market value of option shares has been calculated by multiplying (a) the number of option shares by (b) the difference between (i) $37.28 (the closing price per share of common stock of the Company as reported on the NYSE for December 31, 2010) and (ii) the applicable option exercise price per share. On February 23, 2010, the Compensation Committee authorized the deferral of 35% of the total 2009 incentive compensation award to the executive through the issuance of shares of restricted stock with a grant date of March 17, 2010, which vest as to 33.33% on December 31, 2010, 33.33% on December 31, 2011 and 33.34% on December 31, 2012.

(2)	In the event termination occurs due to termination by the Company without “Cause” or executive terminates his employment for “Good Reason”, executive will be entitled to a cash payment of (i) his then current base salary, which was $700,000 as of December 31, 2010, plus (ii) $1,100,000 (the “Bannister Severance Payment”).

In the event the executive is terminated without “Cause” or executive terminates his employment for “Good Reason” coincident with or during the 12-month period after a “Change in Control,” the executive will be entitled to a cash payment equal to two times the Bannister Severance Payment.

Name	Termination by the Company Without Cause ($) (a)	Termination by the Executive With Good Reason ($) (b)	Termination by the Company Without Cause or Termination by the Executive With Good Reason Coincident With or During the 12-Month Period After a Change in Control ($) (c)	Death or Disability ($) (d)
Roger D. Carlile:

Annual Base Cash Compensation	—	—	—	—

Acceleration of Restricted Stock and Stock Option Awards (1)	572,814	572,814	572,814	572,814

Severance Payment (2)	1,750,000	1,750,000	3,500,000	—

Total	2,322,814	2,322,814	4,072,814	572,814
____________________

(1)	The Company’s standard form of restricted stock award agreement, provides that all outstanding shares of restricted stock will become fully vested and nonforfeitable upon the earliest of: (i) the occurrence of a Change in Control (such vesting will be deemed to occur immediately before such Change in Control), (ii) termination by the Company Employer without “Cause,” (iii) termination of by the executive for “Good Reason,” (iv) death, or (v) total and permanent “Disability.” The Company’s standard form of stock option agreement provides that stock options will be forfeited upon the earliest of (i) termination by the Company Employer without “Cause” or (ii) termination by the executive with “Good Reason”. Stock options will be deemed to have vested immediately before a “Change in Control” if no other treatment has been negotiated by the parties. Upon death, stock options will vest and will remain exercisable for 12 months. Upon total and permanent “Disability” stock options will continue to vest and will remain exercisable for 12 months after the date of termination.

Includes the aggregate market value of shares of restricted stock and stock options for which vesting has accelerated. The market value of shares of restricted stock has been calculated by multiplying (a) the number of shares of restricted stock by (b) $37.28 (the closing price per share of common stock of the Company as reported on the NYSE for December 31, 2010). The market value of option shares has been calculated by multiplying (a) the number of option shares by (b) the difference between (i) $37.28 (the closing price per share of common stock of the Company as reported on the NYSE for December 31, 2010) and (ii) the applicable option exercise price per share. On February 23, 2010, the Compensation Committee authorized the deferral of 35% of the total 2009 incentive compensation award to the executive through the issuance of shares of restricted stock with a grant date of March 17, 2010, which vest as to 33.33% on December 31, 2010, 33.33% on December 31, 2011 and 33.34% on December 31, 2012.

(2)	In the event termination occurs due to termination by the Company without “Cause” or executive terminates his employment for “Good Reason”, executive will be entitled to a cash payment of (i) his then current base salary, which was $1,300,000 as of December 31, 2010, plus (ii) $450,000 (the “Carlile Severance Payment”).

In the event the executive is terminated without “Cause” or executive terminates his employment for “Good Reason” coincident with or during the 12-month period after a “Change in Control,” the executive will be entitled to a cash payment equal to two times the Carlile Severance Payment.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Related Person Transactions

     The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Company, directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions, which are determined to be directly or indirectly material to a related person, are disclosed in this proxy statement. The Audit Committee reviews and approves all related party transactions, including contracts or other transactions between or among the Company or a subsidiary or affiliate, on the one hand, and an officer or director, an immediate family member of an officer or director, or a company, firm or entity in which an officer or director serves as an officer or partner or has a material interest, on the other hand. In the course of its review, approval and ratification, the Audit Committee considers such factors as:
  the financial and other terms of the transaction and whether they are substantially equivalent to terms that could be negotiated with third parties;

  the nature of the related person’s interest in the transaction;

  the importance of the transaction to the related person and to the Company;

  the likelihood that the transaction would influence the judgment of a director or executive officer to not act in the best interest of the Company; and

  any other matters the Audit Committee deems appropriate.
2010 Related Person Transactions

     Mr. Stamas is a partner of Kirkland & Ellis LLP, a law firm that has been engaged during the last fiscal year to provide legal services to the Company in the ordinary course of business, and is a director of the Company. At the Audit Committee meeting held in February 2010, the Audit Committee considered and approved the Company’s use of K&E to provide legal services. For the year ended December 31, 2010, fees paid by us to K&E for legal services were approximately $600,000. Mr. Stamas owns 17,357 shares of the Company’s common stock and stock options for 102,945 shares of common stock that are currently exercisable or will be exercisable on or before May 21, 2011.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee assists the Board of Directors (the “Board”) of FTI Consulting, Inc., a Maryland corporation (the “Company”) in overseeing and monitoring the integrity of the Company’s financial reporting process, the Company’s compliance with legal and regulatory requirements, its internal control and disclosure control systems, the integrity and audit of its consolidated financial statements, the qualifications and independence of its independent registered public accounting firm, and the performance of its internal auditors and independent registered public accounting firm.

     The Audit Committee’s role and responsibilities are set forth in a written Charter of the Audit Committee, last amended and restated as of February 23, 2011. We review and reassess the Charter annually, and more frequently as necessary, to address any new, or changes to, rules relating to audit committees, and recommend any changes to the Nominating and Corporate Governance Committee and the Board for approval. A copy of the amended and restated Charter of the Audit Committee is publicly available and can be found as Appendix C to this proxy statement and on the Company’s website at http://www.fticonsulting.com, under About FTI – Governance, or at http://ftimedia.fticonsulting.com/resources/documents/charter-of-the-audit-committee-of-the-board-of-directors.pdf.

     The Audit Committee currently consists of three independent non-employee directors, recommended by the Nominating and Corporate Governance Committee and appointed by the Board: Gerard E. Holthaus (Chair), Mark H. Berey and Denis J. Callaghan. All of the members of the Audit Committee qualify as financially literate and are able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement and related notes. The Board determined that all of the members of the Audit Committee qualify as “audit committee financial experts.”

     The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The independent registered public accounting firm also reviews the Company’s quarterly financial statements. Management is responsible for the Company’s financial statements and the financial reporting process, including internal controls. In addition, the independent registered public accounting firm is responsible for performing an audit of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing a report thereon. We, the Audit Committee, are responsible for monitoring and overseeing the annual audit process and discussing with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. We meet periodically with management and the Company’s internal auditor and independent registered public accounting firm, both together and separately. We review and discuss any deficiencies in the Company’s internal control over financial reporting with the Company’s independent registered public accounting firm and management’s response.

     During fiscal 2010, the Audit Committee engaged KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the quarters and year ended December 31, 2010. KPMG attended six regular and special meetings of the Audit Committee and met five times with the Audit Committee in closed session without management being present with respect to audit, financial reporting and internal control matters. One or more members of management attended all regular and special meetings of the Audit Committee, and met with the Audit Committee in all the closed sessions held by the Audit Committee with respect to audit, financial reporting and internal control matters. The Audit Committee met with the head of internal audit of the Company two times in closed session during 2010. The Chair of the Audit Committee was delegated the authority by the Audit Committee to meet more frequently with the head of internal audit without management and other committee members being present and he reported back to the other members of the Audit Committee with respect to those meetings.

     In this context, the Audit Committee hereby reports as follows:

1.	We have reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2010 with management and the independent registered public accounting firm. Management represented to the Audit Committee that the consolidated financial statements of the Company were prepared in accordance with U.S. generally accepted accounting principles.

2.	The Audit Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the PCAOB in Rule 3200T. These matters included a discussion of KPMG’s judgments about the quality (not just the acceptability) of the accounting practices of FTI Consulting, Inc., and accounting principles, as applied to the financial reporting of FTI Consulting, Inc.

3.	The Audit Committee received from KPMG the written disclosures and letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee discussed with KPMG its independence. The Audit Committee further considered whether the provision by KPMG of any non-audit services described elsewhere in this proxy statement is compatible with maintaining auditor independence and determined that the provision of those services does not impair KPMG’s independence. We pre-approve all audit and permitted non-audit services performed by KPMG.

4.	Based upon the review and discussion referred to in paragraphs (1) through (3) above, and the Audit Committee’s review of the representations of management and the disclosures by the independent registered public accounting firm to the Audit Committee, we recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission. We have concluded that KPMG, the Company’s independent registered public accounting firm for fiscal 2010, is independent from the Company and its management.

     We have retained KPMG as the Company’s independent registered public accounting firm for 2011.

     This Report is submitted by the members of the Audit Committee of the Board of Directors of FTI Consulting, Inc.

Audit Committee

     Gerard E. Holthaus, Chair
     Mark H. Berey
     Denis J. Callaghan

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     The following table sets forth the aggregate fees for services rendered by KPMG as our independent registered public accounting firm for full years ended December 31, 2009 and 2010. In connection with the audit of the 2009 and 2010 financial statements, we entered into an engagement agreement with KPMG that set forth the terms by which KPMG performs audit services for the Company. Our engagement letter with KPMG is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

	2009	2010
	(in thousands)
Audit Fees	$1,437	$1,562
Audit-Related Fees	—	—
Tax Fees	256	171
All Other Fees	2	2

     Audit fees are fees we paid KPMG for the audit and quarterly reviews of our consolidated financial statements, assistance with and review of documents filed with the SEC, consent procedures, accounting consultations related to transactions and the adoption of new accounting pronouncements, and audits of our subsidiaries that are required by statute or regulation. In 2010, approximately $1,397,000 in fees were incurred for audit (including the audit of internal controls over financial reporting), statutory audit and quarterly review services provided in connection with periodic reports filed under the Exchange Act, approximately $115,000 in fees were incurred related to offerings of the Company’s securities in a private placement to qualified institutional buyers, and approximately $50,000 in fees were incurred related to the audit of FTI Capital Advisors, LLC, a FINRA member firm. Tax fees primarily include tax compliance and planning services.

     KPMG has confirmed to us its independence with respect to the Company under all relevant professional and regulatory standards.

     For 2009 and 2010, the Audit Committee or a subcommittee of the Audit Committee, pre-approved all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee may delegate to one or more members or subcommittees the authority to grant pre-approvals of audit and permitted non-audit services, provided, however, such member or subcommittee will be required to present its determinations to the Audit Committee at its next scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on our records and other information, we believe that our directors, officers and beneficial owners of more than ten percent of our total outstanding shares of common stock who are required to file reports under Section 16 of the Exchange Act reported all transactions in shares of our common stock and derivative securities, including options for shares, on a timely basis during the year ended December 31, 2010, except that, Elizabeth Nickles, who joined the Company as its Senior Vice President and Chief Marketing Officer effective January 1, 2010, unintentionally filed the Form 4 reporting the shares of restricted stock and stock options of the Company awarded to her with a grant date of January 1, 2010, on January 6, 2010 due to a delay in receiving her CIK code from the SEC.

PROPOSALS FOR THE 2012 ANNUAL MEETING

     If you want to present a proposal in our proxy statement for the 2012 annual meeting of stockholders, send the proposal to FTI Consulting, Inc., Attn: Corporate Secretary, FTI Consulting, Inc., 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202. Stockholders intending to present a proposal at our 2012 annual meeting of stockholders must comply with the requirements and provide the information set forth in our By-Laws. Under our By-Laws, a stockholder must deliver notice of a proposal and any required information to our corporate Secretary not less than 90 days and no more than 120 days prior to the first anniversary of the mailing date of the notice for the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made. A stockholder’s notice to the Secretary must be in writing and set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock, which are owned beneficially or of record by such stockholder and such beneficial owner, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. For our annual meeting in 2012, we must receive stockholder proposals no earlier than December 20, 2011 and no later than January 19, 2012. If any stockholder proposal is received before December 20, 2011 or after January 19, 2012, it will be considered untimely, and we will not be required to present it at the 2012 annual meeting if submitted outside the processes of Rule 14a-8. If a stockholder wishes to submit a proposal at the 2012 annual meeting and to have that proposal included in management’s proxy statement in accordance with Rule 14a-8, the proposal must be submitted in accordance with Rule 14a-8 and be received by the Corporate Secretary no less than 120 days before the date our proxy statement was released to stockholders in connection with our previous year’s annual meeting, which will be December 20, 2011.

Appendix A

FTI CONSULTING, INC.

ARTICLES OF AMENDMENT

          FTI Consulting, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting the second and third sentences of Article SEVENTH in their entirety.

          SECOND: The amendment to the Charter as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

          THIRD: The undersigned officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters of facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

A-1

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its ___________________ and attested to by its _________________ on this ___ day of ____________, 2011.

ATTEST:	FTI CONSULTING, INC.

By:
Name:	Name:
Title:	Title:

A-2

Appendix B

FTI CONSULTING, INC.

INCENTIVE COMPENSATION PLAN

Administration. The Incentive Compensation Plan (the “Plan”) will be administered by the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of FTI Consulting, Inc. (“FTI” or the “Company”). The Compensation Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish, interpret and construe the terms of any award made under the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate. Decisions of the Compensation Committee shall be final and binding on all parties.

Participation. Participants in the Plan will include management employees of FTI or its subsidiaries, designated by the Compensation Committee. With respect to awards under the Plan that are intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Internal Revenue Code (the “Code”), participants will be designated not later than 90 days after the beginning of each calendar year or by such other date as may be permitted under Section 162(m) of the Code.

Target Awards. The Compensation Committee will establish, in its sole discretion, a target incentive award for each participant for each calendar year, which will be expressed as a dollar amount, a percentage of salary or otherwise. With respect to awards under the Plan that are intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code, target awards will be designated not later than 90 days after the beginning of each calendar year or by such other date as may be permitted under Section 162(m) of the Code. The target award will be based on a number of factors, including: (i) market competitiveness of the position, (ii) job level, (iii) base salary level, (iv) past individual performance, and (v) expected contribution to FTI’s future performance and business impact. With respect to awards under the Plan that are intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code, the Compensation Committee will also establish, within the time period described above, a maximum award that may be paid for the calendar year, which will remain fixed for the entire year. The maximum award that any participant may earn for a calendar year under the Plan is $15.0 million.

Performance Goals. The Compensation Committee will, in its sole discretion, establish for each participant performance goals that must be met in order for an award to be payable for the year. The Compensation Committee will establish in writing (i) the performance goals that must be met, (ii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iii) any other conditions that the Compensation Committee deems appropriate and consistent with the Plan. With respect to awards under the Plan that are intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code, the foregoing shall be established in writing not later than 90 days after the beginning of each calendar year or by such other date as may be permitted under Section 162(m) of the Code.

The Compensation Committee will establish objective performance goals for each participant related to the participant’s business unit or FTI’s overall performance or both. The Compensation Committee may also establish subjective performance goals for participants; provided that, for awards under the Plan that are intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code, the subjective performance goals may only be used to reduce, and not increase, the award otherwise payable under the Plan. The objectively determinable performance goals will be based on one or more of the following criteria: Earnings before interest, taxes, depreciation and amortization (“EBITDA”); earnings before interest and taxes; stock price; earnings per share; diluted earnings per share; earnings or loss per share before stock option expense; net earnings; operating or other earnings; profits; gross revenues; net revenues; cash flow, net cash flow or cash flow per share (in each case, before or after dividends); cash flow return on investment; cash balances; improvement in cash balances; operating income; operating expenses or reduction, improvement in or attainment of expense levels or working capital levels; gross income; net income or loss (before or after taxes or before or after allocation of corporate or segment overhead or bonus or other incentive compensation); return on investment; return on capital (including return on total capital); gross margin; operating margin; working capital; revenue growth; annual recurring revenues; recurring revenues; segment or product revenues, debt reduction; economic value added; financial ratios (including those measuring liquidity, activity, profitability or leverage); return on assets or net assets; stockholder return; stockholder return ratios or comparisons with various stock market indices; return on equity; growth in assets; market share; appreciation in and/or maintenance of the price of the Company’s shares of common stock or any other publicly-traded securities of the Company; economic value-added models; strategic business criteria consisting of one or more objectives based on meeting operating efficiencies, client satisfaction, regulatory achievements, specified revenue goals, market share or penetration goals, geographic business expansion goals, or goals relating to acquisitions, divestitures; strategic partnerships or co-development or co-marketing arrangements; specified objectives with regard to bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of or adjusted for cash balances and/or other offsets or charges; sales of securities; the implementation, completion or attainment of measurable objectives with respect to development, commercialization, research, products, services or the recruiting or maintaining of management or other personnel, in each case, as may be established by the Compensation Committee in its sole discretion.

B-1

Such performance goals also may be based by reference to the Company’s performance as a whole or the performance of one or more subsidiaries, divisions, business segments, practice groups, business units or geographic regions of the Company, and/or upon a comparison with performance of an industry, one or more peer groups or other groups of companies, prior performance periods, or other measures selected or defined by the Committee within the parameters of the Incentive Plan.

Changes to Performance Goals and Target Awards. At any time prior to the final determination of the awards, the Compensation Committee, in its sole discretion, may adjust the performance goals and target awards to also exclude or reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including: (a) restructurings, acquisitions, recapitalizations, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges; (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; (c) a change in law, including tax law or accounting standards required by generally accepted accounting principles; or (d) any other change of similar nature. Notwithstanding the foregoing, no adjustment may be made pursuant to the provisions of this paragraph with respect to awards under the Plan that are intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code if such adjustment would violate the requirements for qualification for the “performance-based compensation” exception under Section 162(m) of the Code.

Payments under the Plan. Awards may be paid in cash, common stock, stock options, restricted stock or any combination of the foregoing, at the discretion of the Compensation Committee and, with respect to any such equity-based payments, to the extent that shares are then available for issuance under one of FTI’s stockholder-approved equity plans. With respect to awards under the Plan that are intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code, achievement of the applicable performance goals for any year must be certified by the Compensation Committee in writing as a condition to the participant being entitled to any payment in respect of such award. Approved minutes of the Compensation Committee will be treated as the required written certification. All amounts payable under the Plan will be paid as soon as practicable after certification by the Compensation Committee, but not later than March 15th of the calendar year following the calendar year within which the award is earned, unless payment by such date is administratively impracticable and delaying payment would not otherwise result in adverse tax consequences under Section 409A of the Code.

Amendment and Termination. The Compensation Committee or the Board may from time to time amend or terminate the Plan, provided that no amendment that requires stockholder approval in order to comply with the requirements for qualification for the “performance-based compensation” exception under Section 162(m) of the Code will be effective unless the amendment is approved by FTI’s stockholders.

B-2

Appendix C

FTI CONSULTING, INC.
CHARTER OF AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS

Amended and Restated Effective as of February 23, 2011

Organization and Operation

     There shall be a committee of the Board of Directors to be known as the Audit Committee ("Audit Committee"). The Audit Committee shall be comprised of at least three directors who are independent of management and FTI Consulting, Inc. (the "Company"). Members of the Audit Committee shall be considered independent if they meet the independence requirements of the New York Stock Exchange (the "NYSE"), Section 10A of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission"). All Audit Committee members must be financially literate, and at least one member must have accounting or related financial management expertise, as required by the NYSE rules and regulations. An Audit Committee member who satisfies the definition of an "audit committee financial expert" as set forth in Item 401(h) of Regulation S-K, promulgated by the SEC, as determined by the Nominating and Corporate Governance Committee or the Board of Directors (as the case may be), shall be deemed to have the relevant accounting or related financial management expertise. Audit Committee members shall not simultaneously serve on the audit committees of more than three other public companies.

     The members of the Audit Committee shall be appointed annually by a majority vote of the entire Board of Directors, and each shall serve until his or her successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Audit Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

     If a Chair has not been elected by the Board of Directors in accordance with the Corporate Governance Guidelines, the members of the Audit Committee shall designate a Chair by majority vote of the members of the Audit Committee. The Chair shall preside at all sessions of the Audit Committee and develop the agenda for each Audit Committee meeting. The Chairman of the Board of Directors, Chief Executive Officer of the Company or the Chair of the Committee may call a meeting of the Audit Committee. The Audit Committee shall cause to be made and retain complete and accurate minutes of its meetings.

     Formal action to be taken by the Audit Committee shall be by unanimous written consent or by the affirmative vote of a majority of the Audit Committee members present (in person or by conference telephone) at a meeting at which a quorum is present. A quorum shall consist of at least one-half of the members of the Audit Committee. Any director of the Board of Directors, at his or her option, or at the Audit Committee’s request, may attend a meeting of the Audit Committee but, if he or she is not a member of the Audit Committee, he or she shall not be counted in determining the presence of a quorum and shall not be entitled to vote. At any time, the Audit Committee may go into executive session and exclude non-members and management from Audit Committee proceedings.

     In fulfilling its responsibilities, the Audit Committee shall be entitled to delegate any or all of its responsibilities to one or more subcommittees of the Audit Committee.

Meetings

     The Audit Committee shall hold meetings as deemed necessary or desirable by the Chair of the Audit Committee. In addition to such meetings of the Audit Committee as may be required to perform the functions described under "Responsibilities and Duties" below, the Audit Committee shall meet on a periodic basis. The Audit Committee shall meet periodically in separate executive sessions with Company management, the senior internal auditing executive and the Company's independent auditors to discuss any matters that the Audit Committee (or any of these groups) believes should be discussed privately. While the Audit Committee is not required to provide a written report of such executive sessions, it is required to inform management of any concerns or material issues arising from such sessions

Responsibilities and Duties

     The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to the corporate accounting and reporting practices of the Company and oversight of (1) the quality and integrity of financial reports of the Company, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditors' qualifications and independence and (4) the performance of the Company's internal audit function and independent auditors. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors and the financial management of the Company.

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. The Audit Committee shall have the sole authority to appoint or replace the independent auditors. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee.

     The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate to subcommittees the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee or such subcommittee, as applicable, shall consider whether the provision of permitted non-audit services is compatible with maintaining such firm’s independence.

     The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors and approve their fees. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

     In carrying out these responsibilities and duties, the Audit Committee will:

A.	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

B.	In connection with its review of the Company's quarterly and annual reports and related financial statements, review:

i.	with the independent auditors and financial and accounting personnel, (i) the adequacy and effectiveness of the accounting and financial controls of the Company, (ii) major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies, and (iii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable;

ii.	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments (as defined in accordance with the Company's Management Policies and Procedures) made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles ("GAAP") methods on the financial statements;

iii.	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

iv.	the Company's internal audit function, taking into account any changes in laws or regulations, as well as current industry standards; and

v.	the type and presentation of information to be included in earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as any financial information and earnings guidance provided to analysts and rating agencies. Further, the Audit Committee shall review such matters related to earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies prior to release of such information if the release is not concurrent with the Audit Committee's review of the Company's quarterly and annual reports.

If any material matters are brought to the attention of the Audit Committee during the reviews contemplated by this subsection B., the Audit Committee shall consider whether independent review of such matters by an outside advisor is necessary or advisable and, if so, shall retain such advisors as are deemed necessary and appropriate in the discretion of the Audit Committee for that purpose.

C.	Receive and review reports from inside and outside legal counsel, regulators and others regarding legal, regulatory and other matters that may have a material effect on the financial statements or related Company compliance policies.

D.	Inquire of management and the independent auditors about significant risks or exposures, including, but not limited to, financial risks, and assess the steps management has taken to minimize such risks to the Company. Discuss the Company's guidelines and policies with respect to risk assessment and risk management, in compliance with applicable requirements and guidance under the NYSE rules and standards, federal law and the rules of the Commission.

E.	Review and discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts, rating agencies or the public. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

F.	Meet to review and discuss the quarterly financial statements with financial management and the independent auditors, including reviewing the Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to the filing of the Form 10-Q and prior to any press release of results, and determine whether the independent auditors take any exception to the disclosure and content of the financial statements. Meet to review and discuss any other matters required to be communicated to the Audit Committee by the auditors.

G.	Review and discuss quarterly reports from the independent auditors on: (1) all critical accounting policies and practices to be used, (2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (3) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

H.	Meet to review and discuss the financial statements to be contained in the annual report to stockholders with management and the independent auditors, including reviewing the Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and determine whether the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Meet to review and discuss with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Audit Committee by the auditors. Also meet to review and discuss with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

I.	Meet to review and discuss disclosures made to the Audit Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

J.
Provide sufficient opportunity for the independent auditors and the internal auditor to meet with the members of the Audit Committee without members of management present. Notwithstanding the foregoing, the Audit Committee shall meet periodically with the independent auditors and the internal auditors, separately, without members of management present. Among the items to be discussed in the meetings with the independent auditors are the independent auditors' evaluation of the Company's financial, accounting, and internal auditing personnel, and the cooperation that the independent auditors received during the course of audit.

K.
Review with the independent auditors any audit problems or difficulties and management's response. As appropriate, and at the Audit Committee's discretion, it may discuss with the national office of the independent auditors issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

L.
Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed).

M.
Review and evaluate the lead partner of the independent auditor team. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

N.	Obtain and review a report from the independent auditors at least annually regarding (1) the independent auditors' internal quality-control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm; and (3) any steps taken to deal with any such issues. Evaluate the qualifications and performance of the independent auditors, including considering whether the auditors' quality controls are adequate. The Audit Committee shall present its conclusions with respect to the independent auditors to the Board promptly after each such review.

O.
Prior to the initial engagement of a registered public accounting firm and on an annual basis thereafter, the Audit Committee shall (i) ensure that such firm delivers to the Audit Committee and the Company a written communication describing all professional services and relationships that might bear on its independence, (ii) discuss with such firm the potential effects of such relationships and their impact on its independence, (iii) document such discussions with such firm in writing, and (iv) take, or recommend that the Board of Directors take, appropriate action to satisfy itself as to such firm’s independence, in accordance with applicable requirements of the Public Company Accounting Oversight Board (or successor organization) as in effect from time to time, At least annually, the Audit Company shall ensure that the Company’s registered public accounting firm delivers an affirmation in writing that, as of the date of the communication, it is independent.

P.	Review and approve all related party transactions, including contracts or other transactions between or among the Company or a subsidiary and an officer or a director or an immediate family member of an officer or a director, or another company, firm or entity in which an officer or a director of the Company serves as an officer, director or has a material financial interest. The Audit Committee shall either approve or reject the proposed transaction. The Audit Committee shall communicate its findings and determinations with respect to each related party transaction to the Board. The Audit Committee shall submit the matter to the Board if the Audit Committee finds that it is advisable to submit proposed transaction to the Board or stockholders for approval in accordance with Section 2-419(b) of the Maryland General Corporation Law.

Q.	Set clear policies for the Company's hiring of employees or former employees of the independent auditor.

R.	Obtain from the independent auditors assurance that Section 10A(b) of the Exchange Act has not been implicated.

S.	Obtain assurances from management, the Company's senior internal auditing executive and the independent auditors that none of them are aware that the Company and its subsidiaries are not in conformity with applicable legal requirements and the Company's Policy on Ethics and Business Conduct. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Policy on Ethics and Business Conduct.

T.	Establish procedures for the receipt, retention and treatment of complaints received by the Company or the Audit Committee regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

U.	Review the significant reports to management prepared by the internal auditing department and management's responses.

V.	Discuss with the independent auditors and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

W.	Prepare the disclosure required by Item 407(d)(3)(i) of Regulation S-K promulgated by the Commission.

X.	Include a copy of this Charter in the annual report to stockholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

Y.	Regularly submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

Z.	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and other advisors for this purpose if, in its judgment, that is appropriate.

AA.	Review and reassess the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Audit Committee considers appropriate for consideration by the Board as conditions dictate but at least annually.

BB.	Annually review the Committee's performance of its responsibilities and duties.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

Appendix D

FTI CONSULTING, INC.
CHARTER OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS

Amended and Restated Effective as of February 23, 2011

Organization and Operation

     There shall be a committee of the Board of Directors to be known as the Compensation Committee (“Compensation Committee”). The Compensation Committee shall be comprised of at least three members of the Board of Directors who are independent of management and FTI Consulting, Inc. (the “Company”). Members of the Compensation Committee shall be considered independent if they meet the independence requirements of the New York Stock Exchange (“NYSE”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). No director may serve on the Compensation Committee unless he (1) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (2) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. Additionally, each Committee member should have prior public company board experience or related professional experience and possess integrity, credibility and good judgment.

     The members of the Compensation Committee shall be appointed annually by a majority vote of the entire Board of Directors, and each shall serve until his or her successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Compensation Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

     If a Chair has not been elected by the Board of Directors in accordance with the Corporate Governance Guidelines, the members of the Compensation Committee shall designate a Chair by majority vote of the members of the Compensation Committee. The Chair shall preside at all sessions of the Compensation Committee and develop the agenda for each Compensation Committee meeting. The Chairman of the Board of Directors, Chief Executive Officer of the Company or the Chair of the Compensation Committee may call a meeting of the Compensation Committee. The Compensation Committee shall make and retain complete and accurate minutes of its meetings.

     Formal action to be taken by the Compensation Committee shall be by unanimous written consent or by the affirmative vote of a majority of the Compensation Committee members present (in person or by conference telephone) at a meeting at which a quorum is present. A quorum shall consist of at least one-half of the members of the Compensation Committee. Any director of the Board of Directors, at his or her option, or at the Compensation Committee’s request, may attend a meeting of the Compensation Committee but, if he or she is not a member of the Compensation Committee, he or she shall not be counted in determining the presence of a quorum and shall not be entitled to vote. At any time, the Compensation Committee may go into executive session and exclude non-members and management from Compensation Committee proceedings.

     In fulfilling its responsibilities, the Compensation Committee shall be entitled to delegate any or all of its responsibilities to one or more subcommittees of the Compensation Committee.

Meetings

     The Compensation Committee shall hold meetings as deemed necessary or desirable by the Chair of the Compensation Committee. In addition to such meetings of the Compensation Committee as may be required to perform the functions described under “Responsibilities and Duties” below, the Compensation Committee shall meet at least semi-annually. Further, the Compensation Committee should meet at least annually with the Company’s Chairman of the Board, Chief Executive Officer and such other senior executives, as the Compensation Committee deems appropriate. However, the Compensation Committee should meet periodically in executive session without the presence of management and non-member directors.

Responsibilities and Duties

     The Compensation Committee discharges the Board of Directors’ responsibilities relating to compensation of the Company’s executive officers and produces an annual report on executive compensation for inclusion in the Company’s proxy statements, as required. The Compensation Committee approves and administers executive compensation programs in furtherance of the interests of the stockholders. The Compensation Committee has the responsibility and authority to oversee and review the Company’s overall programs of employee benefits as well as the Company’s policies and terms and conditions applicable to its employees. In discharging its oversight role, the Compensation Committee is empowered to study or investigate any matter of interest or concern that the Compensation Committee deems appropriate and shall have the sole authority to retain outside counsel or other experts for this purpose, including the sole authority to approve the fees payable to such counsel or other experts and all other terms of retention.

     The following shall be the principal recurring duties of the Compensation Committee in carrying out its responsibilities:

A.	Review and approve corporate goals and objectives relevant to the compensation of each of the Chairman of the Board and Chief Executive Officer; evaluate the performance of each of the Chairman of the Board and Chief Executive Officer in light of those goals and objectives; and establish the level of compensation of each of the Chairman of the Board and Chief Executive Officer based on this evaluation based on processes approved by the Committee. The Committee, in its discretion, may work together with the presiding director of the non-management directors and other committees of the Board in connection with setting goals and objectives and evaluating the performance of the Chairman of the Board and Chief Executive Officer.

B.	Approve the base and incentive compensation of the Company’s other executive officers.

C.	RESERVED.

D.	The Compensation Committee shall not approve or recommend to the Board any loans by the Company to directors or executive officers of the Company or any modifications to existing loans by the Company to such persons. The Compensation Committee shall ensure that directors and executive officers of the Company are aware that loans by the Company to such persons, or modifications to existing loans by the Company to such persons, are prohibited.

E.	Review and make recommendations to the Board of Directors relating to the overall compensation and benefits structure of the Company as the Compensation Committee deems appropriate. Serve as the administrator of the Company’s employee benefit plans, and perform the duties of the administrator under those plans. The Compensation Committee may delegate its responsibilities relating to the administration of employee benefit plans to management or employees of the Company, or one or more committees thereof, as it deems appropriate.

F.	Administer the Company’s stock option and employee stock purchase plans and any other equity-based plans that may be established in the future.

G.
Submit all equity-based compensation plans, executive incentive compensation plans, and material revisions thereto, to a vote of the Board of Directors of the Company and stockholders of the Company, unless stockholder approval is not required by (i) NYSE rules and regulations under an exemption therefrom, (ii) Commission rules and regulations, (iii) the Internal Revenue Code of 1986, as amended, and rules and regulations promulgated thereunder, (iv) the terms of an equity compensation or other plan and (v) any other applicable, rule, law or regulation applicable to the Company or such plan.

H.	Prepare the disclosure required by Item 407(e)(5) of Regulation S-K promulgated by the Commission.

I.	Regularly report to the Board of Directors on the Compensation Committee’s activities.

J.
Review and recommend to the Board of Directors, or approve, any contracts or transactions with current or former executive officers of the Company, including consulting, employment contracts, severance or termination arrangements and loans made or guaranteed by the Company, except to the extent any such contract or transaction would constitute a “related party transaction” (as defined by the Commission), in which case the Compensation Committee shall submit its recommendation for review and consideration by the Audit Committee of the Board of Directors.

K.
Prior to review of executive and director compensation, request management, and/or engage third parties, to obtain and provide any information that the Compensation Committee deems necessary or appropriate in order to evaluate compensation in light of industry standards. At the request of the Nominating and Corporate Governance Committee, request management, and/or engage third parties, to provide information regarding fees and other compensation provided to directors and director compensation provided by other entities (to the extent the information is available), and submit findings to the Nominating and Corporate Governance Committee for its consideration when making independence determinations for nominees and members of the Board of Directors of the Company and in connection with its review of non-management director compensation.

L.
Annually review the Compensation Committee’s performance of its responsibilities and duties and review, reassess the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Compensation Committee considers appropriate.

M.
Establish performance criteria relating to incentive compensation as required under Section 162(m) of the Internal Revenue Code, and make all other compensation related determinations that the Compensation Committee may be required to make, from time to time, by the NYSE, the Commission or any other law, rule or regulation applicable to the Company.

N.	Review the Company’s compensation disclosures in its annual proxy statement and its Annual Report on Form 10-K filed with the Commission. Review and discuss with management the Company’s Compensation Discussion and Analysis (“CDA”). Recommend to the Board whether such compensation disclosures and CDA should be disclosed in the Company’s Annual Report on Form 10- K or annual proxy statement (or other proxy statement in which executive compensation information is required to be included) filed with the Commission, as applicable.

O.	Insure that stockholders of the Company shall have the opportunity (i) to vote on an advisory resolution to approve the compensation of the Company’s named executive officers consistent with the requirements of any applicable law, rule or regulation (“Say on Pay Votes”) and (ii) to vote on an advisory resolution to approve the frequency of such Say on Pay Votes consistent with the requirements of applicable laws, rules and regulations (“Say on Pay Frequency Votes). Review the results of any such Say on Pay Votes and Say on Pay Frequency Votes and consider whether to recommend adjustments to the Company’s executive compensation policies and practices as a result of such Say on Pay Votes and Say on Pay Frequency Votes. Review and approve disclosure for inclusion in the CDA regarding how the Company has considered the results of the most recent Say on Pay Vote and Say on Pay Frequency Vote and the extent to which adjustments to the Company’s executive compensation policies and practices have been made in respect thereof.

P.	Recommend how frequently the Company should conduct Say on Pay Votes and Say on Pay Frequency Votes, taking into account the results of any prior Say on Pay Votes and Say on Pay Frequency Votes and the requirements of any applicable law, rule and regulation.

     The foregoing responsibilities and duties set forth in this Charter should serve as a guide only, with the express understanding that the Compensation Committee may carry out additional responsibilities and duties and adopt additional policies and procedures as may be necessary in light of any changing business, legislative, regulatory, legal or other conditions.

ATTN: JOANNE CATANESE CORPORATE SECRETARY FTI CONSULTING, INC. 500 EAST PRATT STREET, SUITE 1400 BALTIMORE, MD 21202
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
FTI CONSULTING, INC.

The Board of Directors recommends that you
vote FOR all the director nominees named below:

1.	Election of Three Class III Directors
Nominees:

	01)	Mark H. Berey
	02)	Jack B. Dunn, IV
	03)	Gerard E. Holthaus

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5:

		For	Against		Abstain
2.	Approve the amendment to the Charter of the Company to declassify the Board of Directors as contemplated by the Articles of Amendment	☐	☐		☐

		For	Against		Abstain
3.	Approve the 2011 FTI Consulting, Inc. Incentive Compensation Plan	☐	☐		☐

		For	Against		Abstain
4.	Ratify the retention of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2011	☐	☐		☐

		For	Against		Abstain
5.	Approve, in an advisory (non-binding) vote, the compensation of the named executive officers as described in the proxy statement for the 2011 Annual Meeting of Stockholders	☐	☐		☐

The Board of Directors recommends you vote 3 years on the following proposal:

		1 year	2 years	3 years	Abstain
6.	Conduct an advisory (non-binding) vote on whether to hold future advisory (non-binding) votes on executive compensation every one, two or three years or abstain	☐	☐	☐	☐

NOTE: Such other business that may properly come before the meeting and any postponement or adjournment thereof to the extent permitted by applicable law.

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

FTI CONSULTING, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned stockholder(s) of FTI Consulting, Inc. (the "Company") hereby appoint(s) Messrs. Jack B. Dunn, IV and Roger D. Carlile, and each of them singly, as proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of FTI Consulting, Inc. to be held on June 1, 2011 at the executive office of the Company located at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401 at 9:30 a.m. Eastern Time, and at any and all postponements and adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the meeting, with all powers possessed by the undersigned as if personally present at the meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL NO. 1, FOR PROPOSALS NO. 2 THROUGH NO. 5, FOR THE THREE YEAR ALTERNATIVE NOTED IN PROPOSAL NO. 6, AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF TO THE EXTENT PERMITTED BY LAW.

(Continued and to be signed on the reverse side)